EXHIBIT 99.7

COMPLETE APPRAISAL OF
   REAL PROPERTY

Montego Heights Lodge
1400 Montego Drive
Walnut Creek, Contra Costa County,
California 94598

IN A SELF-CONTAINED
   APPRAISAL REPORT

As of 10/7/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
503-297-1734 Tel
503-279-1791 Fax
WWW.CWVAS.COM

October 23, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Montego Heights Lodge
1400 Montego Drive
Walnut Creek, Contra Costa County, California 94598

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 23, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 163-unit, 163-bed assisted living facility known as Montego Heights Lodge. The facility contains 106,396 ± square feet of gross floor area and is situated on a 4.88 acre site. The facility occupancy was 71 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, extraordinary and hypothetical conditions, if any, and definitions, “as-stabilized” on April 1, 2004 was:

SIX MILLION ONE HUNDRED THOUSAND DOLLARS

$6,100,000

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 7, 2003 was:

FIVE MILLION SIX HUNDRED THOUSAND DOLLARS

$5,600,000

The above value estimates are inclusive of $130,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

Douglas Armstrong
ARV Assisted Living, Inc.
October 23, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

SUMMARY OF SALIENT FACTS

Common Property Name:	Montego Heights Lodge

Location:	1400 Montego Drive Walnut Creek, Contra Costa County, California 94598 The site is situated on the north side of Montego Drive at Tampico Street.

Property Description:	The property consists of a one-building, four-story assisted living facility containing 163 units and 163 beds on a 4.88-acre parcel of land.

Assessor’s Parcel Number:	140-250-024

Interest Appraised:	Fee Simple Estate

Date of Value:

As Is:	October 7, 2003

As Stabilized:	April 1, 2004

Date of Inspection:	October 7, 2003

Ownership:	ARV Montego Heights, L.P.

Occupancy:	Current physical occupancy is 71 percent

Current Property Taxes

Total Assessment:	$9,588,056

2002-2003 Property Taxes:	$120,421

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	OC

Land Area:	4.88 acres or 215,573 ± square feet

Number of Units:	163

Number of Beds:	163

Number of Stories:	Four

Number of Buildings:	One

Year Built:	1978

Type of Construction:	Wood frame

Gross Building Area:	106,396 square feet

Parking:	38 spaces (0.31 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$8,500,000

Sales Comparison Approach:

Indicated Value (As Is):	$5,700,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$704,378

Capitalization Rate:	11.50%

Indicated Value:	$6,100,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-	$6,100,000
Stabilized Fee Simple:

Going Concern Market Value As-Is	$5,600,000
Fee Simple:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

West elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Rear view of property

Rear view of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Dining room

Typical hallway

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical unit

Typical unit

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Kitchen

Library

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Street view east on Montego Drive.

Street view west on Montego Drive.

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
OAKLAND REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	33
COMPETITIVE MARKET ANALYSIS	36
SITE DESCRIPTION	55
IMPROVEMENTS DESCRIPTION	57
REAL PROPERTY TAXES AND ASSESSMENTS	62
ZONING	63
HIGHEST AND BEST USE	64
VALUATION PROCESS	66
LAND VALUATION	68
COST APPROACH	74
SALES COMPARISON APPROACH	78
INCOME CAPITALIZATION APPROACH	87
RECONCILIATION AND FINAL VALUE OPINION	110
ASSUMPTIONS AND LIMITING CONDITIONS	113
CERTIFICATION OF APPRAISAL	116
ADDENDA	117

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Montego Heights Lodge

Location:	1400 Montego Drive
Walnut Creek, Contra Costa County, California 94598

The site is situated on the north side of Montego Drive at Tampico Street.

Property Description:	The property consists of a one-building, four-story assisted living facility containing 163 units and 163 beds situated on a 4.88 acre site.

Assessor’s Parcel Number:	140-250-024

Property Ownership and Recent History

Current Ownership:	ARV Montego Heights, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited Partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 7, 2003 under the “as-is” premise and April 1, 2004 under the “as-stabilized” premise. The property was inspected on October 7, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report and did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Prospective Value Upon Reaching Stabilized Occupancy

The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been incurred.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Contra Costa County assessor as Assessor’s Parcel Number 140-250-024. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Walnut Creek, California within Contra Costa County, which is part of the Oakland Primary Metropolitan Statistical Area (PMSA) and the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

The Oakland Primary Metropolitan Statistical Area (PMSA) consists of the counties of Alameda and Contra Costa and is located on the east shore of San Francisco Bay. The PMSA encompasses nearly 1,457 square miles. The Oakland PMSA (Oakland) is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the PMSAs of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

VALUATION SERVICES	6	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

LOCATION OF OAKLAND PMSA COUNTIES WITHIN THE SAN FRANCISCO CMSA

Source: Cushman & Wakefield Analytics

Oakland’s Northern California location along the San Francisco Bay provides for a fairly mild climate year-round. The topography of the area varies from bay waterfront to mountains, and provides for a myriad of microclimates and recreational venues. More importantly, as the geographic center of the Bay Area, Oakland is the hub of the Bay Area’s transportation system, boasting superior access to Interstate 80 heading east and Interstate 5 going north/south. Oakland is also a major west coast shipping port. Oakland’s cargo volume makes it the fourth busiest container port in the United States.

Demographic Profile

The Oakland PMSA is a highly sought-after and yet expensive place to live, and the average age of its population closely mirrors that of the U.S. Oakland’s labor pool is highly skilled and highly compensated with per capita incomes well above national averages. The PMSA’s median household income of $71,700 is 31 percent above that of the nation’s top 100 largest metropolitan areas (Top 100) and 51 percent above that of the U.S.

Oakland has a vastly higher percentage of households in the $100,000-plus annual income cohort – a 32 percent share versus 20 percent for the Top 100 and 16 percent for the U.S. At the lower end of the income strata, Oakland has a substantially smaller percentage of annual incomes under $50,000 – 34 versus 46 percent for the Top 100 and 53 percent for the U.S. overall.

The population breakdown by education follows a similar pattern to incomes. The San Francisco Bay Area has many of the nation’s most prestigious universities, including Stanford and University of California (UC) Berkeley and UC San Francisco. Over 29 percent of Oakland’s population has a Bachelor degree or better, compared to only 24 percent for the Top

VALUATION SERVICES	7	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

100 and 21 percent for the U.S. Only 23 percent of the Oakland PMSA population has just a high school diploma, compared to 28 percent for the Top 100 and 30 percent for the U.S.

DEMOGRAPHIC CHARACTERISTICS
Oakland PMSA vs. Top 100 and U.S.
2002 Estimates

	Oakland	Top 100
Characteristic	PMSA	Metro Areas*	U.S.

Median Age (years)	35.5	35.1	35.6
Average Annual Household Income	$91,400	$72,700	$64,300
Median Annual Household Income	$71,700	$54,700	$47,500
Households by Annual Income Level:
<$25,000	14.8%	21.0%	25.3%
$25,000 to $49,999	18.8%	25.1%	27.3%
$50,000 to $74,999	18.9%	20.8%	20.2%
$75,000 to $99,999	15.8%	13.4%	11.8%
$100,000 plus	31.7%	19.7%	15.5%
Education Breakdown:
< High School	16.8%	21.8%	24.1%
High School Graduate	22.8%	27.8%	29.8%
College < Bachelor Degree	31.0%	26.5%	25.4%
Bachelor Degree	18.9%	15.5%	13.5%
Advanced Degree	10.5%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

Between 1992 and 2002, the 1.3 percent average annual growth in the Oakland PMSA’s population, which now totals close to 2.5 million, matched that of the Top 100. The preponderance of the PMSA’s growth was in Contra Costa County, which grew at an average annual pace of 1.7 percent as its population has pushed eastward. Alameda County, the more densely developed of the two counties, grew at a slower 1.0 percent average annual pace between 1992 and 2002.

Notably, Oakland’s migration abruptly turned negative last year as laid-off workers and their families left the area. Given that this is the first year since 1995 to experience a net outflow of migrants, it signals how difficult the current economic environment is. International migration has held steady, but domestic migrants have fled for stronger labor markets.

Contra Costa County is anticipated to grow faster than national averages between 2002 and 2007 – 1.4 versus 1.0 percent for the Top 100. Again, population growth in Contra Costa County is expected to outpace that in Alameda County (at only 0.4 percent per year) due to the greater availability of developable land and lower land costs. As traffic congestion continues to lengthen drive times throughout the region, both counties will experience increasing sentiment to limit additional suburban development, to preserve open space, as well as to promote “smart growth” and development oriented towards mass-transit.

VALUATION SERVICES	8	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

     NOTE: In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

ANNUALIZED POPULATION GROWTH BY COUNTY
Oakland PMSA vs. San Francisco CMSA Counties
1992 – 2007

				Annual	Annual
			2007	Growth	Growth
Population (000s)	1992	2002	Forecast	92-02	02-07

United States	256,943.8	288,659.5	301,310.2	1.2%	0.9%
Top 100 MSAs	160,017.2	181,966.8	191,688.3	1.3%	1.0%
San Francisco CMSA	6,449.8	7,126.5	7,393.7	1.0%	0.7%
Santa Clara County	1,531.9	1,683.5	1,723.3	0.9%	0.5%
San Mateo County	662.9	703.2	727.5	0.6%	0.7%
San Francisco County	734.9	764.0	761.3	0.4%	-0.1%
Sonoma County	405.2	468.4	506.1	1.5%	1.6%
Solano County	359.9	411.1	450.1	1.3%	1.8%
Santa Cruz County	232.9	253.8	258.0	0.9%	0.3%
Marin County	235.8	247.6	255.5	0.5%	0.6%
Napa County	114.3	130.3	145.3	1.3%	2.2%
Oakland PMSA	2,172.0	2,464.7	2,559.9	1.3%	0.8%
Alameda County	1,332.2	1,472.3	1,498.4	1.0%	0.4%
Contra Costa County	839.8	992.4	1,062.7	1.7%	1.4%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Oakland’s highest population density is located west of the East Bay Hills, which run between and parallel to both Interstate 80 and Interstate 680. Cities within this area include (north to south) San Pablo, Richmond, El Cerrito, Albany, Berkeley, Emeryville, Oakland, Alameda, San Leandro, San Lorenzo, Hayward and Union City. The less dense concentrations of population are in the hilly and mountainous regions of Contra Costa County and Southern Alameda County. Within the metro area, the general direction of growth is pushing towards the northeast into Contra Costa County.

POPULATION PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Unlike its relatively strong population growth, the Oakland PMSA’s rate of household formation lagged that of the Top 100 over the past ten years. Between 1992 and 2002, led by average annual growth of 1.4 percent in Contra Costa County (compared to 0.7 percent for Alameda County), Oakland’s number of households increased by an average of 1.0 percent annually, below the 1.3 percent rate posted by the Top 100. Household formation growth for Oakland between 2002 and 2007 is forecast to increase to an average annual pace of 1.1 percent –

VALUATION SERVICES	10	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

again led by Contra Costa County at 1.6 percent – but still lag that of the Top 100 at 1.3 percent.

HOUSEHOLD GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

The median household income in the Oakland PMSA is $71,700, over 31 percent higher than the Top 100 median of $54,700 and nearly 51 percent higher than the U.S. median of $47,500. Over the past ten years, the PMSA’s 4.6 percent average annual growth in median household income solidly surpassed the Top 100 average pace of 3.7 percent. Given its highly educated workforce, which supports higher paying jobs, the Oakland PMSA, is better able to sustain higher growth rates in household incomes.

A current low and level rate of bankruptcy filing indicates that household balance sheets are in very good condition. Oakland’s relatively moderate economic downturn has combined with strong house price appreciation to support household finances. Rising home equity and low interest rates have been critical in allowing Oakland’s households to tap substantial equity balances during this period of slow economic growth. However, by the end of this year, the tap will be closed as interest rates rise and house prices level off. This will dampen the pace of consumer spending.

Through 2007, Oakland’s median household income growth is expected to slow markedly to an average of 3.1 percent annually, but still exceed the 2.7 percent pace that is forecast for the Top 100. Between 2002 and 2007, Alameda County, with average annual growth in median household income of 3.9 percent, is expected to strongly outpace Contra Costa County’s average of 1.9 percent growth in median household income.

Oakland’s most affluent areas are located primarily in Contra Costa County in the cities of Orinda, Moraga, Lafayette east of the Oakland Hills, and Alamo, Danville and San Ramon along the section of Interstate 680 north of Interstate 580. Within Southern Alameda County, the households within the cities of Pleasanton, Castro Valley, Fremont and Newark have the highest median income. Finally, in Western Alameda County, Bay Farm Island in Alameda and the northern parts of Berkeley, have the highest median household incomes. The less affluent sections of the Oakland PMSA are located in the cities of Oakland, Berkeley and Richmond.

VALUATION SERVICES	11	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Oakland PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Oakland’s economy is stable and is the best performing among the Bay Area’s three core metro areas. Its employment base fell by less than 3 percent peak to trough, well below the double-digit declines across the bay. Moreover, employment has edged up in Oakland from its trough of one year ago, although these gains are tenuous. Its jobless rate is flirting with highs last seen in 1992, and personal bankruptcy filings began to rise late last year.

Signs of recovery are evident. Construction payrolls are rising this year following an 18-month slump. While population growth has slowed considerably, it remains positive. Employment in retailing and business and professional services remains very steady, indicating some underlying stability in both consumer and business confidence in the area. Oakland also benefits from sizable employment in the education and health service industries. Both continue to expand robustly as they each face rising demand and a moderate ability to control prices.

While Oakland’s economy is quite diverse, the source of its current stability is narrowly based and so the near-term outlook remains fraught with risk. For example, financial services has been an important component of Oakland’s growth as back-office and service center operations for commercial banks and consumer lenders have grown along the I-680 corridor. Yet finance

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OAKLAND REGIONAL ANALYSIS

employment has fallen from its peak, as cost containment has closed some facilities. Similarly, Oakland’s exposure to state government employment is the highest among California’s major metro areas. A portion of this base is related to U.C. Berkeley and the university system, which does have the power to raise tuition and thus offset diminished state support. However, the state’s budget shortfall poses considerable risk to the downtown office markets should state payroll cuts go further than current modest plans.

Oakland’s vibrant international trade sector is also a source of risk. The weakening of the global economy is hindering exports and a moderate fall in the dollar is slowing imports. Similarly, wholesale trade and trucking has also faltered. Given the weak global outlook, Oakland’s economy is not likely to get any near-term boost from international trade.

Finally, Oakland’s diverse manufacturing economy presents a mixed outlook for the coming years. A total of 10,600 jobs were cut in 2002, a 9.4 percent decrease from 2001. Specifically, producers of data storage equipment, chips and semiconductor manufacturing equipment have cut 5,000 jobs over the past two years, and the outlook for a turnaround in 2003 is limited. The smaller computer equipment industry, however, has been stable over the past year and has some upside potential in the near term. Biotechnology continues to expand, supporting the economy in the environs of the university. Each of these industries continues to garner venture capital funding. Light manufacturing, related more to consumer products, is expanding and should continue to do so as long as current consumer spending trends persist.

Gross Product

In the latter half of the 1990s, the Oakland economy benefited from spillover effects of the unprecedented (and largely technology-driven) economic growth in the San Francisco and San Jose metro areas. Over the ten-year period from 1992 to 2002, Oakland’s Gross Metro Product (GMP) exhibited relatively strong growth – increasing at an average annual rate of 3.6 percent – trailing slightly the Top 100 rate of 3.8 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s economic growth decreased markedly during 2000 and 2001, but unlike many U.S markets, did not turn negative. In 2002, Oakland’s gross metro product (GMP) growth jumped to 4.9 percent and is forecast to remain consistent, with a 3.2 percent average annual growth

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OAKLAND REGIONAL ANALYSIS

rate between 2002 and 2007. Oakland is expected to slightly outpace the 3.0 percent that is forecast for the Top 100.

Employment Trends

Oakland is regarded as a highly diversified economy, which acts to limit the metro area’s economic volatility. Its employment distribution across the industry sectors is quite similar to that of the Top 100 and the U.S. overall. Compared to the Top 100, Oakland is more heavily weighted in the Government and Construction sectors and somewhat less weighted in the Financial Activities, Education/Health Services and Leisure/Hospitality sectors. Oakland’s office-using employment is also slightly below the Top 100 average.

EMPLOYMENT BY SECTOR
Oakland PMSA vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

The Oakland PMSA accounts for 31 percent of the San Francisco CMSA employment and is now the largest metro area in terms of employment within the CMSA. Between the Oakland PMSA’s two counties, Alameda County has the largest share of total employment – twice that of Contra Costa County. Within Alameda County, total employment is expected to grow by 1.5 percent annually between 2002 and 2007 and Contra Costa County is expected to grow by roughly 1.4 percent – both at rates greater than the 1.1 percent forecast for the San Francisco CMSA.

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OAKLAND REGIONAL ANALYSIS

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

Between 1992 and 2002, Oakland’s total employment averaged 1.8 percent annual growth – just below the 1.9 percent of the Top 100. Given current economic conditions, Oakland’s short-term employment outlook is tempered. After its enviable employment gains between 1997 and 2000, Oakland’s total employment growth is projected to slow to a 1.5 percent average annual rate from 2003 through 2007 – slightly lagging the average 1.6 percent rate forecast for the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Given Oakland’s highly skilled and diversified labor force, its unemployment rate has generally trended with that of the Top 100. The unemployment rate for Oakland as of year-end 2002 was 5.9 percent, compared to the Top 100’s unemployment rate of 5.6 percent. Oakland’s unemployment rate is expected to peak at 6.4 percent in 2003, and then trend downward through 2007 to 5.4 percent, remaining roughly 0.4 percentage points higher than the Top 100 rate through 2007.

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OAKLAND REGIONAL ANALYSIS

Oakland is now home to six of the nation’s 2002 Fortune 500 corporations – ChevronTexaco (ranked as number 7), Safeway (41), Longs Drugs (367), Clorox (394), Golden West Financial (425) and Ross Stores (444). Below is a table of Oakland’s largest non-government employers with Fortune 500 companies indicated by boldface type.

Oakland’s industrial diversity is evident when examining its largest employers. Among the sectors represented by the PMSAs top employers are Medical, Telecommunications, Education, Research & Testing, Retail, Oil & Gas, Heavy Manufacturing, Banking, Software, Financial Services and Transportation.

TOP NON-GOVERNMENT EMPLOYERS
Oakland PMSA
2002

Number of PMSA
Employer	Employees

University of California, Berkeley Kaiser	24,000
Kaiser Permanente	22,500
SBC Communications, Inc.	11,800
Lawrence Livermore National Laboratory	8,900
Safeway, Inc.	7,700
ChevronTexaco Corp.	6,300
New United Motor Manufacturing Inc.	5,300
Albertson’s Inc.	4,600
John Muir/Mt. Diablo Health System	4,600
Wells Fargo & Company	4,000
Lawrence Berkeley National Laboratory	4,000
Alta Bates Health Systems	3,800
Bay Area Rapid Transit	3,500
Longs Drug Stores, Inc.	3,200
Providian Financial Corporation	3,000
PeopleSoft, Inc.	3,000

Source: East Bay Business Times, December 2002, Economy.com 2003, Cushman & Wakefield Analytics

Oakland’s office-using employment growth lagged that of the Top 100 between 1992 and 1996 before surpassing the Top 100 in 1997 during the Bay Area’s high-tech boom. Comparing the trough to peak trends, from 1994 to 2001, office-using employment in Oakland grew at an annual rate of 2.8 percent, while the Top 100, from 1991 to 2001 grew on average at 2.9 percent per year.

While the Oakland PMSA has a smaller share of technology employment than the San Jose PMSA, the impact of high tech’s recent growth was felt throughout the Bay Area. The Oakland PMSA benefited from its proximity to the San Jose PMSA, the global capital of the high-tech industry. Oakland, especially southern Alameda County, generally served as a more affordable venue for back-office operations of many Silicon Valley firms.

Current economic conditions have had a similar effect on Oakland’s office-using employment as on that of the Top 100 overall. During the five-year forecast period between 2002 and 2007,

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growth in Oakland’s office-using employment is projected to average 2.3 percent annually, just above the Top 100 and the nation’s expected average growth of 2.1 percent.

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s most significant concentrations of office-using employment are located in several areas throughout the PMSA. Within Alameda County, the highest densities of office employment are in southern Richmond, Berkeley, Emeryville, Oakland, Alameda and San Leandro. Within Contra Costa County, the City of Walnut Creek at the intersection of Interstate 680 and Highway 24 has the highest office employment density. The intersection of Interstate 580 and 680 in Dublin/Pleasanton, characterized by campus-style office development, also has a high concentration of office workers.

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OAKLAND REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Source: Cushman & Wakefield Analytics

Transportation Network

The Port of Oakland is the third busiest port on the west coast, behind of the Port of Los Angeles, the Port of Long Beach and just ahead of the Port of Seattle. Located on the mainland shore of San Francisco Bay, one of the great natural harbors of the world, Oakland was among the first ports globally to specialize in the intermodal container operations, which have revolutionized international trade and assisted with the emergence of the global economy.

The Oakland PMSA has a number of major freeways that have fostered development around them, and with that, seemingly inevitable traffic jams. Among them: Interstate 880, a major thoroughfare for both trucks and commuters traveling from southern Alameda County; Interstate 580, serving the communities east of the Oakland Hills in the Tri-Valley area (Dublin, Pleasanton, San Ramon) and further east (Livermore and the Central Valley); Interstate 680, which runs almost 70 miles from San Jose to Fairfield in Solano County through back-office and residential areas; Interstate 80, along the east shore of the San Francisco Bay through the communities of west Contra Costa County; and Highway 24, which passes under the east bay hills through the Caldecott Tunnel, and heavily traveled by commuters from Contra Costa County into San Francisco.

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OAKLAND REGIONAL ANALYSIS

These routes are all generally characterized by heavy traffic congestion during each morning and evening commute. Carpool lanes have been added to all of these routes except for Highway 24 and the stretch of Interstate 580 from Hayward to Emeryville, which bisects the residential neighborhoods of San Leandro and Oakland and is prohibited to trucks.

The Bay Area Rapid Transit system (BART) serves most of the East Bay and provides service to San Francisco and south of the city into the Peninsula market, where service to the San Francisco International Airport opened in June 2003. BART’s service extends to Richmond in the North, Pittsburg in east Contra Costa County, Pleasanton in east Alameda County, and Fremont in southern Alameda County. The hub of the system is in Downtown Oakland where all of the lines converge before heading into San Francisco. Furthermore, the Metropolitan Transportation Commission (MTC) has approved a $4.3 billion BART extension from Fremont to San Jose. In addition, a rail connection to the Oakland Airport is also planned to replace the existing bus shuttles, which would enhance its accessibility and long-term growth.

Bus service is provided by AC Transit in Alameda County (west of the hills) and West Contra Costa County, while County Connection serves East Contra Costa and “Wheels” serves Dublin/Pleasanton/Livermore in east Alameda County.

Quality of Life/Amenities

Major Attractions and Amenities

Oakland is located on the San Francisco Bay, and from atop its mountainous areas offers spectacular views of the bay, bridges, islands and downtowns. The East Bay has a generally warmer climate than San Francisco, and beyond the East Bay hills, it is warmer in the summer and cooler in the winter as the Pacific Ocean and San Francisco Bay has less climatic influence.

The East Bay Regional Parks has over 40,000 acres of accessible parklands that support hiking and riding trails, lakes and swimming beaches, fishing and boating and campgrounds. Mount Diablo State Park invites hiking, mountain biking and picnicking, as well as a sweeping view of Contra Costa County and the entire Bay Area from its 3,849-foot peak.

In general, the East Bay’s development is more residential and less commercial in nature than that of San Francisco, with venues for ice skating, sailing, rowing, and horseback riding to name a few. For the young, the Oakland Zoo and Children’s Fairyland are favored destinations. For older children, it is an hour drive to Great America Amusement Park in Santa Clara, Six Flags Marine World in Vallejo and Raging Waters in San Jose. For a more educational outing, there is the new Chabot Observatory in the Oakland Hills, the Lawrence Hall of Science in the Berkeley Hills and the Oakland Museum in Downtown Oakland.

Oakland is also home to three professional sports teams – the Oakland Raiders football team, the Golden State Warriors basketball team and the Oakland Athletics (A’s) baseball team. Both the Raiders and A’s play at Network Associates Coliseum, and the Warriors play at the Oakland Coliseum Arena. Both facilities were renovated when the Raiders moved back to Oakland from Los Angeles.

The Wine Country in Napa and Sonoma Counties are about an hour or so drive from the East Bay. Monterey, Carmel and Big Sur are less than two hours drive, and Lake Tahoe and Yosemite National Park are roughly three hours away.

Education

The San Francisco CMSA is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and

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OAKLAND REGIONAL ANALYSIS

universities – positively impacts the Bay Area economy. Total college enrollment within the Oakland PMSA was 188,900 in 2000, or 7.9 percent of the population.

Alameda County offers a highly developed system of higher education and research facilities including the University of California (UC) at Berkeley. Besides UC, Alameda County boasts a state university, two large private universities, seven community colleges, California College of the Arts and Crafts, and many other specialty schools. Contra Costa County offers seven major colleges including Diablo Valley College, Pleasant Hill; the Center for Higher Education, Walnut Creek; and St. Mary’s College, Moraga.

MAJOR COLLEGES/UNIVERSITIES
Oakland PMSA
Fall 2001

Full/Part Time
College/University	Enrollment

University of California Berkeley	31,400
Diablo Valley College	21,700
Chabot College	14,500
California State University Hayward	13,240
Laney College	12,500
Ohlone College	11,800
Los Medanos College	10,300

Source: San Francisco Business Times, August 23, 2002; Cushman & Wakefield Analytics

Medical Facilities

The Oakland PMSA has a comprehensive healthcare network. Ranked by total patient days in 2001 they are: Alta Bates Medical Center (Berkeley), Alameda County Medical Center (Oakland), Summit Medical Center (Oakland), John Muir Medical Center (Walnut Creek), Kaiser Foundation Hospital (Oakland), Washington Hospital (Fremont), Kaiser Foundation Hospital (Hayward), Children’s Hospital (Oakland), Eden Medical Center (Castro Valley), Mt. Diablo Medical Center (Concord), Contra Costa Regional Med Center (Martinez) and Doctors Medical Center (San Pablo).

Regional Summary

Oakland’s economy is stable and performing better than the San Francisco and San Jose PMSAs, making it the best economy among the Bay Area’s three core metro regions. Due to its diversity, relatively smaller reliance on high tech and lower business costs, Oakland has been better able to weather the recent economic downturn. In addition, Oakland is less dependent than the rest of the Bay Area on rebounding business investment, particularly IT-related investment. Consequently, Oakland’s employment base fell by just over 1.2 percent peak to trough, well below the significant decline in the South Bay. While its total employment has increased from one year ago, Oakland’s jobless rate is flirting with highs last seen in 1992 and personal bankruptcy filings began to rise late in 2002.

Looking to the longer term, Oakland has the advantages of being an affordable alternative to both San Francisco and Silicon Valley, with the most affordable housing in the Bay Area (though the gap has narrowed), and having the best transportation linkages for its workforce. Oakland’s

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expanding biotech industry remains an engine of economic growth, fueled by rising R&D activity. Although Oakland’s international trade has declined in recent months, the significance of its ports on the local economy will cause Oakland to be the first among the Bay Area economies to once again expand as economic demand from the U.S. and international markets improves. Oakland’s near-term outlook is positive but is subject to numerous risks related to global trade, state fiscal conditions, business confidence and related travel and spending.

Oakland’s diverse economy is expected to generate average performance in both the near term and long term. The mix of traditional and high-tech industries helps balance the metro area’s growth, limiting the volatility usually seen elsewhere in the Bay Area. Moreover, its generally lower business and living costs compared to the region and availability of developable sites sustain the metro area’s regional competitive advantage.

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LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The subject is located in the north central part of Walnut Creek just south of Ygnacio Valley Road. This specific area is approximately two miles northwest of the downtown core area of Walnut Creek. The boundaries of the local area are considered to be Treat Boulevard to north, Walnut Avenue to the east, Walnut Boulevard to the south and west.

Access

The subject is located along Montego Drive, a neighborhood collector street that begins at Ygnacio Valley Road to the south and terminates La Casa Via at the John Muir Memorial Hospital. Ygnacio Valley Road extends northwest from I-680 and terminates in the eastern portion of Concord.

I-680 and Highway 24 are within two miles of the neighborhood and is accessed from Ygnacio Valley Road. As explained previously, Highway 24 is the primary freeway between San Francisco, while I-680 is the primary north-south freeway through the East Bay area. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by office, residential and medical uses. The primary influence of development in the north part of the local area is from the John Muir Memorial Hospital with numerous medically related uses along Montego Drive and La Casa Via. South of the subject are several low-rise office buildings, while properties to the east are primarily higher density condominium residential uses. Residential prices for single-family/condominiums in the local area generally start at around $300,000. There are also three other elderly housing facilities in the immediate area, including the San Marco nursing facility the south, the Guardian of Ygnacio nursing facility to the northeast and the Casa Montego Satellite Senior Residences north near the hospital. Local area shopping is available along Ygnacio Valley Road south and north of the immediate local area.

The local area is considered to be in a mature stage of its life. Although there is some undeveloped land in the local area, most of it is considered undevelopable due to topography restraints. At present, the local area is considered to be approximately 95 percent developed.

Nearby and Adjacent Land Uses

West: North: East: South:	Office building Medical office building Condominium/townhouse development San Marco nursing home

Proximity to Health Care

The primary medical facilities in Walnut Creek are the John Muir Memorial Hospital (one block north), and the Kaiser Foundation Hospital (two miles south). The travel time to these facilities is between 1 and 10 minutes. There are numerous medical office buildings between the subject and the hospital.

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LOCAL AREA ANALYSIS

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the local area that would impact the subject. There are three other senior facilities in the immediate area, the San Marco nursing facility, Guardian of Ygnacio nursing facility and the Casa Montego Satellite Senior Residences. Neither of these facilities actually competes with the subject and is believed to complement the facility. We are not aware of, at this time, of any other planned improvements or demolitions in the local area that would impact the subject.

Conclusion

The subject is located in an established residential area of Walnut Creek. The primary influence of the local area is medically related due to the proximity of the John Muir Memorial Hospital. The local area is in its mature stage of its life and there is limited developable land available for future construction. Services requisite to support a senior living complex such as the subject are within relatively close proximity. After reviewing the local area data, a positive effect on real estate values in the local area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

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SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

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SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

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California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

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SENIOR LIVING INDUSTRY OVERVIEW

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should

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SENIOR LIVING INDUSTRY OVERVIEW

be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

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SENIOR LIVING INDUSTRY OVERVIEW

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

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MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Montego Heights Lodge was constructed in 1978. There have not been any recent major renovations to the facility over the past three years. Revenues have been sporadic over the last three years, while expenses have been increasing. The facility’s occupancy was 93 percent in 2000, 84 percent in 2001, 85 percent in 2002 and declined to 69 percent annualized for the first eight months of 2003. The current occupancy has increased slightly. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property, its relatively large size and competition. It would also appear that marketing might not have been as aggressive as needed to maintain higher occupancy levels. Also, the facility has recently lost its marketing director. We believe that ARV is competent to manage the subject property.

Operations Overview

Services

Montego Heights Lodge is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual resident receives.

Regulations and Health Matters

The facility has a license for a capacity of 199 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in May 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

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MANAGEMENT AND OPERATIONS OVERVIEW

Admission Policies

Montego Heights Lodge requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Montego Heights Lodge caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Montego Heights Lodge has historically maintained a full time marketing director. This position, however, was vacant at the time of inspection. There have been at least two different marketing directors at the property over the last 12 to 28 months. Marketing personnel, however, are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Given the history of the subject, it appears that marketing efforts have been of varied success. Occupancy of the facility was at 93 percent for 2000, 84 percent in 2001, 75 percent in 2002 and declined to an average annual occupancy of 69 percent for the first eight months of 2003. The declining occupancy at the facility is reportedly due to on-site management problems, as well as non-aggressive marketing. We believe that in order to again achieve stabilized occupancy conditions, very strong and aggressive marketing will be required.

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MANAGEMENT AND OPERATIONS OVERVIEW

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is currently being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

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COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Sunrise Walnut Creek	3.0 - 5.0 Miles	75%
Chateau Lodge I & III	3.0 - 5.0 Miles	70%
Diablo Lodge	3.0 - 5.0 Miles	70%
Concord Royale	3.0 - 5.0 Miles	75%
Valley View Lodge	3.0 - 5.0 Miles	75%
SUBJECT	3.0 - 5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Walnut Creek/San Jose area.

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COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Sunrise Walnut Creek	60	PMA
Chateau Lodge I & III	131	PMA
Diablo Lodge	118	PMA
Concord Royale	53	PMA
Valley View Lodge	125	SMA
SUBJECT	163

Totals	650

*	PMA - Primary Market Area; SMA - Secondary Market Area

In the Walnut Creek area, there are several facilities offering independent and assisted living services. These range from traditional independent living facilities up to those that cater exclusively to assisted living and dementia residents. Because of the subject’s older age, it does not compete directly with the newer assisted/dementia facilities. Inversely, it offers a level of services above the traditional independent living facility. From a review of the number of licensed residential care facilities in the primary market area, there are 46 facilities offering approximately 1,135 licensed beds. 35 of these properties are board and care type homes with 6 beds or less, while the remaining facilities (including the subject) range from 15 beds to 200 beds.

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. The most recent construction was a Sunrise facility in 2001 that is located approximately one mile from the subject.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 487 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 93 to 98 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject.

Montego Heights Lodge is noted as having been at 71 percent occupancy at the time of inspection. The subject appears to have an average reputation in the market based on the lower occupancy patterns. Marketing appears to have been less than favorable as there appears to adequate demand in the market area which is supported by the occupancy rates of the other properties. However, as the subject is older, in need of some upgrades and offers smaller unit sizes, the rate structure is such that the facility is attempting to account for these factors.

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COMPETITIVE MARKET ANALYSIS

A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

		Total AL
Name		Units	Occupancy Level

Sunrise Walnut Creek	*	60	92%
Chateau Lodge I & III	*	131	94%
Diablo Lodge	*	118	96%
Concord Royale	*	53	89%
Valley View Lodge		125	98%
SUBJECT		163	72%

*	Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Walnut Creek area begin at around $1,900 per month for a studio unit and go up to around $4,300 per month for a one-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as Sunrise that includes a higher base level of personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Walnut Creek market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase. Due to the age and positioning of the property, we believe that it may be difficult to achieve these type of rent increases annually going forward. The property would likely be able to witness increases at much lower growth rates.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Walnut Creek market area, no specific concessions were noted. At the time of inspection, the subject reportedly was

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COMPETITIVE MARKET ANALYSIS

offering rent concessions in the form of some reduced monthly rates. The property had also been using concessions in the latter part of 2002 and through the first half of 2003 in attempt to strengthen the relatively low occupancy. Due to the current occupancy situation at the subject, some type of concessions, along with very aggressive marketing will be required to lease the property to a higher level. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject will likely have to use concessions more frequently.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Montego Heights Lodge opened in 1978 and has been successful from an occupancy basis. Occupancy at the facility was 93 percent in 2000, 84 percent in 2001, 75 percent in 2002 and year-to-date 2003 annualizes out to 69 percent. We note that the facility was at an occupancy of 71 percent at the time of our inspection. As such, the subject is not at a stabilized occupancy position at this time. Further, it has not been at a stabilized position since 2000. Aggressive marketing will be required to lease the property up to a stabilized position. We believe that due to the older age of the facility, as well as its relatively large size in relation to the other properties, a stabilized occupancy of around 80 percent would be considered achievable and reasonable for the subject. However, lower pricing may be required to achieve and maintain this level of occupancy due to the age, condition and market competition. To achieve this level of stabilization, the property could likely achieve an absorption of around three units per month. Based on the current occupancy situation, this would require approximately four to five months to achieve a stabilized position.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

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COMPETITIVE MARKET ANALYSIS

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

Population Statistics

	PMA		SMA
	3.0 Miles		5.0 Miles

	Population	%	Population	%

2000
Total *	106,910		225,867
65+	16,036	15.0%	35,894	15.9%
75+	8,352	7.8%	19,812	8.8%
85+	2,561	2.4%	5,818	2.6%
2002	Estimate
Total *	108,801		229,610
65+	15,804	14.5%	36,027	15.7%
75+	8,542	7.9%	20,232	8.8%
85+	2,771	2.5%	6,215	2.7%
2007	Projection
Total *	113,953		239,919
65+	16,888	14.8%	37,296	15.5%
75+	8,932	7.8%	20,846	8.7%
85+	3,115	2.7%	6,934	2.9%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3.0 Miles		5.0 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	6.6%	0.9%	6.2%	0.9%
65+	5.3%	0.7%	3.9%	0.5%
75+	6.9%	1.0%	5.2%	0.7%
85+	21.6%	2.8%	19.2%	2.5%
2000-2002
Total *	1.8%	0.9%	1.7%	0.8%
65+	-1.4%	-0.7%	0.4%	0.2%
75+	2.3%	1.1%	2.1%	1.1%
85+	8.2%	4.0%	6.8%	3.4%
2002-2007
Total *	4.7%	0.9%	4.5%	0.9%
65+	6.9%	1.3%	3.5%	0.7%
75+	4.6%	0.9%	3.0%	0.6%
85+	12.4%	2.4%	11.6%	2.2%

* Total population unadjusted for age

Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

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COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	106,910		225,867
45 - 54	17,270	16.2%	34,992	15.5%
55 - 59	6,110	5.7%	12,381	5.5%
60 - 64	4,681	4.4%	9,286	4.1%
2002	2002
Total *	108,801		229,610
45 - 54	18,190	16.7%	36,803	16.0%
55 - 59	6,769	6.2%	13,706	6.0%
60 - 64	4,966	4.6%	9,836	4.3%
2007	2007
Total *	113,953		239,919
45 - 54	20,004	17.6%	40,434	16.9%
55 - 59	8,092	7.1%	16,353	6.8%
60 - 64	6,207	5.4%	12,261	5.1%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	6.6%	0.9%	6.2%	0.9%
45 - 54	15.8%	2.1%	15.6%	2.1%
55 - 59	32.4%	4.1%	32.1%	4.1%
60 - 64	32.6%	4.1%	32.0%	4.1%
2000-2002
Total *	1.8%	0.9%	1.7%	0.8%
45 - 54	5.3%	2.6%	5.2%	2.6%
55 - 59	10.8%	5.3%	10.7%	5.2%
60 - 64	6.1%	3.0%	5.9%	2.9%
2002-2007
Total *	4.7%	0.9%	4.5%	0.9%
45 - 54	10.0%	1.9%	9.9%	1.9%
55 - 59	19.5%	3.6%	19.3%	3.6%
60 - 64	25.0%	4.6%	24.7%	4.5%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle end of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $31,700 would be necessary. We have utilized the average projected revenue per resident of approximately $26,930 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $26,930 by 85 percent we arrive at an average income of $31,700, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $31,700 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $200,000 in 2002 . Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $12,000 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $200,000).

After accounting for this ($31,700 - $12,000 = $19,700), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	%	Total	%

2002
* Total 65+	9,623	—	22,604	—
65+	7,287	75.7%	16,506	73.0%
75+	3,349	34.8%	8,438	37.3%
85+	830	8.6%	2,464	10.9%
2007
* Total 65+	9,977	—	23,142	—
65+	8,208	82.3%	18,911	81.7%
75+	3,913	39.2%	10,181	44.0%
85+	1,090	10.9%	3,045	13.2%

* Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

2002-2007	Total	Annual	Total	Annual

* Total 65+	3.7%	0.7%	2.4%	0.5%
65+	12.6%	2.4%	14.6%	2.8%
75+	16.8%	3.2%	20.7%	3.8%
85+	31.3%	5.6%	23.6%	4.3%

* Unadjusted for Income

Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5- mile radius), there were 7,287 for the 65+ age group, 3,349 for the 75+ age group and 830 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 2.41 percent for age 65+ households, 3.16 percent per year for age 75+ and 5.60 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS

Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Sunrise Walnut Creek	60	92%	55
Chateau Lodge I & III	131	94%	123
Diablo Lodge	118	96%	113
Concord Royale	53	89%	47
Valley View Lodge	125	98%	123
SUBJECT	163	72%	117

Totals	650	89%	578

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis
Primary Market Area
3.0 Miles

	2002	2007
65+ Income Qualified Households	7,287	8,208
Average Household Size*	1.64	1.69

Available Persons	11,968	13,894
Total Supply**	650	813
Required Resident % From PMA	75%	75%

Required Residents	488	609
Available Persons	11,968	13,894
Indicated Penetration Rate***	4.07%	4.39%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
        2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 4.07 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 4.39 percent in 2007 .

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the assisted living units in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 4.07 percent for the general population, there appears to be an adequate marketplace for assisted living units. Older, larger and dated properties like the subject, however, may be required to utilize concessions in order to maintain positive occupancy levels.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	1

Sunrise Walnut Creek 2175 Ygnacio Road Walnut Creek, CA

Property Type:	ALF/ALZ

Verification:	Marketing Director

07-Oct-03

No. Units	Unit Types	Occupancy

46	Assisted Living Units	92%
14	Alzheimer Units/Beds	93%

60	Total Units/Beds	92%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$1,975	to	$1,975	400	to	400	—	to	—	—	to	—
Studio	$4,075	to	$4,075	325	to	325	$3,950	to	$3,950	325	to	325
Studio Alcove	$4,330	to	$4,330	400	to	400	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$850	to	$850				—	to	—
Additional Personal Care	$780	to	$1,110				—	to	—
Community Fee	$2,000	to	$2,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	1.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels/Points
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	Secured
Nursing Staff:	RN

Improvement Description

Year Opened	1998	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	2

Chateau Lodge I & III 2770 Pleasant Hill Road Pleasant Hill, CA

Property Type:	IL/AL

Verification:	Josi Joyce
925-935-1001
07-Oct-03

No. Units	Unit Types	Occupancy

112	Independent Living	94%
131	Assisted Living	94%

243	Total Units	94%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,695	to	$2,695	380	to	380	$2,795	to	$3,000	375	to	375
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,145	to	$3,145	500	to	500	$3,295	to	$3,595	480	to	480
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Three-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	—	to	—				$595	to	$595
Community Fee	—	to	—				$2,500	to	$2,500
Personal Care							$300	to	$1,200

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:		0.5
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None

Improvement Description

Year Opened	1997	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Part of a locally owned congregate care facility. Has separate buildings for independent, assisted and dementia residents.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	3

Diablo Lodge
950 Diablo Road
Danville, CA

Property Type:	ALF

Verification:	Kathlinda Bettise, Mktng Dir.
925-838-8300
07/30/03

No. Units	Unit Types	Occupancy

0	Independent Living	0
118	Assisted Living	96%

118	Total Units	96%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	—	to	—	—	to	—	$2,705	to	$3,325	360	to	360
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	$3,359	to	$3,955	490	to	490
Two-Bedroom	—	to	—	—	to	—	$4,230	to	$4,370	652	to	652
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				$700	to	$700
Community Fee	—	to	—				$1,500	to	$1,500
Additional Personal Care							$430	to	$3,300

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:		N/A
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None
Nursing Staff	N/A

Improvement Description

Year Opened	1990	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	10	Covered Parki	No
N/A

      Remarks:

Privately owned and operated. They do not provided dementia care, but have hospice care. Report a waiting list. Shared units are only offered to couples. Unit mix includes 37 studio, 78 one-bedroom and three, two- bedroom units. Highest level of additional personal care is for post-op or rehab services.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	4

Concord Royale 4230 Clayton Road Concord, CA

Property Type:	IL/AL

Verification:	Marking Director 925-676-3410 08-Oct-03

No. Units	Unit Types	Occupancy

70	Independent Living	96%
53	Assisted Living	89%

123	Total Units	93%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$1,100	to	$1,100	338	to	338	—	to	—	—	to	—
Studio	$1,600	to	$2,400	282	to	338	$2,675	to	$2,675	282	to	282
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	—	to	—				—	to	—
Community Fee	—	to	—				$950	to	$950
Personal Care	—	to	—				$500	to	$1,250

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None

Improvement Description

Year Opened	1985	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Independent/assisted living facility located along arterial in Concord. Additional personal care based on levels beginning at $500 per month.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	5

Valley View Lodge 1228 Rossmoor Parkway
Walnut Creek	½ California

Property Type:	ALF/ALZ

Verification:	Administrator 480-657-9000 01-May-03

No. Units	Unit Types	Occupancy

125	Assisted Living Units	98%
0	Alzheimer Units/Beds	0%

125	Total Units/Beds	98%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,750	to	$2,750	362	to	362	—	to	—	—	to	—
Studio Alcove	$3,300	to	$3,300	500	to	500	—	to	—	—	to	—
One-Bedroom	$3,875	to	$3,875	550	to	550	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occcupant Rent	$780	to	$780				—	to	—
Community Fee	$2,000	to	$2,000
Additional Personal Care	$425	to	$1,425				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points
	Electricity	X
	Cable TV	X
	Telephone	X	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus/Van/Limo		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	97,818
Condition	Good	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	No
Site Area (AC)	4.55

Remarks:	Facility is located in Rossmoor area of Walnut Creek. Facility is in average condition. Has relatively limited competition in the Rossmoor area.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Superior
4	Similar
5	Similar

Rental Rate Analysis

The assisted living rates at Montego Heights Lodge include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunrise Walnut Creek	325	-	325	$4,075	-	$4,075
Chateau Lodge I & III	375	-	375	$2,795	-	$3,000
Diablo Lodge	360	-	360	$2,705	-	$3,325
Concord Royale	282	-	282	$2,675	-	$2,675
Valley View Lodge	362	-	362	$2,750	-	$2,750
SUBJECT	192	-	192	$1,924	-	$1,924

Range (Excluding Subject)	282	-	375	$2,675	-	$4,075

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,675 to $4,075 per month based on unit sizes from 282 to 375 square feet. The subject’ asking rates of $1,924 per month is seen as falling below the range from an absolute rent basis, while exhibiting a unit size smaller than the comparables. Sunrise sets the upper limit of pricing and this is due to the inclusion of a higher degree of personal care included in the monthly rent. The remaining comparables show a more typical range of pricing and all include a base level of personal care in the monthly rent, while the subject rate includes no personal care. Valley View Lodge, which is a sister project to the subject, includes no personal care in the monthly rent, however, its location in the more exclusive Rossmoor area allows for a higher rental rate. We note that the average in-place rent for the subject is $1,881 per month. Based on the data, as well as accounting for the subject’s smaller size, age and condition, we believe that a rent of $1,900 per month is warranted for the subject’s studio units.

Studio Alcove Units – Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunrise Walnut Creek	400	-	400	$4,330	-	$4,330
Chateau Lodge I & III	375	-	375	$2,795	-	$2,695
Diablo Lodge	360	-	360	$2,705	-	$3,325
Concord Royale	282	-	282	$2,675	-	$2,675
Valley View Lodge	500	-	500	$3,300	-	$3,300
SUBJECT	224	-	224	$2,416	-	$2,416

Range (Excluding Subject)	282	-	500	$2,675	-	$4,330

The comparables indicate a range of asking rates from $2,675 to $4,330 per month based on unit sizes from 282 to 375 square feet. The subject’ asking rates of $2,416 per month is seen as falling below the range from an absolute rent basis, while exhibiting a unit size smaller than the comparables. Sunrise gain sets the upper limit of pricing and this is due to the inclusion of a higher degree of personal care included in the monthly rent. The remaining comparables show a more typical range of pricing and all include a base level of personal care in the monthly rent, while the subject rate includes no personal care. Valley View Lodge, which is a sister project to the subject, includes no personal care in the monthly rent, however, its location in the more exclusive Rossmoor area allows for a higher rental rate. We note that the average in-place rent for the subject is $2,162 per month. Based on the data, as well as accounting for the subject’s smaller size, age and condition, we believe that a rent of $2,200 per month is warranted for the subject’s large studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

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COMPETITIVE MARKET ANALYSIS

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

Sunrise Walnut Creek	—	-	—	—	-	—
Chateau Lodge I & III	480	-	480	$3,295	-	$3,595
Diablo Lodge	490	-	490	$3,359	-	$3,955
Concord Royale	—	-	—	—	-	—
Valley View Lodge	550	-	550	$3,875	-	$3,875
Senior Facility Six	—	-	—	—	-	—
SUBJECT	384	-	448	$2,808	-	$2,808

Range (Excluding Subject)	480	-	550	$3,295	-	$3,955

The comparables indicate a range of asking rates from $3,295 to $3,955 per month based on unit sizes from 480 to 550 square feet. The subject’ asking rates of $2,808 per month is seen as falling below the range from an absolute rent basis, while exhibiting a unit size smaller than the comparables. The comparables show a more typical range of pricing from $3,295 to $3,875 per month. Chateau Lodge and Diablo Lodge both include a base level of personal care in the monthly rent, while the subject rate includes no personal care. Valley View Lodge, which is a sister project to the subject, includes no personal care in the monthly rent, however, its location in the more exclusive Rossmoor area allows for a higher rental rate. We note that the average in-place rent for the subject is $2,721 per month. Based on the data, we believe that a rent of $2,800 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The facility’s occupancy has declined since 2000 after being at an average of 93 percent in 2000. Occupancy has shown some slight improvement as of recent, however, yet is still below 75 percent. The reasoning for the lower annual occupancy has been reportedly due to the on-site management and marketing, as well as the older age, condition and size of the property. The subject rates are at the lower end of the competition and based on the older age of the facility, they appear to be reflective of achievable market rates. Concessions are not prevalent in the marketplace, although the subject has been having to utilize them to attract new residents. The subject’s pricing structure and physical design are such that the facility will serve a lower niche of assisted living in its marketplace. Overall, it appears that there is an adequate marketplace for the subject, although its older age, condition and smaller unit sizes does limit its ability to market to a wider qualifying senior target base.

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SITE DESCRIPTION

Location:	1400 Montego Drive Walnut Creek, Contra Costa County, California 94598

The site is situated on the north side of Montego Drive at Tampico Street.

Shape:	Irregular

Topography:	Sloping

Land Area:	4.8800 gross acres (4.8800 net acres) 215,573 gross square feet (215,573 net square feet)

Frontage, Access, Visibility:	The site has 382 feet of frontage along Montego Drive.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Walnut Creek

Sewer:	City of Walnut Creek

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 065070 0001D (10/04/02).

Flood Zone:	FEMA Zone X: Areas determined to be outside the 500 year flood plain.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

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SITE DESCRIPTION

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

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IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director and Maintenance Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1978 and contains 106,396 square feet of gross building area within one, four-story building. The facility has 163 units and a capacity of 163 beds. The unit mix for the development is as follows.

Montego Heights Lodge

	No.	No.	Unit	Total
Description	Units	Beds	Sq. Ft.	Sq. Ft.

Assisted Living
Studio Standard	52	52	192	9,984
Studio Large	73	73	224	16,352
One-Bedroom Standard	19	19	384	7,296
One-Bedroom Large	19	19	448	8,512

Totals	163	163		42,144

General Description

Year Built:	1978

Number of Buildings:	One

Number of Stories:	Four

Gross Building Area:	106,396 ± square feet

Number of Units:	163

Number of Beds:	163

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class D) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the upper floors.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains three, 2,500 pound capacity hydraulic elevators. In addition, there is a separate service elevator providing freight service between both floors.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The facility is designed with two “L” shaped wings radiating out from the central common area. The main floor common areas include a lobby/lounge, administrative offices, guest dining room, auditorium, card room, billiards room, activity room, beauty/barber shop, small store, four lounge areas, and a rear courtyard area. There is also two resident laundry rooms on the main floor. Common areas on the second floor include four lounge areas, as well as the main dining room. The units on the main floor have patios, while those on the second floor have balconies.

There are two different sizes for the studio units (standard and alcove). The standard units contain 192 square feet, the alcove units 224 square feet and the one-bedroom units range from 384 to 448 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as several storage/closet areas. The one-bedroom units have small kitchenettes (refrigerator, sink and hot plate), while the studio units have no kitchenettes. All units have either a patio or balcony. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	There are 38 open surface parking spaces located along the front and northwest portion of the facility, which equates to a ratio of 0.31 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

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IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered dated relative to most of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to mostly inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, however, the units are small, the facility is dated and the corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 40 percent of the total area. This equates to around 60 percent of the facility being designated common area, similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1978, with all units having being renovated in 1998.

Effective Age:	30 years

Expected Economic Life:	50 years

Remaining Economic Life:	20 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

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IMPROVEMENTS DESCRIPTION

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

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REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Contra Costa County. The assessors’ parcel identification number is 140-250-024.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$3,527,964
Improvements	5,636,299
Personal Property	423,793

Assessor’s Market Value:	$9,588,056
Equalization/Assessment Ratio	100.00%

Assessed Value	$9,588,056
Tax Rate ($/$1,000 AV)	12.5595

Total Property Taxes	$120,420.72
Building Area	106,396
Property Taxes per Square Foot	$1.13
No. of Units	163
Property Taxes per Unit	$738.78

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Walnut Creek market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $9,588,056 is considered high based on our market value estimates determined herein and recommend contesting the assessment with the Contra Costa County assessor.

For the purposes of our Year 1 proforma, we have forecast an assessment of approximately $6,500,000 based on the value estimates determined herein. Based on the current tax liability of, this equates to a forecast tax liability of $81,637 or $82,000. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned OC, Office Commercial District, by the City of Walnut Creek. According to the zoning regulation, the OC district is to provide areas for the integrated development of business and professional office uses, along with related business and institutional uses. The intent is to provide areas for business and offices that are convenient to residential areas, the central business district, and BART.

Permitted uses include adult day care homes; residential care homes, offices (business and medical), government offices, and public parking areas. Congregate living facilities such as the subject require a Conditional Use permit.

Development regulations include no maximum lot area; no minimum lot width, no maximum lot depth, and building heights are based on a review process. Parking provisions for a congregate living facility is 0.25 spaces per dwelling unit or 0.25 spaces per bedroom, whichever is greater. As discussed, the subject provides 0.57 spaces per dwelling unit, which is above the requirements.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

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HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate higher density residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good.

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	64	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is considered average. The improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

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VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

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LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

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LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning		$/SqFt
					Public Utilities
No.	Location	Date	Site Acres	Utility*	Units	$/Unit	COMMENTS

1	4756 Clayton Road	$4,400,000	210,438 SF	PD	Yes	$20.91	Purchased for multi-family
	Concord, CA	7/02	4.8310 Ac	Good	146	$30,137	development.
2	2611 Contra Costa Boulevard	$2,200,000	125,801 SF	PUD	Yes	$17.49	Purchased for hotel
	Pleasant Hill, CA	9/01	2.8880 Ac	Good	132	$16,667	development.
3	4640 Pacheco Boulevard	$3,500,000	427,759 SF	PD	Yes	$8.18	Purchased for multi-family
	Martinez, CA	3/99	9.8200 Ac	Good	120	$29,167	development.
4	100 Chilpancingo Parkway	$1,574,000	174,936 SF	PUD	Yes	$9.00	Purchased for low-income
	Pleasant Hill, CA	7/98	4.0160 Ac	Good	71	$22,169	multi-family development.
5	NWC Crow Canyon Road and Porter	$4,600,000	435,600 SF	R-M	Yes	$10.56	Purchased for multi-family
	San Ramon, CA	4/98	10.0000 Ac	Good	85	$54,118	development.

	Price	Site SqFt		Zoning		$/SqFt
					Utilities
	Date	Site Acres		Utility*	Units	$/Unit

Survey Low	$1,574,000	125,801	SF	N/A	N/A	$8.18
Survey High	$4,600,000	435,600	SF	N/A	N/A	$20.91
Average	$3,254,800	274,907	SF	N/A	N/A	$13.23

Survey Low	4/98	2.8880	Ac	N/A	71	$16,667
Survey High	7/02	10.0000	Ac	N/A	146	$54,118
Average	1/00	6.3110	Ac	N/A	111	$30,451

Subject Property		212,573		OC	Yes	N/A
		4.8800		Good	163	N/A

*Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between April 1, 1998 and July 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the July 2002 sale of a multi-family site located in Concord, California. The parcel contains 4.831 acres. At the time of sale, this comparable was considered slightly inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 2

This is the September 2001 sale of a commercial site located in Pleasant Hill, California. The parcel contains 2.888 acres. At the time of sale, this comparable was considered slightly inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 3

This is the April 1999 sale of a multi-family site located in Martinez, California. The parcel contains 9.82 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions, location and size.

Comparable Sale No. 4

This is the July 1998 sale of a multi-family site located in Pleasant Hill, California. The parcel contains 4.016 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 5

This is the April 1998 sale of a multi-family site located in Pleasant Hill, California. The parcel contains 10.00 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of

VALUATION SERVICES	72	ADVISORY GROUP

LAND VALUATION

a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions, location and size.

A summary of our land sale adjustments is presented below.

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
		Property	Financing &
	$/SqFt	Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$20.91	Fee Simple/Mkt.	Arms-Length	None	Similar	$20.91
	7/02	0.0%	0.0%	0.0%	0.0%	0.0%
2	$17.49	Fee Simple/Mkt.	Arms-Length	None	Similar	$17.49
	9/01	0.0%	0.0%	0.0%	0.0%	0.0%
3	$8.18	Fee Simple/Mkt.	Arms-Length	None	Similar	$8.18
	3/99	0.0%	0.0%	0.0%	0.0%	0.0%
4	$9.00	Fee Simple/Mkt.	Arms-Length	None	Similar	$9.00
	7/98	0.0%	0.0%	0.0%	0.0%	0.0%
5	$10.56	Fee Simple/Mkt.	Arms-Length	None	Similar	$10.56
	4/98	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$/SqFt			Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$20.91	Inferior	Similar	Similar	Similar	Similar	$23.00	Inferior
	7/02	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
2	$17.49	Inferior	Similar	Similar	Similar	Similar	$19.24	Inferior
	9/01	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
3	$8.18	Inferior	Similar	Similar	Similar	Similar	$9.00	Inferior
	3/99	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
4	$9.00	Inferior	Similar	Similar	Similar	Similar	$9.90	Inferior
	7/98	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
5	$10.56	Inferior	Similar	Similar	Similar	Similar	$12.67	Inferior
	4/98	20.0%	0.0%	0.0%	0.0%	0.0%	20.0%

SUMMARY	Unadjusted		Adjusted

Price Range	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Low	$8.18	$356,416	$9.00	$392,057
High	$20.91	$910,786	$23.00	$1,001,867
Average	$13.23	$576,182	$14.76	$643,000

Net Adjustment Range (Additive Property Characteristics)

Low	10.0%
High	20.0%
Average	12.0%

* Market Conditions Adjustment

Compound annual change in market conditions): Contra Costa
Date of Value (for adjustment calculations):           Mar-03

**Utility includes shape, access, frontpage and visibility.

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $9.00 to $23.00 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

		$/Sq.Ft.

Sq.Ft.:		215,573
Opinion of Value:	X	$18.00

Indicated Land Value:		$3,826,310
Rounded Land Value:		$3,850,000

VALUATION SERVICES	73	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $3,850,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $570,500 for the 163 units.

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $425,146.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $896,500 or $$5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1978. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 30 years and the economic life to be 50 years. This results in a physical deterioration of 60.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 30 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older, dated and that the unit sizes are smaller than newer, competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 60.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$8,544,024
Rounded	$8,500,000
Per Unit	$52,147

VALUATION SERVICES	76	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	106,396		$56.84	$6,047,549
Sprinklers	106,396		$2.00	212,792

Subtotal (GBA)	106,396		$58.84	$6,260,341

Subtotal of Building Costs				$6,260,341
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$7,725,401
Furnishings, Fixtures & Equipment
FF&E	$3,500		$/Unit	$570,500

Total Furnishings, Fixtures & Equipment				$570,500
Site Improvements	$2.00		$/SqFt	$425,146

Total Direct Costs				$8,721,046
Plus: Indirect Costs (% of Direct Costs)	10.0%			$872,105

Subtotal Replacement Cost New ( RCN )					$9,593,151
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$896,500

Subtotal					$10,489,651
Plus: Entrepreneurial Profit (% of RCN)	15.0%				1,573,448

Total Replacement Cost New ( RCN )					$12,063,098
Per Square Foot					$106,396.00
Per Unit					$74,007
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E

Effective Age (Years):	30 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	60.0%	$6,844,214	80.0%	$524,860
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	60.0%	$6,844,214	80.0%	$524,860	$7,369,074

Depreciated Value of the Improvements					$4,694,024
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$3,850,000

Indicated Value					$8,544,024
Rounded to nearest $100,000					$8,500,000
Per Unit					$52,147
Per Square Foot					$79.89

Source: Marshall Valuation Service	Section: 12	Quality: Average
	Section: 16	Class: D
	Date: 8/02	Type: Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average
				Sale Price	Unit SF	% Occ.
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units

			625 Management Company
1	Carmel Village	IL/AL	LLC	$23,125,000	623	97.0%
	17077 San Mateo Street		Carmel Village Retirement
	Fountain Valley, CA		Residence LLC	1/03	117,666	189 units
			Healthcare Property
2	Emerald Hills	AL	Investors LLC	$8,800,000	693	95.0%
	11550 Education Street		ALCO IV LLC
	Auburn, CA			9/02	61,677	89 units
3	Mapleride of Laguna Creek		CNL Retirement Properties	$8,055,600	601	95.0%
	6727 Laguna Park Drive	AL	Marriott Senior Living
	Elk Grove, CA		Services	1/02	50,476	84 units
4	Woodmark at Summit Ridge		Emeritus Senior Living	$8,500,000	842	95.0%
	5165 Summit Ridge Court	AL/ALZ	Woodmart at Summit Ridge
	Reno, NV		LLC	2/02	77,445	92 units
5	Manor at Lakeside		Quilted Care Reno LLC	$3,200,000	620	95.0%
	855 Brinkby Avenue	IL/AL
	Reno, NV		WMFMT Real Estate LP	8/01	56,411	91 units
6	Atria Redding		AMI Senior Living	$5,000,000	739	95.0%
	101 Quartz Hill Road	AL
	Redding, CA		Atria Communities	7/01	44,328	60 units

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Condition			Revenues	Expense
		& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name
No.	Property	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

1	Carmel Village	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
	17077 San Mateo Street
	Fountain Valley, CA	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
2	Emerald Hills	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
	11550 Education Street
	Auburn, CA	1999	$98,876	$985,000	$11,067	3.56	11.19%
3	Mapleride of Laguna Creek	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
	6727 Laguna Park Drive
	Elk Grove, CA	1999	$95,900	$850,000	$10,119	3.16	10.55%
4	Woodmark at Summit Ridge	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
	5165 Summit Ridge Court
	Reno, NV	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
5	Manor at Lakeside	Average	$56.73	$1,200,000	$13,187	69.2%	8.65
	855 Brinkby Avenue
	Reno, NV	1981	$35,165	$370,000	$4,066	2.67	11.56%
6	Atria Redding	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
	101 Quartz Hill Road
	Redding, CA	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%
Subject Property	N/A	653	80%	Average	N/A	$4,036,240	$24,762	83%	N/A
	N/A	106,396	163	1978	N/A	$704,378	$4,321	N/A	N/A

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 82.55 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 9.00x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$704,378	$5,442,921	$33,392
High	9.48	$704,378	$6,675,515	$40,954
Median	8.79	$704,378	$6,192,419	$37,990
Average	8.63	$704,378	$6,077,337	$37,284
Sample Si	6

CONCLUSIONS

Indicated CFM		9.00
Net Operating Income	x	$704,378

Indicated Stabilized Value		$6,339,402
Rounded to nearest $100,000		$6,300,000
Per Unit		$38,650
Per Square Foot		$59.21

Therefore, the indicated value for the subject the CFM analysis is $6,300,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 1.50x for the subject, which falls below the range for the comparables. This rate, however, is considered reasonable for the subject given the subject’s projected expense ratio, age, condition and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$4,036,240	$10,349,333	$63,493
High	4.24	$4,036,240	$17,126,248	$105,069
Median	2.91	$4,036,240	$11,757,013	$72,129
Average	3.13	$4,036,240	$12,622,843	$77,441
Sample Size	6

CONCLUSIONS

Indicated EGIM		1.50
Effective Gross Income	x	$4,036,240

Indicated Stabilized Value		$6,054,360
Rounded to nearest $100,000		$6,100,000
Per Unit		$37,423
Per Square Foot		$57.33

Therefore, the indicated value for the subject by the EGIM analysis is $6,100,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)
		Property	Financing &
	$/Unit	Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/Mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
		Age,
		Quality		Revenue	Payor		Adj.
No.	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	Superior	Similar	Similar	Superior	Similar	Similar	$36,706	Superior
	-10.0%	0.0%	0.0%	-60.0%	0.0%	0.0%	-70.0%
2	Similar	Superior	Similar	Superior	Similar	Similar	$44,494	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
3	Similar	Superior	Similar	Superior	Similar	Similar	$43,155	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%
4	Similar	Similar	Similar	Superior	Similar	Similar	$46,196	Superior
	0.0%	0.0%	0.0%	-50.0%	0.0%	0.0%	-50.0%
5	Similar	Superior	Similar	Similar	Similar	Similar	$33,407	Superior
	0.0%	-5.0%	0.0%	0.0%	0.0%	0.0%	-5.0%
6	Similar	Superior	Similar	Superior	Similar	Similar	$37,500	Superior
	0.0%	-5.0%	0.0%	-50.0%	0.0%	0.0%	-55.0%

SUMMARY

	Unadj. $/Unit	Adj. $/Unit
Price Range
Low	$35,165	$33,407
High	$122,354	$46,196
Average	$88,003	$40,243
Net Adjustment
Low	-70.0%
High	-55.0%
Average	-58.8%

CONCLUSION

Indicated Value per Unit		$38,000
Number of Units	x	163

Indicated Value		$6,194,000
Rounded to nearest $100,000		$6,200,000
Per Unit		$38,037

* Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $33,407 to $46,196 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $38,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

163	X	$38,000	=	$6,194,000
		Rounded To:		$6,200,000

VALUATION SERVICES	85	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $6,100,000 to $6,300,000.

These values, however, are reflective of the property under stabilized occupancy. To these values we must deduct the rent loss of $400,000, which was determined in the Income Capitalization Approach. This equates to a range of “as is” values of $5,700,000 to $5,900,000.

Based on our analysis of competitive transactions, we conclude that the indicated “as-is” value by the Sales Comparison Approach on October 7, 2003 was:

Units	Indicated Value

163	$5,700,000

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Montego Heights Lodge
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$3,121,664	$20,679	$56.65	86.60%	$3,139,617	$22,884	$62.70	85.00%
Rent Concessions	$—	$—	$—	0.00%	$—	$—	$—	0.00%
Additional Personal Care	$434,453	$2,878	$7.88	12.05%	$502,421	$3,662	$10.03	13.60%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$27,680	$183	$0.50	0.77%	$34,801	$254	$0.69	0.94%
Other Income	$20,888	$138	$0.38	0.58%	$16,650	$121	$0.33	0.45%

GROSS POTENTIAL REV.	$3,604,685	$23,879	$65.42	100.00%	$3,693,489	$26,921	$73.76	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$3,604,685	$23,879	$65.42	100.00%	$3,693,489	$26,921	$73.76	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$51,497	$341	$0.93	1.43%	$477,488	$3,480	$9.54	12.93%
Payroll (Wages)	$905,583	$5,999	$16.44	25.12%	$997,983	$7,274	$19.93	27.02%
Payroll Taxes & Benefits	$425,695	$2,820	$7.73	11.81%	$299,384	$2,182	$5.98	8.11%
Resident Care	$2,164	$14	$0.04	0.06%	$2,496	$18	$0.05	0.07%
Food Services	$288,185	$1,909	$5.23	7.99%	$263,586	$1,921	$5.26	7.14%
Activities	$17,629	$117	$0.32	0.49%	$28,926	$211	$0.58	0.78%
Housekeeping/Laundry	$46,504	$308	$0.84	1.29%	$26,560	$194	$0.53	0.72%
Plant Operations	$101,884	$675	$1.85	2.83%	$169,579	$1,236	$3.39	4.59%
Utilities	$201,423	$1,334	$3.66	5.59%	$248,573	$1,812	$4.96	6.73%
Marketing/Promotions	$57,745	$383	$1.05	1.60%	$50,246	$366	$1.00	1.36%
Non-Departmental
Real Estate Taxes	$108,129	$716	$1.96	3.00%	$100,756	$734	$2.01	2.73%
Insurance	$28,886	$191	$0.52	0.80%	$48,983	$357	$0.98	1.33%
Management Fees (5% of EGI)	$180,234	$1,194	$3.27	5.00%	$184,674	$1,346	$3.69	5.00%
Replacement Reserves ($/Unit)	$57,050	$378	$1.04	1.58%	$57,050	$416	$1.14	1.54%

TOTAL ALL EXPENSES	$2,472,608	$16,379	$44.88	68.59%	$2,956,284	$21,548	$59.03	80.04%
EXPENSE RATIO	68.6%				80.0%
NET OPERATING INCOME	$1,132,077	$7,499	$20.55	31.41%	$737,205	$5,373	$14.72	19.96%
OCCUPANCY	92.6%				84.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$3,109,170	$25,351	$69.46	85.72%	$2,962,326	$26,253	$71.93	87.15%
Rent Concessions	$(32,177)	$(262)	$(0.72)	-0.89%	$(129,987)	$(1,152)	$(3.16)	-3.82%
Additional Personal Care	$478,281	$3,900	$10.68	13.19%	$463,008	$4,103	$11.24	13.62%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$49,900	$407	$1.11	1.38%	$84,750	$751	$2.06	2.49%
Other Income	$22,053	$180	$0.49	0.61%	$19,196	$170	$0.47	0.56%

GROSS POTENTIAL REV.	$3,627,227	$29,575	$81.03	100.00%	$3,399,293	$30,126	$82.54	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$3,627,227	$29,575	$81.03	100.00%	$3,399,293	$30,126	$82.54	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$93,471	$762	$2.09	2.58%	$83,886	$743	$2.04	2.47%
Payroll (Wages)	$858,091	$6,997	$19.17	23.66%	$986,714	$8,745	$23.96	29.03%
Payroll Taxes & Benefits	$457,799	$3,733	$10.23	12.62%	$383,450	$3,398	$9.31	11.28%
Resident Care	$1,950	$16	$0.04	0.05%	$2,724	$24	$0.07	0.08%
Food Services	$248,646	$2,027	$5.55	6.85%	$247,196	$2,191	$6.00	7.27%
Activities	$20,730	$169	$0.46	0.57%	$20,441	$181	$0.50	0.60%
Housekeeping/Laundry	$21,629	$176	$0.48	0.60%	$20,778	$184	$0.50	0.61%
Plant Operations	$144,606	$1,179	$3.23	3.99%	$148,019	$1,312	$3.59	4.35%
Utilities	$244,150	$1,991	$5.45	6.73%	$273,086	$2,420	$6.63	8.03%
Marketing/Promotions	$61,767	$504	$1.38	1.70%	$72,284	$641	$1.76	2.13%
Non-Departmental
Real Estate Taxes	$116,097	$947	$2.59	3.20%	$121,625	$1,078	$2.95	3.58%
Insurance	$135,831	$1,108	$3.03	3.74%	$293,379	$2,600	$7.12	8.63%
Management Fees (5% of EGI)	$181,361	$1,479	$4.05	5.00%	$169,965	$1,506	$4.13	5.00%
Replacement Reserves ($/Unit)	$57,050	$465	$1.27	1.57%	$57,050	$506	$1.39	1.68%

TOTAL ALL EXPENSES	$2,643,178	$21,552	$59.05	72.87%	$2,880,593	$25,529	$69.94	84.74%
EXPENSE RATIO	72.9%				84.7%
NET OPERATING INCOME	$984,049	$8,024	$21.98	27.13%	$518,700	$4,597	$12.59	15.26%
OCCUPANCY	75.2%				69.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	As If Stabilized Year 1
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$4,389,600	$26,930	$92.23
Rent Concessions	$—	$—	$—
Additional Personal Care	$586,800	$3,600	$12.33
Second Occupant	$—	$—	$—
New Resident Fees	$48,900	$300	$1.03
Other Income	$20,000	$123	$0.42

GROSS POTENTIAL REV.	$5,045,300	$30,953	$122.50
Vacancy/Collection Loss	$(1,009,060)

TOTAL NET REVENUE	$4,036,240	$30,953	$84.80
OPERATING EXPENSES
Departmental
General/Administrative	$120,000	$920	$2.52	2.97%
Payroll (Wages)	$1,300,000	$9,969	$27.31	32.21%
Payroll Taxes & Benefits	$500,000	$3,834	$10.51	12.39%
Resident Care	$36,000	$276	$0.76	0.89%
Food Services	$300,000	$2,301	$6.30	7.43%
Activities	$30,000	$230	$0.63	0.74%
Housekeeping/Laundry	$30,000	$230	$0.63	0.74%
Plant Operations	$180,000	$1,380	$3.78	4.46%
Utilities	$260,000	$1,994	$5.46	6.44%
Marketing/Promotions	$100,000	$767	$2.10	2.48%
Non-Departmental
Real Estate Taxes	$82,000	$629	$1.72	2.03%
Insurance	$135,000	$1,035	$2.84	3.34%
Management Fees (5% of EGI)	$201,812	$1,548	$4.24	5.00%
Replacement Reserves ($/Unit)	$57,050	$438	$1.20	1.41%

TOTAL ALL EXPENSES	$3,331,862	$25,551	$70.00	82.55%
EXPENSE RATIO	82.5%
NET OPERATING INCOME	$704,378	$5,402	$14.80	17.45%
OCCUPANCY	80.0%

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 163 residents and/or beds. The facility is of average quality construction with a layout and design typical of its age, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace, but have kitchenettes and adequate closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Montego Heights Lodge

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio Standard	52	10	$18,805	$1,881	$100,048	$1,924
Studio Large	73	50	$108,085	$2,162	$176,368	$2,416

Total - Studio	125	60	$126,890	$2,115	$276,416	$2,211
One-Bedroom	38	34	$92,510	$2,721	$106,704	$2,808

Total - One-Bedroom	38	34	$92,510	$2,721	$106,704	$2,808
Assisted Totals	163	94	$219,400	$2,334	$383,120	$2,350
Totals	163	94	$219,400	$2,334	$383,120	$2,350

It appears that the current in-house average rates generally fall above most of the asking rates at the subject. This is reportedly due to recent rent increases. Overall, the average rate is $2,334 per month, which is similar to the average asking rate of $2,350 per month. We do not feel an slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003.

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Montego Heights Lodge
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio Standard	AL	52	52	$1,900
Studio Large	AL	73	73	$2,200
One-Bedroom	AL	38	38	$2,800

Totals		163	163

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$434,453	$2,878	$7.88
2001	$502,421	$3,662	$10.03
2002	$478,281	$3,900	$10.68
2003 Annualized	$463,008	$4,103	$11.24
C&W Forecast	$586,800	$3,600	$12.33

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 48 residents (51 percent of existing total) were paying for personal care services. The average charge equated to $861.25 per

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 40 percent of the resident mix will pay an average of $750 per month for personal care services. This equates to a stabilized Year 1 revenue of $586,800. This figure is noted as falling above the recent historical levels, however, the property was not operating at stabilized occupancy over the last two years. Also, our percentage of residents falls below the ratio currently paying for personal care services, however, this percentage was based on the current census which is below a stabilized level. We believe that our forecast is reasonable and achievable based on forecast stabilized occupancy.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upper portion of the range of the comparables from $950 to $2,500. This amount is considered high given the subject’s location and occupancy rate. We believe that a rate of $1,000 per new resident would be more achievable based on the subject’s physical characteristics.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$27,680	$183
2001	$34,801	$254
2002	$49,900	$407
2003 Annualized	$84,750	$751
C&W Forecast	$48,900	$300

Based on the data, we have forecast Year 1 new resident fees at $48,900. Our forecast falls above the recent historical revenue trends, but is based on a stabilized occupancy position which the subject has not achieved over the last two years. We believe that our forecast revenue is reasonable and achievable under stabilized conditions.

Second Person Fees

The subject charges a fee of $780 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$20,888	$138	$0.38
2001	$16,650	$121	$0.33
2002	$22,053	$180	$0.49
2003 Annualized	$19,196	$170	$0.47
C&W Forecast	$20,000	$123	$1.03

Based on the data, we have forecast Year 1 revenue from this source at $20,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject reportedly was not offering any rent concessions. However, the property had been using concessions in the latter part of 2002 and into 2003 in attempt to strengthen the relatively low occupancy. Due to the current occupancy situation at the subject, some type of concessions, along with very aggressive marketing will be required to lease the property to a stabilized condition. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 71 percent occupied. This is lower than current average occupancy levels for the market area overall. Rent comparable occupancies range from 92 to 98 percent. Occupancy at the subject was 93 percent in 2000, 84 percent in 2001, 75 percent in 2002 and year-to-date 2003 annualizes out to 69 percent. The declining occupancy at the facility is reportedly due to the older age and condition of the property, high turnover of marketing directors and less aggressive marketing. We believe that in order to again achieve a level of positive occupancy conditions, very strong and aggressive marketing will be required.

In consideration of the above, as well as the general market conditions and forecast market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 20.00 percent for the subject. We note that this rate is below that current seen by the other properties in the market. We believe, however, this is a reasonable rate based on the subject’s older age, condition, smaller unit sizes and generally large facility size in relation to the marketplace.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

Montego Heights Lodge
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio Standard	AL	52	52	$1,900	$1,185,600
Studio Large	AL	73	73	$2,200	$1,927,200
One-Bedroom Large	AL	38	38	$2,800	$1,276,800

Total		163	163		$4,389,600	$26,930
Additional Personal Care			40%	$750	$586,800	$3,600
Second Person			0%	$—	$—	$—
New Resident Fees			30%	$1 ,000	$48,900	$300
Other					$20,000	$123

TOTAL POTENTIAL GROSS INCOME					$5,045,300	$30,953
LESS: VACANCY @			20.0%		$(1,009,060)

EFFECTIVE GROSS INCOME					$4,036,240	$30,953

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

Facility	Confidential	Confidential
Reporting Period	2002	2002
Year Built	1999	2001
No. of IL Units	0	42
No. of AL Units	89	72
No. of ALZ Units	13	0

Total Units	102	114
Occupancy	83%	85%
Resident Days	30,901	35,493

	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%
Expense Ratio Before Reserves	65%			71%
Reserves	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

		ASHA		ASHA
		Lower	ASHA	Upper
Facility	Confidential	Quartile	Median	Quartile
Reporting Period	2002	2002	2002	2002
Year Built	1990	N/A	N/A	N/A
No. of IL Units	176	N/A	N/A	N/A
No. of AL Units	11	N/A	N/A	N/A
No. of ALZ Units	0	N/A	N/A	N/A

Total Units	187	N/A	N/A	N/A
Occupancy	98%	N/A	N/A	N/A
Resident Days	66,890

	Per		% of
	Resident	$/RD	EGI

TOTAL NET REVENUES	$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	67%			76%	75%	81%
Reserves	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

*     All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$51,497	$341	$0.93	1.43%
2001	$477,488	$3,480	$9.54	12.93%
2002	$93,471	$762	$2.09	2.58%
2003 Annualized	$83,886	$743	$2.04	2.47%
C&W Forecast	$120,000	$920	$2.52	2.97%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The high expense amount in 2001 was due to extraordinary legal costs of $371,269. Eliminating this would have shown a cost of $106,219 which is more consistent with the historic costs. Overall, the subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $120,000 or $ 920 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$905,583	$5,999	$16.44	25.12%
2001	$997,983	$7,274	$19.93	27.02%
2002	$858,091	$6,997	$19.17	23.66%
2003 Annualized	$986,714	$8,745	$23.96	29.03%
C&W Forecast	$1,300,000	$9,969	$27.31	32.21%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall towards the lower portion of the comparable range and we believe a higher cost would be reasonable under stabilized conditions. We have forecast stabilized Year 1 wages and salary costs at $1,300,000 or $9,969 per resident.

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$425,695	$2,820	$7.73	11.81%
2001	$299,384	$2,182	$5.98	8.11%
2002	$457,799	$3,733	$10.23	12.62%
2003 Annualized	$383,450	$3,398	$9.31	11.28%
C&W Forecast	$500,000	$3,834	$10.51	12.39%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall within the middle portion of the range by the comparable properties. We note that most of these expenses are reflective of non-stabilized conditions. We have forecast stabilized Year 1 payroll taxes and benefits costs at $500,000 or $3,834 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$2,164	$14	$0.04	0.06%
2001	$2,496	$18	$0.05	0.07%
2002	$1,950	$16	$0.04	0.05%
2003 Annualized	$2,724	$24	$0.07	0.08%
C&W Forecast	$36,000	$276	$0.76	0.89%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

below the average costs by the comparable properties. As such, we believe a prudent operator would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast stabilized Year 1 resident care costs at $36,000 or $ 276 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$288,185	$1,909	$5.23	7.99%
2001	$263,586	$1,921	$5.26	7.14%
2002	$248,646	$2,027	$5.55	6.85%
2003 Annualized	$247,196	$2,191	$6.00	7.27%
C&W Forecast	$300,000	$2,301	$6.30	7.43%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast stabilized Year 1 food services costs at $300,000 or $2,301 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$17,629	$117	$0.32	0.49%
2001	$28,926	$211	$0.58	0.78%
2002	$20,730	$176	$0.48	0.60%
2003 Annualized	$20,441	$181	$0.50	0.60%
C&W Forecast	$30,000	$230	$0.63	0.74%

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $30,000 or $ 230 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$46,504	$308	$0.84	1.29%
2001	$26,560	$194	$0.53	0.72%
2002	$21,629	$176	$0.48	0.60%
2003 Annualized	$20,778	$184	$0.50	0.61%
C&W Forecast	$30,000	$230	$0.63	0.74%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast stabilized Year 1 housekeeping costs at $30,000 or $ 230 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$101,884	$675	$1.85	2.83%
2001	$169,579	$1,236	$3.39	4.59%
2002	$144,606	$1,179	$3.23	3.99%
2003 Annualized	$148,019	$1,312	$3.59	4.35%
C&W Forecast	$180,000	$1,380	$3.78	4.46%

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $180,000 or $1,380 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$201,423	$1,334	$3.66	5.59%
2001	$248,573	$1,812	$4.96	6.73%
2002	$244,150	$1,991	$5.45	6.73%
2003 Annualized	$273,086	$2,420	$6.63	8.03%
C&W Forecast	$260,000	$1,994	$5.46	6.44%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 utility costs at $260,000 or $1,994 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$57,745	$383	$1.05	1.60%
2001	$50,246	$366	$1.00	1.36%
2002	$61,767	$504	$1.38	1.70%
2003 Annualized	$72,284	$641	$1.76	2.13%
C&W Forecast	$100,000	$767	$2.10	2.48%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. Based on the competitive positioning of the subject, we have increased marketing cost. We have forecast Year 1 marketing costs at $100,000 or $ 767 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$108,129	$716	$1.96	3.00%
2001	$100,756	$734	$2.01	2.73%
2002	$116,097	$947	$2.59	3.20%
2003 Annualized	$121,625	$1,078	$2.95	3.58%
C&W Forecast	$82,000	$629	$1.72	2.03%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $82,000 or $ 629 per resident and which is based on a market value premise.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$28,886	$191	$0.52	0.80%
2001	$48,983	$357	$0.98	1.33%
2002	$135,831	$1,108	$3.03	3.74%
2003 Annualized	$293,379	$2,600	$7.12	8.63%
C&W Forecast	$135,000	$1,035	$2.84	3.34%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. The 2003 annualized amount is very excessive and we were not able to ascertain what was actually included in the year-to-date figures. As such, we have not placed any reliance on this figure. We have forecast Year 1 insurance costs at $135,000 or $1,035 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $201,812 or $1,548 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $350 per unit and which equates to a total cost of $57,050 or $ 438 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $3,331,862 ($25,551 per resident) and 82.55 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent).

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Additionally, the subject has operated at expense ratios ranging from 55.7 to 63.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $5,402, which is below the most recent full operating year (2002) of $10,513 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Montego Heights Lodge
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$4,036,240	$30,953	$84.80
EXPENSES
General/Administrative			$120,000	$920	$2.52	2.97%
Payroll (Wages)			$1,300,000	$9,969	$27.31	32.21%
Payroll Taxes & Benefits			$500,000	$3,834	$10.51	12.39%
Resident Care			$36,000	$276	$0.76	0.89%
Food Services			$300,000	$2,301	$6.30	7.43%
Activities			$30,000	$230	$0.63	0.74%
Housekeeping/Laundry			$30,000	$230	$0.63	0.74%
Plant Operations			$180,000	$1,380	$3.78	4.46%
Utilities			$260,000	$1,994	$5.46	6.44%
Marketing/Promotions			$100,000	$767	$2.10	2.48%
Real Estate Taxes			$82,000	$629	$1.72	2.03%
Insurance			$135,000	$1,035	$2.84	3.34%

TOTAL OPERATING EXPENSES		76.1%	$3,073,000	$23,566	$64.56	76.14%
Management Fees	5.0%		$201,812	$1,548	$4.24	5.00%
Replacement Reserves	$350		$57,050	$438	$1.20	1.41%

TOTAL EXPENSES			$3,331,862	$25,551	$70.00	82.55%
NET OPERATING INCOME			$704,378	$5,402	$14.80	17.45%

(*) Per Actual Resident

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
1	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2001		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	106	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$704,378

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit
Based on Low-Range of 11.25%	$6,261,138	$38,412
Based on Most Probable Range of 11.50%	$6,125,026	$37,577
Based on High-Range of 11.75%	$5,994,706	$36,777
Reconciled Value	$6,125,026	$37,577
Rounded to nearest $100,000	$6,100,000	$37,423
Value Conclusion – As Stabilized:	$6,100,000

As Is Analysis

As has been noted, the subject is not operating at a stabilized occupancy position. In order to estimate the “as-is” value of the property, we have analyzed the property through the discounted cash flow analysis as this is the most typical analysis performed by investors when evaluating newly opened facilities because it incorporates a projected rate of absorption of units as well as anticipated inflationary assumptions during the projection period. Given the history of the ownership and management of the property, it has not attained stabilized occupancy and is at an occupancy of 116 residents or 71 percent. The following is a summary of our assumptions utilized when calculating a value estimate for the subject. We note that we initially value the facility at inspection. We have forecasted that a stabilized occupancy will be 80 percent. We have also forecast that the property would take nine months to reach stabilized occupancy. Based on the current occupancy and forecast occupancy, the subject would need to lease 14 beds or residents to achieve stabilized occupancy. This equates to an absorption rate of approximately 3.00 residents per month for the next five months. To reflect the inherent risk in leasing up the asset, we have inflated the discount rate upward by 100 basis points in our “as is” discounted cash flow.

VALUATION SERVICES	107	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Absorption

The subject’s estimated absorption period is projected to be seven months. The lease-up projection is based on market absorption rates discussed in the Competitive Market Analysis. Our projected lease-up analysis can be found on the following chart.

Montego Heights Lodge
Projected Lease-Up Analysis - Year 1

# of Months		1	2	3	4	5	6
Total Residents		115	118	121	124	127	130
New Residents		3	3	3	3	3	0
% Occupied		71%	72%	74%	76%	78%	80%
Units:	163
		Month:
		1	2	3	4	5	6

Income
Effective Gross Income		$296,631	$304,369	$312,107	$319,845	$327,583	$335,322

Expenses	Type (1)
General & Administrative	F	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Payroll (Wages)	V	$80,000	$85,000	$90,000	$95,000	$100,000	$105,000
Payroll Taxes & Benefits	V	$32,000	$34,000	$36,000	$38,000	$40,000	$41,000
Resident Care	V	$2,000	$2,100	$2,200	$2,300	$2,400	$2,500
Food Services	V	$20,000	$21,000	$22,000	$23,000	$24,000	$25,000
Activities	F	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
Housekeeping/Laundry	F	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
Plant Operations	F	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000
Utilities	F	$21,667	$21,667	$21,667	$21,667	$21,667	$21,667
Marketing	F	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Real Estate Taxes	F	$6,833	$6,833	$6,833	$6,833	$6,833	$6,833
Insurance	F	$11,250	$11,250	$11,250	$11,250	$11,250	$11,250
Total Operating Expenses		$213,750	$221,850	$229,950	$238,050	$246,150	$253,250
Reserves	F	$4,754	$4,754	$4,754	$4,754	$4,754	$4,754
Management Fees	V	14,832	15,218	15,605	15,992	16,379	16,766

Total Expenses		$233,336	$241,823	$250,310	$258,796	$267,283	$274,770

Net Income		$63,295	$62,546	$61,797	$61,049	$60,300	$60,551

[Additional columns below]

[Continued from above table, first column(s) repeated]

# of Months	7	8	9	10	11	12
Total Residents	130	130	130	130	130	130
New Residents	0	0	0	0	0	0
% Occupied	80%	80%	80%	80%	80%	80%
Units:
							12 MONTH
	7	8	9	10	11	12	CUMULATIVE

Income
Effective Gross Income	$335,322	$335,322	$335,322	$335,322	$335,322	$335,322	$3,907,786

Expenses
General & Administrative	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$120,000
Payroll (Wages)	$108,333	$108,333	$108,333	$108,333	$108,333	$108,333	$1,204,998
Payroll Taxes & Benefits	$41,667	$41,667	$41,667	$41,667	$41,667	$41,667	$471,002
Resident Care	$2,600	$2,700	$2,800	$2,900	$3,000	$3,100	$30,600
Food Services	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000	$285,000
Activities	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000
Housekeeping/Laundry	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000
Plant Operations	$15,000	$15,000	$15,000	$15,000	$15,000	$15,000	$180,000
Utilities	$21,667	$21,667	$21,667	$21,667	$21,667	$21,667	$260,000
Marketing	$10,000	$10,000	$10,000	$8,333	$8,333	$8,333	$115,000
Real Estate Taxes	$6,833	$6,833	$6,833	$6,833	$6,833	$6,833	$82,000
Insurance	$11,250	$11,250	$11,250	$11,250	$11,250	$11,250	$135,000
Total Operating Expenses	$257,350	$257,450	$257,550	$255,983	$256,083	$256,183	$2,943,600
Reserves	$4,754	$4,754	$4,754	$4,754	$4,754	$4,754	$57,050
Management Fees	16,766	16,766	16,766	16,766	16,766	16,766	$195,389

Total Expenses	$278,870	$278,970	$279,070	$277,504	$277,604	$277,704	$3,196,039

Net Income	$56,451	$56,351	$56,251	$57,818	$57,718	$57,618	$711,747

(1) Variable (V) or Fixed (F) Expenses

The indicated value of the subject property “as-is” and based on the above assumptions, is shown below.

VALUATION SERVICES	108	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Montego Heights Lodge
DISCOUNTED CASH-FLOW ANALYSIS AS IS

ASSUMPTIONS

INFLATION (INCOME)	3.5%
OPERATING EXPENSE RATIO (YEARS 3 - 5)	76.1%
RESERVES	$300
MANAGEMENT FEE	5.0%
TERMINAL CAPITALIZATION RATE	12.00%
COSTS OF SALE	3.00%
DISCOUNT RATE	15.50%

FINANCIAL FORECAST

PERIODS			Year 1	Year 2	Year 3	Year 4	Year 5	Year 6

							$6,533,677	(Reversion)
EFFECTIVE GROSS INCOME			$3,907,786	$4,036,240	$4,177,508	$4,323,721	$4,475,051	$4,631,678
LESS: OPERATING EXPENSES			$2,943,600	$3,073,000	$3,180,555	$3,291,874	$3,407,090	$3,526,338
LESS: MANAGEMENT FEE	5%		$195,389	$201,812	$208,875	$216,186	$223,753	$231,584
LESS: RESERVES	$300		$57,050	$57,050	$59,047	$61,113	$63,252	$65,466

CASH FLOW			$711,747	$704,378	$729,031	$754,547	$7,314,634	$808,290
								12.00%
								$6,735,750
NET PRESENT VALUE	$5,600,013							($202,072)

	$5,600,000	(ROUNDED)						$6,533,677

The indicated value of the subject, “as-is”, has been calculated at $5,600,000. The indicated value of the subject property as if stabilized has also been calculated. This analysis is based on the same assumptions as our previous analysis. However, it assumes stabilized occupancy as of October 7, 2003. The value estimate “as if currently stabilized” is $6,000,000 (shown below). When comparing this value to the “as is” value, the indicated rent loss deduction is $400,000 ($6,000,000 - $5,600,000). A rent loss deduction of $400,000 must be applied to the value indication in the Sales Comparison Approach to determine an “as is” market value estimate.

Montego Heights Lodge
DISCOUNTED CASH-FLOW ANALYSIS AS IF CURRENTLY STABILIZED

ASSUMPTIONS

INFLATION (INCOME)	3.5%
OPERATING EXPENSE RATIO	76.1%
RESERVES	$300
MANAGEMENT FEE	5.0%
CAPITALIZATION RATE	12.00%
COSTS OF SALE	3.00%
DISCOUNT RATE	14.50%

FINANCIAL FORECAST

PERIODS			Year 1	Year 2	Year 3	Year 4	Year 5	Year 6

							$6,762,356	(Reversion)
EFFECTIVE GROSS INCOME			$4,036,240	$4,177,508	$4,323,721	$4,475,051	$4,631,678	$4,793,787
LESS: OPERATING EXPENSES			$3,073,000	$3,180,555	$3,291,874	$3,407,090	$3,526,338	$3,649,760
LESS: MANAGEMENT FEE	5.0%		$201,812	$208,875	$216,186	$223,753	$231,584	$239,689
LESS: RESERVES	$300		$57,050	$59,047	$61,113	$63,252	$65,466	$67,758

CASH FLOW			$704,378	$729,031	$754,547	$780,956	$7,570,646	$836,580
								12.00%
								$6,971,501
NET PRESENT VALUE	$5,975,127							($209,145)

	$6,000,000	(ROUNDED)						$6,762,356

VALUATION SERVICES	109	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

	As-Is	As-Stabilized
Cost Approach	$8,500,000	N/A
Sales Comparison Approach:	$5,700,000	N/A
Income Capitalization Approach:	$5,600,000	$6,100,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderate, yet believed reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to potentially some degree of external obsolescence from the older age of the property and inability to achieve rents consistent with newer properties in the marketplace. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

VALUATION SERVICES	110	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, extraordinary and hypothetical conditions, if any, and definitions, “as-is” on October 7, 2003 was:

FIVE MILLION SIX HUNDRED THOUSAND DOLLARS
$5,600,000

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, extraordinary and hypothetical conditions, if any, and definitions, “as-stabilized” on April 1, 2004 is:

SIX MILLION ONE HUNDRED THOUSAND DOLLARS

$6,100,000

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $656,075, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1978. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$656,075
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$131,215
Rounded	$130,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $130,000 rounded.

VALUATION SERVICES	111	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $8,500,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $6,100,000 (which includes the $130,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	112	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	113	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	114	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	115	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	116	ADVISORY GROUP

ADDENDA

Addenda Contents
ADDENDUM A:	Letter of Engagement
ADDENDUM B:	Legal Description
ADDENDUM C:	Demographics
ADDENDUM D:	Property Exhibits
ADDENDUM E:	Historical Operating Statements
ADDENDUM F:	Comparable Land Sale Data Sheets
ADDENDUM G:	Comparable Improved Sale Data Sheets
ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	117	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc. 3300 One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 404-853-5351 Tel 404-874-8046 Fax Norman_LeZott@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc, Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by a Appraisal Institute member holding the title of MAI (Member Appraisal Institute), Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30,2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer .

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

All Policy Forms

SCHEDULE  C

The land referred to in this policy is situated in the State of California, County of Contra Costa, City of Walnut Creek, and is described as follows:

Parcel B, as shown on the Parcel Map filed November 25, 1980, in Book 91 of Parcel Maps, Page 13, Contra Costa County Records.

A.P.  No.: 140-250-024

FIRST AMERICAN TITLE

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	106,910		108,801		113,953
Age 45 - 54	17,270	16.15%	18,190	16.72%	20,004	17.55%
Age 55 - 59	6,110	5.72%	6,769	6.22%	8,092	7.10%
Age 60 - 64	4,681	4.38%	4,966	4.56%	6,207	5.45%
Age 65 - 69	3,971	3.71%	3,953	3.63%	4,453	3.91%
Age 70 - 74	3,713	3.47%	3,609	3.32%	3,503	3.07%
Age 75 - 79	3,458	3.23%	3,351	3.08%	3,304	2.90%
Age 80 - 84	2,333	2.18%	2,420	2.22%	2,513	2.21%
Age 85 and over	2,561	2.40%	2,771	2.55%	3,115	2.73%
Age 55 and over	26,827	25.09%	27,840	25.59%	31,187	27.37%
Age 65 and over	16,036	15.00%	16,105	14.80%	16,889	14.82%
Total Population, Male	51,639		52,499		54,907
Age 45 - 54	8,239	15.95%	8,660	16.49%	9,540	17.37%
Age 55 - 59	2,922	5.66%	3,250	6.19%	3,875	7.06%
Age 60 - 64	2,181	4.22%	2,297	4.38%	2,882	5.25%
Age 65 - 69	1,863	3.61%	1,857	3.54%	2,092	3.81%
Age 70 - 74	1,632	3.16%	1,590	3.03%	1,552	2.83%
Age 75 - 79	1,440	2.79%	1,408	2.68%	1,385	2.52%
Age 80 - 84	877	1.70%	913	1.74%	943	1.72%
Age 85 and over	672	1.30%	691	1.32%	786	1.43%
Age 55 and over	11,586	22.44%	12,008	22.87%	13,514	24.61%
Age 65 and over	6,484	12.56%	6,460	12.31%	6,757	12.31%
Total Population, Female	55,271		56,302		59,046
Age 45 - 54	9,031	16.34%	9,530	16.93%	10,464	17.72%
Age 55 - 59	3,188	5.77%	3,518	6.25%	4,217	7.14%
Age 60 - 64	2,500	4.52%	2,669	4.74%	3,325	5.63%
Age 65 - 69	2,108	3.81%	2,096	3.72%	2,362	4.00%
Age 70 - 74	2,081	3.77%	2,019	3.59%	1,952	3.31%
Age 75 - 79	2,017	3.65%	1,943	3.45%	1,920	3.25%
Age 80 - 84	1,456	2.63%	1,507	2.68%	1,570	2.66%
Age 85 and over	1,889	3.42%	2,080	3.69%	2,329	3.94%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	15,241	27.57%	15,832	28.12%	17,674	29.93%
Age 65 and over	9,552	17.28%	9,645	17.13%	17.13	17.16%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	86,705		87,171		88,603
Age 65 and over	14,688	16.94%	14,693	16.86%	15,229	17.19%
Black or African American Alone	1,530		1,627		1,850
Age 65 and over	104	6.78%	114	7.01%	131	7.08%
American Indian and Alaska Native Alone	411		434		515
Age 65 and over	15	3.57%	15	3.38%	16	3.09%
Asian Alone	10,323		11,061		12,830
Age 65 and over	903	8.75%	934	8.45%	1,076	8.39%
Native Hawaiian and Other Pacific Islander Alone	210		218		251
Age 65 and over	5	2.54%	6	2.94%	7	2.95%
Some Other Race Alone	3,424		3,765		4,555
Age 65 and over	115	3.37%	128	3.40%	168	3.69%
Two or More Races	4,306		4,525		5,349
Age 65 and over	206	4.79%	214	4.74%	261	4.88%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	9,361		9,955		11,538
Age 65 and over	532	5.68%	550	5.53%	634	5.50%
Not Hispanic or Latino	97,549		98,846		102,415
Age 65 and over	15,504	15.89%	15,555	15.74%	16,254	15.87%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	5,737		6,921		8,321
Income less than $15,000	361	6.29%	189	2.73%	151	1.82%
Income $15,000 - $24,999	537	9.37%	274	3.96%	213	2.57%
Income $25,000 - $34,999	623	10.86%	434	6.27%	412	4.95%
Income $35,000 - $49,999	1,036	18.05%	710	10.26%	680	8.18%
Income $50,000 - $74,999	1,546	26.94%	1,242	17.95%	1,301	15.63%
Income $75,000 - $99,999	826	14.39%	1,134	16.39%	1,252	15.04%
Income $100,000 - $149,999	637	11.11%	1,520	21.96%	1,921	23.08%
Income $150,000 - $249,999	172	3.00%	1,158	16.73%	1,522	18.30%
Income $250,000 - $499,999	44	0.77%	211	3.05%	734	8.83%
Income $500,000 and more	8	0.14%	49	0.71%	134	1.61%
Median Household Income	55,458		88,458		103,956

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	2,777		2,382		2,658
Income less than $15,000	350	12.60%	125	5.26%	94	3.54%
Income $15,000 - $24,999	442	15.93%	201	8.42%	165	6.22%
Income $25,000 - $34,999	437	15.74%	240	10.06%	222	8.34%
Income $35,000 - $49,999	546	19.66%	350	14.67%	331	12.47%
Income $50,000 - $74,999	488	17.58%	574	24.10%	552	20.75%
Income $75,000 - $99,999	245	8.83%	373	15.64%	468	17.61%
Income $100,000 - $149,999	101	3.64%	312	13.10%	456	17.16%
Income $150,000 - $249,999	32	1.15%	179	7.49%	256	9.62%
Income $250,000 - $499,999	7	0.24%	27	1.12%	101	3.81%
Income $500,000 and more	0	0.00%	3	0.13%	13	0.48%
Median Household Income	37,591		62,022		73,392
Householder Age 70 - 74	2,010		2,193		2,100
Income less than $15,000	341	16.96%	115	5.23%	71	3.40%
Income $15,000 - $24,999	391	19.44%	200	9.11%	133	6.31%
Income $25,000 - $34,999	338	16.81%	228	10.38%	185	8.83%
Income $35,000 - $49,999	402	20.01%	318	14.51%	263	12.52%
Income $50,000 - $74,999	353	17.57%	522	23.78%	435	20.71%
Income $75,000 - $99,999	171	8.49%	330	15.03%	360	17.15%
Income $100,000 - $149,999	81	4.05%	280	12.77%	358	17.02%
Income $150,000 - $249,999	29	1.45%	159	7.25%	193	9.19%
Income $250,000 - $499,999	11	0.55%	31	1.40%	82	3.89%
Income $500,000 and more	1	0.05%	12	0.53%	20	0.98%
Median Household Income	34,675		61,327		72,845
Householder Age 75 - 79	1,324		2,165		2,116
Income less than $15,000	479	36.15%	333	15.40%	216	10.21%
Income $15,000 - $24,999	262	19.81%	344	15.89%	278	13.13%
Income $25,000 - $34,999	210	15.85%	228	10.52%	273	12.91%
Income $35,000 - $49,999	184	13.93%	353	16.32%	281	13.28%
Income $50,000 - $74,999	113	8.53%	399	18.44%	394	18.63%
Income $75,000 - $99,999	60	4.53%	218	10.06%	266	12.59%
Income $100,000 - $149,999	32	2.42%	175	8.10%	226	10.69%
Income $150,000 - $249,999	8	0.60%	101	4.66%	136	6.43%
Income $250,000 - $499,999	1	0.07%	11	0.52%	42	1.96%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	0	0.00%	2	0.09%	3	0.16%
Median Household Income	22,414		42,479		50,665

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	886		1,549		1,594
Income less than $15,000	376	42.45%	264	17.04%	174	10.91%
Income $15,000 -$24,999	171	19.35%	253	16.36%	218	13.69%
Income $25,000 - $34,999	134	15.13%	178	11.46%	223	14.02%
Income $35,000 - $49,999	120	13.51%	236	15.24%	201	12.62%
Income $50,000 - $74,999	62	7.04%	275	17.75%	287	17.97%
Income $75,000 - $99,999	35	4.00%	131	8.43%	190	11.95%
Income $100,000 - $149,999	21	2.36%	111	7.19%	151	9.45%
Income $150,000 - $249,999	6	0.68%	87	5.62%	101	6.31%
Income $250,000 - $499,999	0	0.01%	13	0.85%	44	2.75%
Income $500,000 and more	0	0.00%	1	0.07%	5	0.32%
Median Household Income	20,000		40,053		48,441
Householder Age 85 and over	824		1,334		1,509
Income less than $15,000	331	40.15%	280	20.99%	202	13.40%
Income $15,000 -$24,999	164	19.95%	226	16.91%	219	14.50%
Income $25,000 - $34,999	99	12.05%	176	13.16%	220	14.55%
Income $35,000 - $49,999	91	11.07%	213	15.94%	212	14.02%
Income $50,000 - $74,999	37	4.51%	212	15.91%	265	17.56%
Income $75,000 - $99,999	20	2.47%	107	8.03%	173	11.44%
Income $100,000 -$149,999	13	1.58%	79	5.91%	137	9.06%
Income $150,000 -$249,999	1	0.13%	38	2.83%	60	3.96%
Income $250,000 - $499,999	0	0.01%	3	0.19%	19	1.26%
Income $500,000 and more	0	0.00%	2	0.13%	4	0.26%
Median Household Income	17,909		34,091		42,995

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	41,700		46,248		48,353
Income less than $15,000	4,014	9.63%	2,137	4.62%	1,534	3.17%
Income $15,000 -$24,999	4,572	10.96%	2,456	5.31%	1,970	4.07%
Income $25,000 - $34,999	5,675	13.61%	3,186	6.89%	2,749	5.68%
Income $35,000 - $49,999	7,755	18.60%	5,645	12.21%	4,497	9.30%
Income $50,000 - $74,999	9,588	22.99%	9,591	20.74%	8,634	17.86%
Income $75,000 - $99,999	5,183	12.43%	7,560	16.35%	7,768	16.07%
Income $100,000 - $149,999	3,589	8.61%	8,289	17.92%	10,108	20.91%
Income $150,000 - $249,999	995	2.39%	6,082	13.15%	7,120	14.73%
Income $250,000 - $499,999	268	0.64%	1,036	2.24%	3,354	6.94%
Income $500,000 and more	60	0.14%	265	0.57%	618	1.28%
Average Household Income	$56,569		$92,070		$110,025
Median Household Income	$47,743		$75,360		$90,423
Per Capita Income	$23,960		$39,569		$47,043

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	22,230		24,379		25,361
Value less than $25,000	37	0.17%	19	0.08%	12	0.05%
Value $25,000 - $49,999	59	0.27%	49	0.20%	38	0.15%
Value $50,000 - $74,999	103	0.46%	39	0.16%	44	0.17%
Value $75,000 - $99,999	240	1.08%	80	0.33%	42	0.17%
Value $100,000 - $149,999	1,039	4.67%	359	1.47%	211	0.83%
Value $150,000 -$199,999	2,908	13.08%	789	3.24%	439	1.73%
Value $200,000 - $299,999	8,848	39.80%	4,455	18.27%	2,520	9.94%
Value $300,000 - $399,999	5,949	26.76%	6,764	27.74%	5,153	20.32%
Value $400,000 - $499,999	1,889	8.50%	5,246	21.52%	5,462	21.54%
Value $500,000 Or More	1,158	5.21%	6,579	26.99%	11,440	45.11%
Median Specified Owner-Occupied Housing Unit Value	276,054		394,626		477,307

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	890		893		897
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	890	100.00%	893	100.00%	897	100.00%
Other Institutions	0	0.00%	0	0.00%	0	0.00%
Noninstitutionalized	642		643		644

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	28,030	28,496	29,653
Renter Occupied	17,376	17,752	18,700

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	12,989
In Family Households	8,159	62.82%
Householder	4,255	32.76%
Spouse	3,195	24.60%
Other relative	639	4.92%
Non-Relative	70	0.54%
In Group Quarters	1,177	9.06%
Institutionalized	1,177	9.06%
Other	0	0.00%
In Non-Family Households	3,653	28.12%
Male Householder	679	5.23%
Living Alone	591	4.55%
Not Living Alone	88	0.68%
Female Householder	2,852	21.96%
Living Alone	2,765	21.29%
Not Living Alone	87	0.67%
Non-Relative	122	0.94%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	22,510		4,951
Less than 20%	10,531	46.78%	3,625	73.22%
20 to 24%	2,807	12.47%	328	6.62%
25 to 29%	2,517	11.18%	255	5.14%
30 to 34%	1,959	8.70%	163	3.29%
35% or more	4,637	20.60%	557	11.26%
Not Computed	59	0.26%	24	0.48%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	15,839		2,353
Less than 20%	3,994	25.22%	237	10.07%
20 to 24%	2,594	16.38%	152	6.45%
25 to 29%	2,183	13.78%	154	6.55%
30 to 34%	1,670	10.54%	245	10.42%
35% or more	5,180	32.70%	1,481	62.91%
Not Computed	219	1.38%	85	3.60%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	25,860	61.97%	5,693	70.76%
Renter Occupied Units	15,867	38.03%	2,352	29.24%
Complete Plumbing Facilities	41,666	99.85%	8,036	99.88%
Lacking Plumbing Facilities	61	0.15%	0	0.00%
With Telephone	41,527	99.52%	8,028	99.79%
No Telephone	201	0.48%	12	0.15%
One or more Vehicles	39,653	95.03%	6,777	84.23%
No Vehicles Available	2,075	4.97%	1,262	15.68%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	41,699		4,760		3,036
Married Couple Family	21,909	52.54%	2,737	57.49%	1,051	34.60%
Other Family	4,447	10.66%	261	5.48%	210	6.91%
Male Householder	1,217	2.92%	75	1.57%	34	1.13%
Female Householder	3,230	7.74%	186	3.90%	176	5.78%
Non-Family	15,343	36.79%	1,763	37.03%	1,776	58.49%
Householder Living Alone	11,765	28.21%	1,630	34.25%	1,729	56.96%
Householder not Living Alone	3,578	8.58%	132	2.78%	46	1.53%
Above Poverty	40,073	96.10%	4,620	97.05%	2,770	91.23%
Married Couple Family	21,546	51.67%	2,710	56.92%	968	31.89%
Other Family	4,110	9.86%	261	5.48%	205	6.74%
Male Householder	1,155	2.77%	75	1.57%	34	1.13%
Female Householder	2,955	7.09%	186	3.90%	171	5.62%
Non-Family	14,417	34.57%	1,650	34.66%	1,597	52.60%
Householder Living Alone	11,078	26.57%	1,530	32.15%	1,557	51.28%
Householder not Living Alone	3,339	8.01%	119	2.51%	40	1.32%
Below Poverty	1,625	3.90%	140	2.95%	266	8.77%
Married Couple Family	363	0.87%	27	0.57%	82	2.71%
Other Family	337	0.81%	0	0.00%	5	0.16%
Male Householder	62	0.15%	0	0.00%	0	0.00%
Female Householder	275	0.66%	0	0.00%	5	2.79%
Non-Family	926	2.22%	113	2.37%	179	5.89%
Householder Living Alone	687	1.65%	100	2.10%	173	5.68%
Householder not Living Alone	239	0.57%	13	0.27%	6	0.21%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	79,937		11,881		4,364
With Mblty or Care Lmts	3,620	4.53%	1,842	15.50%	1,170	26.81%
Mobility Limits Only	1,266	1.58%	811	6.82%	601	13.77%
Self Care Limits Only	1,326	1.66%	376	3.16%	151	3.46%
Both Limits	1,028	1.29%	655	5.51%	418	9.58%
No Mblty or Care Limits	76,317	95.47%	10,039	84.50%	3,194	73.19%
With a Work Disability	6,907	8.64%	3,085	25.97%
In Labor Force	2,037	2.55%	168	1.42%
Employed	1,862	2.33%	158	1.33%
Unemployed	175	0.22%	11	0.09%
Not in Labor Force	4,870	6.09%	2,917	24.55%
Prevented from Working	3,835	4.80%	2,372	19.96%
Not Prevented from Wrk	1,035	1.29%	545	4.59%
No Work Disability	73,031	91.36%	8,801	74.07%
In Labor Force	55,468	69.39%	1,610	13.55%
Employed	53,699	67.18%	1,569	13.21%
Unemployed	1,769	2.21%	40	0.34%
Not in Labor Force	17,562	21.97%	7,191	60.52%

* Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	225,867		229,610		239,919
Age 45 - 54	34,992	15.49%	36,803	16.03%	40,434	16.85%
Age 55 - 59	12,381	5.48%	13,706	5.97%	16,353	6.82%
Age 60 - 64	9,286	4.11%	9,836	4.28%	12,261	5.11%
Age 65 - 69	8,015	3.55%	7,959	3.47%	8,908	3.71%
Age 70 - 74	8,067	3.57%	7,836	3.41%	7,542	3.14%
Age 75 - 79	8,135	3.60%	7,911	3.45%	7,677	3.20%
Age 80 - 84	5,859	2.59%	6,106	2.66%	6,235	2.60%
Age 85 and over	5,818	2.58%	6,215	2.71%	6,934	2.89%
Age 55 and over	57,562	25.48%	59,569	25.94%	65,911	27.47%
Age 65 and over	35,895	15.89%	36,027	15.69%	37,297	15.55%
Total Population, Male	109,079		110,828		115,804
Age 45 - 54	16,852	15.45%	17,698	15.97%	19,465	16.81%
Age 55 - 59	5,967	5.47%	6,628	5.98%	7,898	6.82%
Age 60 - 64	4,400	4.03%	4,635	4.18%	5,832	5.04%
Age 65 - 69	3,614	3.31%	3,594	3.24%	4,021	3.47%
Age 70 - 74	3,386	3.10%	3,304	2.98%	3,189	2.75%
Age 75 - 79	3,255	2.98%	3,184	2.87%	3,089	2.67%
Age 80 - 84	2,152	1.97%	2,240	2.02%	2,282	1.97%
Age 85 and over	1,621	1.49%	1,662	1.50%	1,870	1.61%
Age 55 and over	24,396	22.37%	25,247	22.78%	28,182	24.34%
Age 65 and over	14,028	12.86%	13,984	12.62%	14,452	12.48%
Total Population, Female	116,788		118,782		124,115
Age 45 - 54	18,141	15.53%	19,105	16.08%	20,969	16.89%
Age 55 - 59	6,414	5.49%	7,078	5.96%	8,454	6.81%
Age 60 - 64	4,886	4.18%	5,201	4.38%	6,429	5.18%
Age 65 - 69	4,401	3.77%	4,364	3.67%	4,887	3.94%
Age 70 - 74	4,681	4.01%	4,532	3.82%	4,353	3.51%
Age 75 - 79	4,879	4.18%	4,727	3.98%	4,588	3.70%
Age 80 - 84	3,708	3.17%	3,866	3.25%	3,953	3.19%
Age 85 and over	4,197	3.59%	4,553	3.83%	5,064	4.08%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	33,166	28.40%	34,321	28.89%	37,729	30.40%
Age 65 and over	21,866	18.72%	22,043	18.56%	18.56	18.41%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	178,071		178,528		180,543
Age 65 and over	32,817	18.43%	32,788	18.37%	33,476	18.54%
Black or African American Alone	4,061		4,288		4,790
Age 65 and over	261	6.43%	284	6.61%	323	6.75%
American Indian and Alaska Native Alone	1,051		1,105		1,291
Age 65 and over	48	4.61%	48	4.38%	58	4.49%
Asian Alone	21,210		22,555		25,710
Age 65 and over	1,979	9.33%	2,064	9.15%	2,377	9.25%
Native Hawaiian and Other Pacific Islander Alone	607		634		715
Age 65 and over	26	4.23%	29	4.52%	35	4.85%
Some Other Race Alone	11,244		12,397		15,062
Age 65 and over	329	2.92%	355	2.87%	470	3.12%
Two or More Races	9,624		10,102		11,808
Age 65 and over	435	4.52%	458	4.54%	559	4.73%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	27,623		29,734		34,974
Age 65 and over	1,240	4.49%	1,298	4.36%	1,531	4.38%
Not Hispanic or Latino	198,244		199,876		204,944
Age 65 and over	34,655	17.48%	34,729	17.38%	35,766	17.45%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	11,095		13,816		16,552
Income less than $15,000	915	8.25%	544	3.94%	446	2.70%
Income $15,000 - $24,999	1,065	9.60%	604	4.37%	536	3.24%
Income $25,000 - $34,999	1,185	10.68%	866	6.27%	837	5.05%
Income $35,000 - $49,999	1,983	17.87%	1,352	9.78%	1,375	8.31%
Income $50,000 - $74,999	2,733	24.63%	2,455	17.77%	2,437	14.72%
Income $75,000 - $99,999	1,622	14.62%	2,179	15.77%	2,420	14.62%
Income $100,000 - $149,999	1,036	9.34%	2,955	21.39%	3,640	21.99%
Income $150,000 - $249,999	332	2.99%	2,198	15.91%	2,983	18.02%
Income $250,000 - $499,999	131	1.18%	460	3.33%	1,475	8.91%
Income $500,000 and more	71	0.64%	204	1.47%	404	2.44%
Median Household Income	53,549		87,494		103,104

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	5,802		4,845		5,353
Income less than $15,000	876	15.09%	343	7.08%	252	4.71%
Income $15,000 - $24,999	1,037	17.87%	451	9.30%	404	7.54%
Income $25,000 - $34,999	924	15.93%	557	11.50%	509	9.51%
Income $35,000 - $49,999	1,037	17.88%	760	15.69%	736	13.75%
Income $50,000 - $74,999	914	15.76%	1,054	21.76%	1,043	19.48%
Income $75,000 - $99,999	454	7.82%	666	13.75%	850	15.88%
Income $100,000 -$149,999	224	3.86%	557	11.49%	808	15.10%
Income $150,000 - $249,999	80	1.38%	348	7.19%	470	8.77%
Income $250,000 - $499,999	28	0.48%	76	1.57%	221	4.12%
Income $500,000 and more	12	0.21%	32	0.67%	60	1.13%
Median Household Income	34,503		57,382		68,588
Householder Age 70 - 74	4,621		4,844		4,605
Income less than $15,000	854	18.49%	347	7.17%	219	4.76%
Income $15,000 - $24,999	931	20.15%	480	9.92%	352	7.65%
Income $25,000 - $34,999	773	16.73%	577	11.90%	459	9.96%
Income $35,000 - $49,999	890	19.25%	761	15.71%	654	14.20%
Income $50,000 - $74,999	743	16.08%	1,063	21.94%	901	19.56%
Income $75,000 - $99,999	367	7.95%	637	13.14%	731	15.88%
Income $100,000 -$149,999	197	4.26%	545	11.25%	677	14.71%
Income $150,000 - $249,999	64	1.40%	324	6.69%	382	8.30%
Income $250,000 - $499,999	25	0.55%	76	1.58%	175	3.80%
Income $500,000 and more	14	0.30%	35	0.71%	54	1.18%
Median Household Income	33,307		56,032		67,161
Householder Age 75 - 79	3,771		5,238		5,041
Income less than $15,000	1,103	29.25%	761	14.53%	491	9.74%
Income $15,000 - $24,999	749	19.85%	748	14.27%	623	12.36%
Income $25,000 - $34,999	587	15.57%	665	12.69%	641	12.72%
Income $35,000 - $49,999	581	15.41%	898	17.15%	774	15.35%
Income $50,000 - $74,999	373	9.89%	973	18.57%	932	18.48%
Income $75,000 - $99,999	136	3.61%	519	9.91%	629	12.48%
Income $100,000 - $149,999	94	2.49%	369	7.04%	514	10.21%
Income $150,000 - $249,999	33	0.87%	210	4.00%	277	5.49%
Income $250,000 - $499,999	15	0.40%	53	1.02%	106	2.10%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	9	0.25%	42	0.81%	54	1.06%
Median Household Income	24,826		42,425		49,797

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,731		4,079		4,135
Income less than $15,000	885	32.39%	621	15.22%	416	10.05%
Income $15,000 - $24,999	539	19.75%	585	14.34%	511	12.35%
Income $25,000 - $34,999	450	16.49%	550	13.48%	556	13.44%
Income $35,000 - $49,999	413	15.11%	699	17.13%	654	15.81%
Income $50,000 - $74,999	278	10.19%	737	18.06%	744	18.00%
Income $75,000 - $99,999	96	3.51%	373	9.14%	502	12.14%
Income $100,000 - $149,999	78	2.84%	268	6.56%	397	9.61%
Income $150,000 - $249,999	28	1.03%	178	4.36%	216	5.23%
Income $250,000 - $499,999	11	0.40%	46	1.13%	100	2.42%
Income $500,000 and more	6	0.21%	24	0.58%	40	0.96%
Median Household Income	24,361		41,094		48,440
Householder Age 85 and over	2,226		3,598		4,008
Income less than $15,000	693	31.15%	609	16.92%	460	11.48%
Income $15,000 - $24,999	439	19.71%	525	14.60%	503	12.56%
Income $25,000 - $34,999	331	14.88%	509	14.14%	547	13.64%
Income $35,000 - $49,999	304	13.68%	634	17.62%	662	16.51%
Income $50,000 - $74,999	183	8.21%	639	17.76%	729	18.19%
Income $75,000 - $99,999	61	2.72%	318	8.85%	478	11.92%
Income $100,000 - $149,999	46	2.07%	219	6.08%	377	9.41%
Income $150,000 - $249,999	12	0.52%	99	2.76%	158	3.95%
Income $250,000 - $499,999	10	0.45%	23	0.63%	63	1.56%
Income $500,000 and more	5	0.22%	23	0.63%	31	0.78%
Median Household Income	22,904		38,685		46,171

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	85,730		93,914		97,689
Income less than $15,000	9,360	10.92%	5,048	5.38%	3,612	3.70%
Income $15,000 - $24,999	9,887	11.53%	5,576	5.94%	4,718	4.83%
Income $25,000 - $34,999	11,326	13.21%	7,015	7.47%	6,073	6.22%
Income $35,000 - $49,999	15,383	17.94%	11,337	12.07%	9,726	9.96%
Income $50,000 - $74,999	19,070	22.24%	18,376	19.57%	16,219	16.60%
Income $75,000 - $99,999	10,647	12.42%	14,734	15.69%	14,936	15.29%
Income $100,000 - $149,999	6,862	8.00%	16,290	17.35%	19,465	19.93%
Income $150,000 - $249,999	2,155	2.51%	12,024	12.80%	14,057	14.39%
Income $250,000 - $499,999	797	0.93%	2,485	2.65%	6,993	7.16%
Income $500,000 and more	359	0.42%	1,028	1.10%	1,889	1.93%
Average Household Income	$57,676		$95,458		$114,408
Median Household Income	$47,041		$74,463		$89,221
Per Capita Income	$23,968		$39,387		$46,839

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	44,862		49,142		50,970
Value less than $25,000	80	0.18%	35	0.07%	26	0.05%
Value $25,000 - $49,999	132	0.29%	108	0.22%	92	0.18%
Value $50,000 - $74,999	362	0.81%	119	0.24%	102	0.20%
Value $75,000 - $99,999	713	1.59%	309	0.63%	188	0.37%
Value $100,000 - $149,999	2,827	6.30%	1,076	2.19%	736	1.44%
Value $150,000 - $199,999	7,032	15.67%	2,078	4.23%	1,278	2.51%
Value $200,000 - $299,999	16,150	36.00%	10,110	20.57%	6,108	11.98%
Value $300,000 - $399,999	9,974	22.23%	12,116	24.65%	10,220	20.05%
Value $400,000 - $499,999	3,884	8.66%	9,068	18.45%	9,593	18.82%
Value $500,000 Or More	3,709	8.27%	14,123	28.74%	22,626	44.39%
Median Specified Owner-Occupied Housing Unit Value	269,889		388,610		470,226

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,506		1,510		1,517
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	1,488	98.80%	1,492	98.81%	1,499	98.81%
Other Institutions	18	1.20%	18	1.19%	18	1.19%
Noninstitutionalized	1,315		1,316		1,319

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	60,374	61,223	63,368
Renter Occupied	32,086	32,691	34,320

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	29,981
In Family Households	18,508	61.73%
Householder	9,623	32.10%
Spouse	7,338	24.47%
Other relative	1,416	4.72%
Non-Relative	131	0.44%
In Group Quarters	1,804	6.02%
Institutionalized	1,804	6.02%
Other	0	0.00%
In Non-Family Households	9,669	32.25%
Male Householder	1,662	5.54%
Living Alone	1,485	4.95%
Not Living Alone	177	0.59%
Female Householder	7,698	25.68%
Living Alone	7,473	24.92%
Not Living Alone	226	0.75%
Non-Relative	309	1.03%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	45,519		9,842
Less than 20%	20,163	44.30%	6,785	68.93%
20 to 24%	5,995	13.17%	809	8.22%
25 to 29%	5,257	11.55%	531	5.39%
30 to 34%	4,394	9.65%	436	4.43%
35% or more	9,560	21.00%	1,231	12.50%
Not Computed	151	0.33%	52	0.53%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	29,811		4,192
Less than 20%	7,142	23.96%	455	10.85%
20 to 24%	4,791	16.07%	438	10.44%
25 to 29%	4,125	13.84%	354	8.46%
30 to 34%	3,170	10.63%	449	10.72%
35% or more	9,961	33.41%	2,301	54.89%
Not Computed	622	2.09%	195	4.64%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	55,834	65.14%	15,006	78.16%
Renter Occupied Units	29,876	34.86%	4,193	21.84%
Complete Plumbing Facilities	85,599	99.87%	19,191	99.95%
Lacking Plumbing Facilities	111	0.13%	0	0.00%
With Telephone	85,041	99.22%	19,148	99.73%
No Telephone	674	0.79%	52	0.27%
One or more Vehicles	80,735	94.20%	16,208	84.42%
No Vehicles Available	4,975	5.80%	2,983	15.54%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	85,846		10,436		8,552
Married Couple Family	46,174	53.79%	5,703	54.64%	2,878	33.65%
Other Family	9,252	10.78%	589	5.64%	453	5.30%
Male Householder	2,594	3.02%	148	1.42%	113	1.32%
Female Householder	6,658	7.76%	441	4.22%	340	3.98%
Non-Family	30,420	35.44%	4,145	39.72%	5,221	61.05%
Householder Living Alone	23,709	27.62%	3,855	36.93%	5,104	59.68%
Householder not Living Alone	6,711	7.82%	290	2.78%	117	1.37%
Above Poverty	82,115	95.65%	10,046	96.26%	7,946	92.91%
Married Couple Family	45,361	52.84%	5,641	54.05%	2,787	32.58%
Other Family	8,315	9.69%	588	5.64%	431	5.04%
Male Householder	2,505	2.92%	148	1.41%	113	1.32%
Female Householder	5,809	6.77%	441	4.22%	318	3.72%
Non-Family	28,439	33.13%	3,817	36.57%	4,728	55.29%
Householder Living Alone	22,173	25.83%	3,568	34.19%	4,625	54.08%
Householder not Living Alone	6,266	7.30%	249	2.38%	103	1.21%
Below Poverty	3,731	4.35%	390	3.74%	606	7.09%
Married Couple Family	813	0.95%	62	0.59%	91	1.07%
Other Family	937	1.09%	1	0.00%	22	0.26%
Male Householder	88	0.10%	1	0.00%	0	0.00%
Female Householder	849	0.99%	0	0.00%	22	4.46%
Non-Family	1,982	2.31%	328	3.14%	493	5.76%
Householder Living Alone	1,536	1.79%	286	2.74%	479	5.60%
Householder not Living Alone	445	0.52%	42	0.40%	14	0.16%

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 5.0

1400 MONTEGO	Latitude:	37.910406
WALNUT CREEK, CA 94598-2950	Longitude:	-122.043706

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	165,866		28,151		11,610
With Mblty or Care Lmts	8,091	4.88%	4,098	14.56%	2,709	23.33%
Mobility Limits Only	2,709	1.63%	1,696	6.02%	1,213	10.45%
Self Care Limits Only	2,955	1.78%	905	3.22%	470	4.05%
Both Limits	2,427	1.46%	1,497	5.32%	1,025	8.83%
No Mblty or Care Limits	157,775	95.12%	24,053	85.44%	8,902	76.67%
With a Work Disability	15,092	9.10%	6,869	24.40%
In Labor Force	4,446	2.68%	303	1.08%
Employed	3,986	2.40%	281	1.00%
Unemployed	460	0.28%	21	0.08%
Not in Labor Force	10,645	6.42%	6,566	23.32%
Prevented from Working	8,683	5.24%	5,430	19.29%
Not Prevented from Wrk	1,962	1.18%	1,137	4.04%
No Work Disability	150,774	90.90%	21,290	75.63%
In Labor Force	111,327	67.12%	3,482	12.37%
Employed	107,711	64.94%	3,349	11.90%
Unemployed	3,617	2.18%	133	0.47%
Not in Labor Force	39,447	23.78%	17,808	63.26%

* Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census Figures converted to Census 2000 geographies.

Prepared on: October 15, 2003 10:22 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

ADDENDA

ADDENDUM D: Property Exhibits

POR. RANCHO SAN MIGUEL
PART I NO.3 HILL LAND
1-91 P.M. 13 11-25-80
PB 144
YGNACIO VALLEY ROAD
SUBJECT
24
26
23
37
TRACT 4538
2-26-74
MB 166-41
6.06 AC.
TRACT 4317
2-28-73
MB 154-45
4.90 AC.
250
40
TRACT 5211
6-16-78
MB 212-23
21.58 AC.
1.02 AC.
4.88 AC.
1" = 200'
PB 179
(5-71)
ASSESSOR'S MAP
BOOK 140 PAGE 25
CONTRA COSTA COUNTY, CALIF.

SITE PLAN

Lounge
Lounge
Lounge
Lounge
Lounge
Lounge
Lounge
Garden Room
Guest Dining Room
Theater
Living Room
Library
Kitchen
Dining Room
Beauty Shop
Billards Room
Activity Room
Carport

* Denotes One Bedroom Apartment

ADDENDA

ADDENDUM E: Historical Operating Statements

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	R.I. of Montego
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY

40005 Revenue-Rental	250,515	235,896	235,368	178,999	303,286
40010 Revenue-Rent Refunds/Proration	—	—	(1,056)	(679)	(2,237)

Total Rental Revenue	250,515	235,896	234,312	178,320	301,050

40110 Revenue-AL Level 1	6,323	6,975	7,310	5,348	8,708
40115 Revenue-AL Level 2	5,112	4,821	4,375	3,987	8,446
40120 Revenue-AL Level 3	5,750	6,575	5,775	5,060	9,285
40125 Revenue-AL Level 4	5,681	4,100	8,200	3,469	7,206
40130 Revenue-AL Level 5	3,650	3,475	7,152	2,781	6,427
40135 Revenue-AL Level 6	6,375	5,525	2,650	939	1,853
40140 Revenue-AL Level 7	5,005	4,615	4,615	3,646	6,245
40170 Revenue-Alzh Lev 1	—	—	—	(316)	(96)

Total AL Services Revenue	37,897	36,086	40,077	24,913	48,074

40515 Revenue-Other	1,801	2,136	1,669	755	2,571
40525 Revenue-Processing/App Fees	6,000	5,500	3,000	—	20,000

Total Other Revenue	7,801	7,636	4,669	755	22,571

40575 Rev-Process Fee Concessions	—	—	(3,000)	—	(20,000)
40015 Rev-Rent Concessions	(1,373)	(2,898)	(2,616)	(2,389)	(9,533)
40215 Rev-A/L Concessions	(1,163)	—	—	—	(625)

Total Concessions	(2,536)	(2,898)	(5,616)	(2,389)	(30,158)

Total Revenue	293,677	276,720	273,442	201,599	341,536

50005 Payroll Expense-Regular	83,639	71,614	74,395	67,229	105,965
50405 Payroll Expense-Overtime	1,619	1,312	1,132	697	1,720
50705 Payroll Expense-Doubletime	58	149	79	44	77
51005 Bonuses	3,717	3,069	3,615	3,559	6,744
51505 Vacation, Sick, Holiday	5,119	6,492	6,448	6,903	9,564
51805 Employee Recognition	—	—	—	127	—
52005 Payroll Taxes	10,598	8,534	7,360	7,003	9,950
52505 401K/401A	176	256	95	167	175
52805 Group Insurance	6,501	6,195	6,340	7,057	6,743
53005 Worker’s Comp Insurance	3,590	3,590	3,626	23,223	3,687

Total Payroll Expenses	115,017	101,211	103,089	116,009	144,625

53305 Outside Service - Medical	—	—	300	—	—
53505 Temporary Services	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—
54005 Payroll Service	281	661	283	2	395
55005 Outside Service Other	—	—	—	—	—

Total Purchase Services	281	661	583	2	395

Total Payroll Related	115,298	101,873	103,673	116,011	145,020

Total Payroll Related % Total Revenue	39%	37%	38%	58%	42%
56505 Food	19,576	14,275	20,328	13,140	17,576
57005 Housekeeping	783	326	1,524	485	1,625
57505 Kitchen Supplies	4,143	(311)	2,673	1,477	2,169
58005 Assisted Living Supplies	83	—	165	82	114
59005 Laundry & Linen/Uniforms	—	—	1,323	1,633	—
59010 Laun/Lin/Unif Kitchen	238	373	259	(376)	421
59015 Laund/Lin/Unif Housekeeping	1,123	380	805	(373)	201
59505 Actlvities-Asst Lving	3,203	(429)	722	683	1,154
59510 Banquet Expense	500	500	500	383	617
59555 NMS-Foodservices	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—

Total Variable Expense	29,648	15,113	28,299	17,134	23,875

60005 Office Supplies	3,934	604	1,285	579	249

61005 Repairs and Maint - Building	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	—	—
61020 Repairs - Plumbing	—	—	1,005	—	—
61025 Repairs - Fire Systems	1,003	—	—	—	—
61030 Repairs - HVAC	—	158	214	—	—
61035 Repairs - Gen. Supplies	370	421	738	604	712
61040 Repairs - Equipment	948	105	745	57	30
61045 Repairs - Other Interior	1,483	—	339	37	(50)
61055 Repairs - Other Exterior	300	—	157	—	—
61100 Loss on Early Retierment Asset	—	—	—	943	—

Total Repair & Maintenance	4,104	684	3,199	1,641	692

61505 Contracts - Elevator	557	598	1,114	391	676
61510 Contracts - Floor Maint	853	853	853	654	1,052
61515 Contracts - Alarm/Fire	660	390	158	10	463
61520 Contracts - HVAC	336	971	653	501	853
61525 Contracts - Pest Control	279	279	622	—	527
61535 Contracts - Other	369	(271)	49	125	(64)

Total Service Contracts	3,053	2,820	3,449	1,680	3,507

62005 Land Maintenance	1,750	1,850	1,750	1,553	2,158

Total Land Maintenance	1,750	1,850	1,750	1,553	2,158

62505 Rental/Lease - Cable	2,912	3,318	3,318	2,543	4,092
62510 Rental/Lease - Security	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—
62535 Rental/Lease - Equipment	433	279	403	287	355
62540 Rental/Lease - Auto	1,628	1,628	1,628	1,248	2,008
62555 Rental/Lease - Other	—	—	—	—	—

Total Rental and Leases	4,973	5,225	5,349	4,079	6,455

63010 Utilities - Electricity	9,955	8,276	11,313	6,954	18,855
63015 Utilities - Water	39	1,323	1,882	1,487	3,245
[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	255,523	269,873	258,367	1,987,827
40010 Revenue-Rent Refunds/Proration	(3,364)	(3,090)	(2,517)	(12,943)

Total Rental Revenue	252,158	266,783	255,850	1,974,884

40110 Revenue-AL Level 1	7,653	7,200	6,775	56,292
40115 Revenue-AL Level 2	7,575	7,500	8,125	49,942
40120 Revenue-AL Level 3	8,105	8,295	11,150	59,995
40125 Revenue-AL Level 4	8,200	6,150	7,175	50,181
40130 Revenue-AL Level 5	2,912	3,275	2,450	32,122
40135 Revenue-AL Level 6	2,850	2,650	2,850	25,693
40140 Revenue-AL Level 7	4,755	2,990	2,990	34,860
40170 Revenue-Alzh Lev 1	—	—	—	(413)

Total AL Services Revenue	42,050	38,060	41,515	308,672

40515 Revenue-Other	1,141	1,325	1,399	12,797
40525 Revenue-Processing/App Fees	8,000	10,000	4,000	56,500

Total Other Revenue	9,141	11,325	5,399	69,297

40575 Rev-Process Fee Concessions	(6,000)	(9,000)	(1,000)	(39,000)
40015 Rev-Rent Concessions	(14,179)	(6,116)	(6,766)	(45,870)
40215 Rev-A/L Concessions	—	—	—	(1,788)

Total Concessions	(20,179)	(15,116)	(7,766)	(86,658)

Total Revenue	283,170	301,052	294,998	2,266,194

50005 Payroll Expense-Regular	76,893	86,469	78,750	644,953
50405 Payroll Expense-Overtime	2,097	2,329	1,282	12,188
50705 Payroll Expense-Doubletime	16	234	12	668
51005 Bonuses	(1,912)	(1,256)	(1,815)	15,721
51505 Vacation, Sick, Holiday	9,974	7,229	6,109	57,838
51805 Employee Recognition	152	389	—	669
52005 Payroll Taxes	7,851	7,529	6,699	65,525
52505 401K/401A	226	182	293	1,572
52805 Group Insurance	6,185	6,585	7,552	53,158
53005 Worker’s Comp Insurance	6,723	8,979	5,191	58,608

Total Payroll Expenses	108,206	118,668	104,073	910,899

53305 Outside Service - Medical	(300)	—	—	—
53505 Temporary Services	—	—	—	—
53510 Temporary Services - AL	—	—	—	—
54005 Payroll Service	367	242	310	2,543
55005 Outside Service Other	—	—	—	—

Total Purchase Services	67	242	310	2,543

Total Payroll Related	108,273	118,911	104,383	913,442

Total Payroll Related % Total Revenue	38%	39%	35%	40%
56505 Food	21,189	19,356	19,084	144,525
57005 Housekeeping	877	1,558	962	8,139
57505 Kitchen Supplies	1,734	2,620	2,150	16,654
58005 Assisted Living Supplies	300	765	307	1,816
59005 Laundry & Linen/Uniforms	9	—	(10)	2,954
59010 Laun/Lin/Unif Kitchen	1,224	838	641	3,618
59015 Laund/Lin/Unif Housekeeping	122	120	382	2,759
59505 Actlvities-Asst Lving	1,415	1,502	1,377	9,627
59510 Banquet Expense	500	500	500	4,000
59555 NMS-Foodservices	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—

Total Variable Expense	27,371	27,260	25,392	194,092

60005 Office Supplies	1,376	435	772	9,233

61005 Repairs and Maint - Building	—	—	—	—
61010 Repairs - Phone System	—	—	—	—
61015 Repairs - Electrical	—	—	478	478
61020 Repairs - Plumbing	—	—	424	1,430
61025 Repairs - Fire Systems	—	—	490	1,493
61030 Repairs - HVAC	—	602	301	1,276
61035 Repairs - Gen. Supplies	246	601	901	4,594
61040 Repairs - Equipment	97	596	886	3,464
61045 Repairs - Other Interior	496	—	331	2,636
61055 Repairs - Other Exterior	—	—	—	457
61100 Loss on Early Retierment Asset	—	—	—	943

Total Repair & Maintenance	839	1,800	3,811	16,769

61505 Contracts - Elevator	557	557	557	5,008
61510 Contracts - Floor Maint	853	853	853	6,821
61515 Contracts - Alarm/Fire	158	232	509	2,578
61520 Contracts - HVAC	653	336	1,000	5,304
61525 Contracts - Pest Control	524	530	263	3,025
61535 Contracts - Other	52	502	52	813

Total Service Contracts	2,797	3,009	3,234	23,549

62005 Land Maintenance	2,389	1,750	2,208	15,408

Total Land Maintenance	2,389	1,750	2,208	15,408

62505 Rental/Lease - Cable	3,318	3,318	3,318	26,135
62510 Rental/Lease - Security	—	—	467	467
62525 Rental/Lease - Furniture	355	155	—	510
62535 Rental/Lease - Equipment	271	433	271	2,732
62540 Rental/Lease - Auto	1,604	1,604	1,604	12,953
62555 Rental/Lease - Other	—	—	155	155

Total Rental and Leases	5,547	5,510	5,815	42,953

63010 Utilities - Electricity	19,675	21,277	19,946	116,251
63015 Utilities - Water	1,545	2,373	2,629	14,522

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	R.I. of Montego
	Month	Along Columns
	GLAccount	Along Rows

OLAP Table

	JAN	FEB	MAR	APR	MAY

63020 Utilities - Gas	6,368	4,727	5,519	3,001	5,154
63025 Utilities - Telephone	757	749	736	658	1,050
63030 Utilities - Trash	891	931	931	1,010	1,202

Total Utilities	18,009	16,007	20,380	13,109	29,506

63505 Marketing and Advertising	4,134	215	326	189	419
63510 Printed Materials	1,475	206	490	606	112
63515 Special Events	140	1,598	3,440	809	737
63520 Yellow Pages	466	466	466	357	575
63525 Newspaper and Magazine	78	78	78	3,939	2,687
63530 Advertising	27	27	(54)	—	—
64005 Referral Fees - Residents	(500)	—	—	2,074	2,651

Total Marketing and Advertising	5,820	2,590	4,746	7,974	7,180

60510 Delivery	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—
65005 Gas	190	171	209	190	372
65010 Auto Service And Repair	—	612	363	—	—
65015 Other Automobile	—	—	5	—	—
65505 Travel & Lodging	152	805	—	79	478
66005 Mileage	331	—	145	82	67
66505 Meals & Entertainment	24	267	311	19	102
67005 License and Fingerprints	905	574	1,182	88	571
68005 Dues and Subscriptions	82	79	599	—	79
68505 Seminars and Training	20	—	—	(190)	410
69005 Employee Recruiting	—	—	698	—	1,439
69505 Other	—	125	(13)	315	99
69605 Discounts Lost	—	—	29	—	—
69610 Discounts Taken	—	—	(144)	(192)	(173)
69525 Sales & Use Tax Due	—	—	—	—	—

Total Misc. Expenses	1,704	2,632	3,385	391	3,442

Total Operating Expense	188,295	149,397	175,513	164,150	222,086

Gross Margin	105,382	127,323	97,929	37,449	119,451

Gross Margin Percent	36%	46%	36%	19%	35%
69705 Casualty Loss	—	—	—	—	(1,440)
69805 Bad Debt Expense	1,360	—	—	(1,916)	—
70005 Corporate Allocation	—	—	—	—	—
72305 Property Taxes	10,035	10,035	10,035	7,694	12,377
72405 Insurance-Liability & Hazard	9,520	7,752	76,336	102,476	9,823

Total Other Fees	20,915	17,787	86,371	108,254	20,760

72505 Accounting	796	796	796	1,413	366
73005 Legal	511	9,135	(8,071)	(7)	433
73510 Donations & Contributions	—	—	—	—	89
74005 Consulting Fees	—	—	—	340	251
74015 Professional Fees - Other	—	—	—	—	500
75005 Property Management Fees	14,684	13,836	13,672	10,080	17,077
75105 Partnership Admin Fees	—	1,274	(1,273)	(2)	—
75510 Other Penalties/Fin. Fee	—	—	—	—	47
75515 Licenses & Fees Legal	—	324	—	—	—
75505 Bank Charges	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—
75525 Collection Fees	—	—	—	383	—

Total Professional Fees	15,991	25,365	5,124	13,007	18,762

EBITDAR	68,476	84,171	6,434	(83,812)	79,929

EBITDAR Percent	23%	30%	2%	-42%	23%
77005 Operating Lease	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—

Total Leases	—	—	—	—	—

80005 Interest Income	(266)	(169)	(150)	(165)	(229)
80505 Other Non-Operating Income	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—

Total Non-Operating Income/Expense	(266)	(169)	(150)	(165)	(229)

83005 Interest Expense	51,620	51,594	51,620	39,340	63,533
83025 Int Exp MIP	3,208	3,208	3,169	2,444	3,932

Total Interest Expense	54,827	54,801	54,788	41,784	67,465

EBTDA	13,915	29,539	(48,205)	(125,431)	12,693

EBTDA Percent	5%	11%	-18%	-62%	4%
77505 Depreciation	28,795	29,110	28,905	22,200	35,532
78005 Amortization	389	389	389	298	480
78015 Amortization - Start Up	—	—	—	—	—

Total Depreciation & Amortization	29,184	29,499	29,294	22,499	36,011

Net Income (Loss)	(15,269)	40	(77,499)	(147,929)	(23,319)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUN	JUL	AUG	AUG YTD

63020 Utilities - Gas	3,943	3,602	3,694	36,007
63025 Utilities - Telephone	1,001	1,600	967	7,518
63030 Utilities - Trash	931	931	931	7,759

Total Utilities	27,095	29,783	28,168	182,057

63505 Marketing and Advertising	502	303	291	6,380
63510 Printed Materials	656	233	452	4,230
63515 Special Events	725	1,476	939	9,865
63520 Yellow Pages	466	466	466	3,730
63525 Newspaper and Magazine	78	85	78	7,098
63530 Advertising	—	—	—	—
64005 Referral Fees - Residents	2,213	6,000	4,450	16,887

Total Marketing and Advertising	4,639	8,564	6,676	48,189

60510 Delivery	—	23	—	23
64505 Computers/Peripherals/Software	83	—	—	83
65005 Gas	190	237	475	2,036
65010 Auto Service And Repair	—	—	61	1,036
65015 Other Automobile	—	6	—	11
65505 Travel & Lodging	478	204	579	2,774
66005 Mileage	46	164	—	834
66505 Meals & Entertainment	—	95	—	818
67005 License and Fingerprints	626	156	1,228	5,329
68005 Dues and Subscriptions	79	97	142	1,156
68505 Seminars and Training	—	—	180	420
69005 Employee Recruiting	75	—	865	3,077
69505 Other	298	178	326	1,327
69605 Discounts Lost	—	—	4	34
69610 Discounts Taken	(184)	(105)	(159)	(957)
69525 Sales & Use Tax Due	—	—	—	—

Total Misc. Expenses	1,692	1,054	3,700	18,001

Total Operating Expense	182,017	198,075	184,159	1,463,692

Gross Margin	101,153	102,977	110,839	802,502

Gross Margin Percent	36%	34%	38%	35%
69705 Casualty Loss	—	24,797	—	23,357
69805 Bad Debt Expense	—	—	—	(556)
70005 Corporate Allocation	—	—	—	—
72305 Property Taxes	10,035	10,436	10,436	81,083
72405 Insurance-Liability & Hazard	69,844	4,941	12,687	293,379

Total Other Fees	79,880	40,174	23,124	397,264

72505 Accounting	2,013	983	1,051	8,213
73005 Legal	507	664	1,190	4,362
73510 Donations & Contributions	—	—	—	89
74005 Consulting Fees	130	—	—	720
74015 Professional Fees - Other	—	128	295	922
75005 Property Management Fees	14,158	15,053	14,750	113,310
75105 Partnership Admin Fees	—	—	—	(0)
75510 Other Penalties/Fin. Fee	42	—	20	109
75515 Licenses & Fees Legal	—	—	—	324
75505 Bank Charges	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800
75525 Collection Fees	—	—	—	383

Total Professional Fees	16,850	16,827	17,305	129,232

EBITDAR	4,423	45,975	70,410	276,006

EBITDAR Percent	2%	15%	24%	12%
77005 Operating Lease	—	—	—	—
77010 Add’l Lease	—	—	—	—

Total Leases	—	—	—	—

80005 Interest Income	—	(442)	(216)	(1,636)
80505 Other Non-Operating Income	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—

Total Non-Operating Income/Expense	—	(442)	(216)	(1,636)

83005 Interest Expense	50,472	51,407	51,380	410,964
83025 Int Exp MIP	3,188	3,188	3,188	25,524

Total Interest Expense	53,660	54,595	54,568	436,489

EBTDA	(49,237)	(8,178)	16,058	(158,846)

EBTDA Percent	-17%	-3%	5%	-7%
77505 Depreciation	28,808	28,212	28,079	229,641
78005 Amortization	389	389	389	3,112
78015 Amortization - Start Up	—	—	—	—

Total Depreciation & Amortization	29,197	28,601	28,468	232,753

Net Income (Loss)	(78,433)	(36,779)	(12,410)	(391,599)

PII - ITEM A-5

Database:	Polapsvr
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	Montego Heights
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAP Table

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	254,171	263,648	266,264	276,006	270,927	266,046	276,305
40010 Revenue-Rent Refunds/Proration	(2,166)	(900)	(267)	(1,400)	(719)	—	(1,135)

Tolal Rental Revenue	252,005	262,748	265,997	274,606	270,209	266,046	275,170

40110 Revenue-AL Level 1	6,555	6,722	7,000	8,226	8,400	9,051	8,025
40115 Revenue-AL Level 2	4,444	5,756	5,150	4,631	5,450	3,815	3,000
40120 Revenue-AL Level 3	2,427	5,800	5,774	5,600	5,600	6,200	6,400
40125 Revenue-AL Level 4	11,276	11,547	8,175	9,375	7,775	8,408	8,175
40130 Revenue-AL Level 5	1,725	300	1,200	2,400	2,400	2,400	2,400
40135 Revenue-AL Level 6	2,843	4,375	6,600	4,200	3,600	2,800	4,125
40140 Revenue-AL Level 7	8,651	5,065	8,710	8,710	8,710	7,220	7,220
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	37,920	39,565	42,609	43,142	41,935	39,894	39,345

40515 Revenue-Other	3,179	1,082	2,016	1,983	1,788	449	1,468
40525 Revenue-Processing/App Fees	7,100	4,110	5,110	5,710	1,110	4,110	7,610

Total Other Revenue	10,279	5,192	7,126	7,693	2,898	4,559	9,078

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	(3,799)	(3,799)	(6,299)	(2,666)	(2,501)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	(3,799)	(3,799)	(6,299)	(2,666)	(2,501)

Total Revenue	300,204	307,505	311,933	321,642	308,743	307,833	321,092

50005 Payroll Expense-Regular	75,954	65,939	70,044	71,394	73,845	66,688	83,212
50405 Payroll Expense-Overtime	2,612	6,016	6,181	7,733	7,204	9,077	6,793
50705 Payroll Expense-Doubletime	229	305	448	505	289	1,464	1,086
51005 Bonuses	2,942	5,392	26,389	3,142	3,442	2,192	3,792
51505 Vacation, Sick, Holiday	6,537	5,183	5,087	6,457	5,735	8,044	6,074
51805 Employee Recognition	200	123	200	—	—	66	73
52005 Payroll Taxes	10,043	8,322	8,595	8,117	7,520	7,451	7,763
52505 401K/401A	268	306	166	131	290	255	213
52805 Group Insurance	4,681	5,097	5,043	4,341	4,475	4,923	5,307
53005 Worker’s Comp Insurance	8,478	7,088	11,843	6,181	6,617	6,890	7,182

Total Payroll Expenses	111,946	103,771	133,997	108,003	109,418	107,050	121,496

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	287	246	614	318	261	166	249
55005 Outside Service Other	—	36	122	—	65	—	87

Total Purchase Services	287	282	736	318	326	166	336

Total Payroll Related	112,233	104,053	134,732	108,322	109,745	107,216	121,831

Total Payroll Related % Total Revenue	37%	34%	43%	34%	36%	35%	38%
56505 Food	15,487	17,084	21,177	21,897	19,354	21,101	17,145
57005 Housekeeping	1,085	557	779	1,702	1,538	—	1,636
57505 Kitchen Supplies	1,653	1,291	1,864	3,361	1,944	1,119	1,224
58005 Assisted Living Supplies	164	414	(32)	209	214	116	82
59005 Laundry & Linen/Uniforms	—	—	—	—	81	16	6
59010 Laun/Lin/Unif Kitchen	419	304	350	242	241	304	238
59015 Laund/Lin/Unif Housekeeping	415	1,103	320	1,091	837	762	922
59505 Activities-Asst Lving	1,522	467	1,612	887	710	933	1,295
59510 Banquet Expense	500	500	500	500	500	500	500
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	21,246	21,720	26,571	29,890	25,420	24,851	23,047

60005 Office Supplies	394	2,629	3,909	4,135	920	930	2,341

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	—	566	—	—	—
61020 Repairs - Plumbing	—	—	—	79	262	—	554
61025 Repairs - Fire Systems	379	463	(463)	480	—	—	270
61030 Repairs - HVAC	1,263	—	—	823	—	741	2,178
61035 Repairs - Gen. Supplies	788	1,273	364	1,748	865	56	1,185
61040 Repairs - Equipment	3,103	2,348	30	1,122	225	1,953	—
61045 Repairs - Other Interior	107	—	150	(150)	135	—	53
61055 Repairs - Other Exterior	—	10	157	(157)	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	5,639	4,094	239	4,511	1,487	2,750	4,240

61505 Contracts - Elevator	557	557	557	557	557	557	557
61510 Contracts - Floor Maint	853	—	853	1,228	1,128	1,393	1,793
61515 Contracts- Alarm/Fire	504	622	935	932	315	315	547
61520 Contracts-HVAC	306	306	907	—	306	306	306
61525 Contracts - Pest Control	311	311	311	311	322	322	350
61535 Contracts - Other	—	—	—	94	710	(3)	206

Total Service Contracts	2,530	1,795	3,563	3,121	3,337	2,889	3,759

62005 Land Maintenance	1,350	1,350	1,350	1,350	1,429	1,350	1,384

Total Land Maintenance	1,350	1,350	1,350	1,350	1,429	1,350	1,384

62505 Rental/Lease - Cable	2,800	2,912	2,912	2,912	2,912	2,912	2,912
62510 Rental/Lease - Security	—	—	—	—	500	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	2,171	(1,671)	1,115	(945)	280	292	290
62540 Rental/Lease - Auto	1,150	1,039	2,008	1,046	74	1,829	1,626
62555 Rental/Lease - Other	—	—	—	—	—	—	—

Total Rental and Leases	6,121	2,280	6,035	3,013	3,767	5,032	4,828

63010 Utilities - Electricity	8,639	7,403	11,650	12,031	10,396	24,327	20,648
63015 Utilities - Water	370	1,508	1,311	2,421	1,604	2,028	2,495
63020 Utilities - Gas	5,847	3,818	2,917	3,005	3,645	2,407	2,732
63025 Utilities - Telephone	812	428	656	630	911	742	772
63030 Utilities - Trash	870	843	873	23	1,010	860	860

Total Utilities	16,537	14,000	17,406	18,110	17,566	30,364	27,507

63505 Marketing and Advertising	258	3,306	270	330	417	449	717
63510 Printed Materials	178	130	1,348	3,091	11	287	—
63515 Special Events	1,014	1,654	275	104	284	750	(540)
63520 Yellow Pages	524	841	231	262	1,728	395	179
63525 Newspaper and Magazine	1,274	1,013	359	885	622	713	478
63530 Advertising	—	—	290	290	—	—	—
64005 Referral Fees - Residents	950	4,650	1,100	1,975	4,245	1,750	855

Total Marketing and Advertising	4,198	11,595	3,873	6,937	7,308	4,344	1,688

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	214	232	—	—	847	234	167
65010 Auto Service And Repair	—	—	—	133	—	—	—
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	178	314	550	2,108	1,643	463	1,273
66005 Mileage	—	—	139	131	—	—	55
66505 Meals & Entertainment	10	121	—	45	—	36	125
67005 License and Fingerprints	571	318	458	752	507	248	1,309
68005 Dues and Subscriptions	81	81	81	81	727	79	79

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	258,777	243,851	244,208	253,436	245,270	3,118,911
40010 Revenue-Rent Refunds/Proration	(694)	—	—	(1,900)	(560)	(9,741)

Total Rental Revenue	258,083	243,851	244,208	251,536	244,710	3,109,170

40110 Revenue-AL Level 1	8,411	8,525	6,875	8,806	6,575	93,171
40115 Revenue-AL Level 2	4,002	3,439	4,418	5,550	5,550	55,205
40120 Revenue-AL Level 3	6,225	4,450	5,700	4,875	5,100	64,151
40125 Revenue-AL Level 4	7,175	8,250	8,225	6,907	5,775	101,063
40130 Revenue-AL Level 5	4,650	3,625	2,400	5,050	7,500	36,050
40135 Revenue-AL Level 6	2,800	2,625	2,625	5,143	2,650	44,385
40140 Revenue-AL Level 7	7,220	5,780	6,085	5,780	5,105	84,256
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	40,483	36,694	36,328	42,111	38,255	478,281

40515 Revenue-Other	2,277	1,876	2,084	2,520	1,333	22,053
40525 Revenue-Processing/App Fees	(1,390)	110	8,110	4,110	4,100	49,900

Total Other Revenue	887	1,986	10,194	6,630	5,433	71,953

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(3,149)	(2,431)	(2,511)	(2,431)	(2,591)	(32,177)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(3,149)	(2,431)	(2,511)	(2,431)	(2,591)	(32,177)

Total Revenue	296,304	280,100	288,219	297,846	285,807	3,627,227

50005 Payroll Expense-Regular	79,672	80,213	87,435	79,134	80,407	913,938
50405 Payroll Expense-Overtime	5,146	3,552	2,960	2,595	1,389	61,258
50705 Payroll Expense-Doubletime	271	189	5	254	10	5,057
51005 Bonuses	(6,808)	(4,360)	(3,285)	(3,133)	(10,614)	19,093
51505 Vacation, Sick, Holiday	3,190	6,358	6,959	6,944	6,295	72,864
51805 Employee Recognition	—	—	100	—	155	917
52005 Payroll Taxes	7,126	7,067	7,438	6,759	7,023	93,224
52505 401K/401A	212	237	168	131	130	2,507
52805 Group Insurance	6,246	6,868	3,667	6,808	6,642	64,100
53005 Worker’s Comp Insurance	7,213	3,078	6,179	6,008	5,822	82,579

Total Payroll Expenses	102,267	103,202	111,626	105,501	97,260	1,315,536

53305 Outside Service-Medical	—	—	—	—	316	316
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services-AL	—	—	—	—	—	—
54005 Payroll Service	291	194	331	323	38	3,318
55005 Outside Service Other	32	—	64	—	—	405

Total Purchase Services	323	194	394	323	354	4,039

Total Payroll Related	102,590	103,396	112,020	105,823	97,614	1,319,575

Total Payroll Related % Total Revenue	35%	37%	39%	36%	34%	36%
56505 Food	18,410	16,403	19,086	16,048	15,340	218,533
57005 Housekeeping	1,403	921	1,733	1,451	1,135	13,940
57505 Kitchen Supplies	4,477	2,511	2,627	2,353	2,032	26,456
58005 Assisted Living Supplies	155	82	82	89	375	1,950
59005 Laundry & Linen/Uniforms	104	—	—	222	—	429
59010 Laun/Lin/Unif Kitchen	274	302	268	323	393	3,657
59015 Laund/Lin/Unif Housekeeping	506	401	282	298	322	7,260
59505 Activities-Asst Lving	1,093	1,797	981	1,500	1,753	14,551
59510 Banquet Expense	500	500	500	500	679	6,179
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	26,923	22,916	25,558	22,783	22,029	292,954

60005 Office Supplies	449	1,282	844	966	2,374	21,172

61005 Repairs and Maint-Building	—	—	—	—	—	—
61010 Repairs-Phone System	—	—	—	—	—	—
61015 Repairs-Electrical	—	—	—	—	164	730
61020 Repairs-Plumbing	736	0	—	101	—	1,732
61025 Repairs-Fire Systems	1,055	—	—	—	—	2,185
61030 Repairs-HVAC	1,934	212	627	1,352	29	9,161
61035 Repairs-Gen. Supplies	1,035	393	2,240	439	260	10,647
61040 Repairs-Equipment	—	1,137	—	80	498	10,495
61045 Repairs-Other Interior	166	562	50	429	(2,922)	(1,420)
61055 Repairs-Other Exterior	—	979	90	435	750	2,263
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	4,927	3,284	3,007	2,837	(1,220)	35,794

61505 Contracts-Elevator	557	557	557	557	802	6,929
61510 Contracts-Floor Maint	—	550	583	853	853	10,084
61515 Contracts- Alarm/Fire	158	1,206	390	158	158	6,238
61520 Contracts-HVAC	336	30	336	336	336	3,809
61525 Contracts-Pest Control	350	188	355	355	179	3,665
61535 Contracts-Other	146	44	44	269	509	2,017

Total Service Contracts	1,547	2,575	2,263	2,527	2,836	32,742

62005 Land Maintenance	2,055	2,100	1,750	2,685	1,878	20,031

Total Land Maintenance	2,055	2,100	1,750	2,685	1,878	20,031

62505 Rental/Lease-Cable	2,912	2,912	2,912	2,912	2,912	34,832
62510 Rental/Lease-Security	—	—	—	—	—	500
62525 Rental/Lease-Furniture	—	—	—	—	—	—
62535 Rental/Lease-Equipment	371	346	443	358	218	3,269
62540 Rental/Lease-Auto	1,631	1,631	1,634	1,628	1,628	16,924
62555 Rental/Lease-Other	—	465	—	—	49	514

Total Rental and Leases	4,915	5,355	4,989	4,898	4,807	56,039

63010 Utilities-Electricity	18,156	17,834	15,048	8,442	9,577	164,150
63015 Utilities-Water	2,867	655	3,855	1,305	1,531	21,949
63020 Utilities-Gas	2,464	2,212	2,485	3,267	4,590	39,388
63025 Utilities-Telephone	689	645	653	663	1,286	8,887
63030 Utilities-Trash	876	891	891	891	891	9,777

Total Utilities	25,050	22,236	22,932	14,567	17,875	244,150

63505 Marketing and Advertising	333	624	324	2,314	112	9,454
63510 Printed Materials	—	76	59	231	484	5,895
63515 Special Events	1,320	3,511	759	415	415	9,962
63520 Yellow Pages	98	1,968	230	1,548	542	8,546
63525 Newspaper and Magazine	359	359	373	565	373	7,374
63530 Advertising	—	—	—	—	—	580
64005 Referral Fees-Residents	2,380	1,000	—	1,050	—	19,955

Total Marketing and Advertising	4,491	7,539	1,746	6,123	1,926	61,767

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	162	418	—	580
65005 Gas	282	252	177	309	251	2,964
65010 Auto Service And Repair	1,299	656	—	273	—	2,361
65015 Other Automobile	—	—	—	—	—	—
65505 Travel & Lodging	256	—	851	397	1,103	9,136
66005 Mileage	48	84	157	107	80	801
66505 Meals & Entertainment	76	—	49	25	44	532
67005 License and Fingerprints	276	154	154	484	418	5,649
68005 Dues and Subscriptions	79	145	79	631	33	2,175

PII - ITEM A-5

Database:	Polapsvr
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	Montego Heights
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG

68505 Seminars and Training	158	20	124	253	100	195	—	206
69005 Employee Recruiting	33	719	1,193	4,400	126	910	1,528	1,239
69505 Other	—	9	670	282	—	195	(178)	941
69605 Discounts Lost	—	—	—	90	37	—	—	—
69610 Discounts Taken	(5)	(97)	(12)	—	(37)	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—

Total Misc. Expenses	1,240	1,717	3,203	8,274	3,950	2,361	4,357	4,702

Total Operating Expense	171,489	165,232	200,880	187,664	174,928	182,087	194,984	177,648

Gross Margin	128,715	142,274	111,053	133,979	133,815	125,746	126,108	118,655

Gross Margin Percent	43%	46%	36%	42%	43%	41%	39%	40%
69705 Casualty Loss	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(5)	3,411	1,200	(3,004)	—	5,875	—	—
70005 Corporate Allocation	—	—	—	—	—	—	—	—
72305 Property Taxes	9,315	9,315	9,315	9,315	9,315	9,315	9,547	9,547
72405 Insurance-Liability & Hazard	4,632	4,632	4,634	7,781	7,781	7,781	7,781	58,019

Total Other Fees	13,941	17,357	15,148	14,092	17,096	22,970	17,328	67,567

72505 Accounting	91	891	891	891	1,211	1,316	940	891
73005 Legal	2,843	(2,298)	5,226	21,538	13,258	8,551	1,381	(44,523)
73510 Donations & Contributions	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—	—	—
75005 Property Management Fees	15,070	15,310	15,602	16,112	15,407	15,392	16,055	14,815
75105 Partnership Admin Fees	3,662	3,642	896	1,716	1,963	852	2,533	1,292
75510 Other Penalties/Fin. Fee	—	—	—	—	225	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—

Total Professional Fees	21,666	17,545	22,615	41,094	32,064	26,111	20,909	(27,525)

EBITDAR	93,108	107,373	73,290	78,793	84,656	76,665	87,871	78,613

EBITDAR Percent	31%	35%	23%	24%	27%	25%	27%	27%
77005 Operating Lease	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—

80005 Interest Income	(712)	(690)	(654)	(309)	(303)	(342)	(297)	(331)
80505 Other Non-Operating Income	—	—	(1,013)	(73,000)	—	73,000	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(712)	(690)	(1,668)	(73,309)	(303)	72,658	(297)	(331)

83005 Interest Expense	51,918	51,918	51,846	51,846	51,700	51,772	51,747	51,722
83025 Int Exp MIP	—	3,208	3,208	3,208	3,208	3,208	3,208	3,208

Total Interest Expense	51,918	55,126	55,054	55,053	54,908	54,980	54,955	54,929

EBTDA	41,902	52,937	19,904	97,049	30,051	(50,972)	33,213	24, 015

EBTDA Percent	14%	17%	6%	30%	10%	-17%	10%	8%
77505 Depreciation	27,684	28,263	28,301	28,424	28,228	28,248	28,317	28,316
78005 Amortization	389	389	389	389	389	389	389	389
78015 Amortization - Start Up	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	28,073	28,652	28,690	28,813	28,617	28,637	28,706	28,705

Net Income (Loss)	13,830	24,285	(8,787)	68,236	1,435	(79,609)	4,507	(4,690)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	—	285	—	—	1,340
69005 Employee Recruiting	1,013	1,018	1,583	1,337	15,099
69505 Other	60	9	54	36	2,078
69605 Discounts Lost	—	—	—	—	127
69610 Discounts Taken	—	—	—	—	(152)
69525 Sales & Use Tax Due	—	—	—	—	—

Total Misc. Expenses	2,363	2,942	4,281	3,302	42,691

Total Operating Expense	173,044	178,050	167,491	153,419	2,126,915

Gross Margin	107,056	110,169	130,355	132,387	1,500,312

Gross Margin Percent	38%	38%	44%	46%	41%
69705 Casualty Loss	—	—	—	—	—
69805 Bad Debt Expense	—	—	—	—	7,477
70005 Corporate Allocation	—	—	—	—	—
72305 Property Taxes	9,547	10,523	5,611	15,434	116,097
72405 Insurance-Liability & Hazard	7,370	9,373	9,454	6,594	135,831

Total Other Fees	16,917	19,895	15,065	22,029	259,405

72505 Accounting	1,211	1,911	2,048	(2,171)	10,121
73005 Legal	2,546	1,768	866	567	11,723
73510 Donations & Contributions	—	—	—	—	—
74005 Consulting Fees	—	250	—	—	250
74015 Professional Fees - Other	510	(510)	—	—	37
75005 Property Management Fees	14,005	13,804	15,500	14,290	181,361
75105 Partnership Admin Fees	471	632	3,009	3,087	23,754
75510 Other Penalties/Fin. Fee	—	—	—	—	225
75515 Licenses & Fees Legal	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—

Total Professional Fees	18,743	17,854	21,422	15,774	228,272

EBITDAR	71,396	72,420	93,867	94,584	1,012,635

EBITDAR Percent	25%	25%	32%	33%	28%
77005 Operating Lease	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—

Total Leases	—	—	—	—	—

80005 Interest Income	(347)	(299)	(334)	(339)	(4,958)
80505 Other Non-Operating Income	—	—	(214)	—	(1,228)
87010 Extraordinary Items -Net Tax	—	—	—	—	—

Total Non-Operating Income/Expense	(347)	(299)	(549)	(339)	(6,186)

83005 Interest Expense	51,696	51,671	51,722	51,543	621,101
83025 Int Exp MIP	3,208	3,208	3,208	3,208	35,285

Total Interest Expense	54,904	54,879	54,929	54,751	656,385

EBTDA	16,839	17,839	39,487	40,172	362,436

EBTDA Percent	6%	6%	13%	14%	10%
77505 Depreciation	28,371	28,716	28,523	28,682	340,072
78005 Amortization	389	389	389	389	4,669
78015 Amortization - Start Up	—	—	—	—	—

Total Depreciation & Amortization	28,760	29,106	28,912	29,071	344,741

Net Income (Loss)	(11,920)	(11,266)	10,574	11,101	17,695

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	Montego Heights
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	280,072	258,516	251,847	263,397	257,824	264,416	262,535
40010 Revenue-Rent Refunds/Proration	(833)	—	—	—	—	(1,010)	—

Total Rental Revenue	279,238	258,516	251,847	263,397	257,824	263,406	262,535

40110 Revenue-AL Level 1	9,348	9,847	7,863	7,025	7,543	6,885	7,263
40115 Revenue-AL Level 2	6,603	7,100	7,475	9,550	9,251	5,090	5,919
40120 Revenue-AL Level 3	9,747	3,344	4,075	3,500	3,960	4,525	6,562
40125 Revenue-AL Level 4	4,675	5,650	4,928	4,675	4,815	5,700	6,195
40130 Revenue-AL Level 5	7,846	7,645	8,930	9,404	8,279	8,830	9,325
40135 Revenue-AL Level 6	3,565	4,125	4,125	5,525	4,947	8,465	10,335
40140 Revenue-AL Level 7	2,750	816	1,375	1,090	315	4,534	1,400
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	44,534	38,527	38,771	40,768	39,110	44,029	46,999

40515 Revenue-Other	3,818	1,815	1,442	946	2,324	639	1,419
40525 Revenue-Processing/App Fees	3,000	1,200	5,100	2,400	1,600	5,400	2,906

Total Other Revenue	6,818	3,015	6,542	3,346	3,924	6,039	4,325

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(6,497)	(2,063)	(119)	(1,055)	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(6,497)	(2,063)	(119)	(1,055)	—	—	—

Total Revenue	324,093	297,995	297,040	306,456	300,858	313,474	313,859

50005 Payroll Expense-Regular	72,551	74,663	79,714	66,711	78,883	70,781	79,208
50405 Payroll Expense-Overtime	4,045	4,070	4,164	6,562	5,521	6,781	4,481
50705 Payroll Expense-Doubletime	196	491	612	662	390	47	703
51005 Bonuses	2,188	2,588	4,476	2,950	3,013	2,938	(1,945)
51505 Vacation, Sick, Holiday	8,827	6,910	6,216	19,328	(7,659)	7,977	4,129
51805 Employee Recognition	—	134	533	105	—	—	100
52005 Payroll Taxes	10,354	9,383	8,999	8,432	8,162	5,288	7,447
52505 401K/401A	96	106	90	100	192	240	211
52805 Group Insurance	4,749	5,241	5,947	5,984	6,361	1,346	5,303
53005 Worker’s Comp Insurance	5,800	6,190	5,352	4,799	5,434	5,986	5,594

Total Payroll Expenses	108,807	109,775	116,102	115,633	100,296	101,384	105,231

53305 Outside Service - Medical	—	57	—	—	—	105	—
53505 Temporary Services	6,900	—	—	672	436	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	219	220	224	268	224	228	228
55005 Outside Service Other	65	2,651	32	125	368	33	217

Total Purchase Services	7,183	2,928	255	1,065	1,027	365	445

Total Payroll Related	115,989	112,703	116,357	116,697	101,323	101,749	105,676

Total Payroll Related % Total Revenue	36%	38%	39%	38%	34%	32%	34%
56505 Food	21,190	14,647	23,538	15,811	23,847	20,938	19,663
57005 Housekeeping	1,196	592	439	423	2,308	79	2,379
57505 Kitchen Supplies	4,141	3,798	905	1,053	632	1,390	1,179
58005 Assisted Living Supplies	126	—	410	85	233	258	98
59005 Laundry & Linen/Uniforms	242	1,210	1,356	1,998	1,335	1,262	790
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,090	1,449	1,540	1,876	1,357	1,709	1,357
59510 Banquet Expense	1,667	500	792	500	500	500	500
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	29,652	22,196	28,980	21,745	30,210	26,136	25,967

60005 Office Supplies	1,656	3,391	3,741	1,815	3,746	2,173	813

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	334	—	670	991	161	361
61020 Repairs - Plumbing	—	285	209	—	692	—	—
61025 Repairs - Fire Systems	89	108	—	—	—	—	695
61030 Repairs - HVAC	9	577	4,075	1,067	864	634	275
61035 Repairs - Gen. Supplies	402	1,566	1,205	1,125	3,352	2,112	2,124
61040 Repairs - Equipment	1,101	—	589	519	731	128	—
61045 Repairs - Other Interior	400	—	172	439	428	—	—
61055 Repairs - Other Exterior	226	449	305	—	629	—	(114)
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,227	3,319	6,555	3,819	7,688	3,034	3,341

61505 Contracts - Elevator	557	557	557	887	557	557	557
61510 Contracts - Floor Maint	411	411	1,100	853	853	853	1,253
61515 Contracts - Alarm/Fire	—	945	161	—	731	—	(232)
61520 Contracts-HVAC	—	—	—	—	1,145	300	1,292
61525 Contracts - Pest Control	227	1,335	327	327	427	227	327
61535 Contracts - Other	—	370	—	—	216	—	—

Total Service Contracts	1,195	3,617	2,146	2,067	3,929	1,936	3,197

62005 Land Maintenance	1,350	1,350	1,350	1,350	1,916	2,700	1,289

Total Land Maintenance	1,350	1,350	1,350	1,350	1,916	2,700	1,289

62505 Rental/Lease - Cable	2,531	2,531	2,531	2,531	2,531	2,531	2,531
62510 Rental/Lease - Security	—	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	983	1,179	942	1,212	1,409	738	1,374
62540 Rental/Lease - Auto	1,257	1,257	1,149	1,149	1,149	1,149	1,149
62555 Rental/Lease - Other	—	—	—	178	108	—	—

Total Rental and Leases	4,771	4,968	4,622	5,070	5,198	4,418	5,055

63010 Utilities - Electricity	8,575	7,584	8,733	7,692	11,798	16,562	15,939
63015 Utilities - Water	1,518	1,604	595	981	2,848	2,536	2,690
63020 Utilities - Gas	11,457	9,076	8,247	6,846	3,303	3,190	3,300
63025 Utilities - Telephone	738	833	653	891	683	533	606
63030 Utilities - Trash	770	770	818	770	464	826	939

Total Utilities	23,058	19,867	19,046	17,179	19,096	23,647	23,474

63505 Marketing and Advertising	1,720	1,362	536	1,515	379	304	572
63510 Printed Materials	335	—	48	—	21	507	363
63515 Special Events	359	736	1,403	85	277	1,129	207
63520 Yellow Pages	632	2,662	632	632	632	632	632
63525 Newspaper and Magazine	85	1,725	165	407	294	347	127
63530 Advertising	—	—	—	180	95	504	—
64005 Referral Fees - Residents	(180)	—	1,095	2,238	1,775	—	1,588

Total Marketing and Advertising	2,950	6,484	3,879	5,057	3,472	3,423	3,489

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	155	—	—	—
65005 Gas	—	668	219	325	112	316	374
65010 Auto Service And Repair	—	547	—	508	770	—	—
65015 Other Automobile	—	—	—	—	672	—	—
65505 Travel & Lodging	—	448	171	262	195	—	—
66005 Mileage	—	—	—	552	64	22	—
66505 Meals & Entertainment	—	69	48	72	40	40	—
67005 License and Fingerprints	139	279	139	1,268	1,682	795	(44)
68005 Dues and Subscriptions	70	—	37	582	211	210	50
[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	273,428	274,083	253,830	252,691	257,346	3,149,985
40010 Revenue-Rent Refunds/Proration	(1,659)	(4,373)	—	(1,219)	(1,274)	(10,367)

Total Rental Revenue	271,769	269,711	253,830	251,472	256,072	3,139,617

40110 Revenue-AL Level 1	5,869	6,779	6,087	6,175	2,947	83,629
40115 Revenue-AL Level 2	5,525	6,381	4,691	4,477	2,382	74,443
40120 Revenue-AL Level 3	6,447	3,175	4,496	5,574	5,575	60,980
40125 Revenue-AL Level 4	10,009	9,925	7,800	6,634	9,201	80,207
40130 Revenue-AL Level 5	3,398	7,205	5,975	5,132	(1,377)	80,591
40135 Revenue-AL Level 6	8,665	13,067	11,545	12,665	9,600	96,629
40140 Revenue-AL Level 7	(3,197)	3,514	5,227	4,190	3,928	25,942
40170 Revenue-Alzh Lev1	—	—	—	1,440	(1,440)	—

Total AL Services Revenue	36,716	50,045	45,821	46,287	30,816	502,421

40515 Revenue-Other	65	1,130	1,203	913	937	16,650
40525 Revenue-Processing/App Fees	1,000	6,595	3,600	1,000	1,000	34,801

Total Other Revenue	1,065	7,725	4,803	1,913	1,937	51,451

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	(9,734)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	(9,734)

Total Revenue	309,550	327,481	304,454	299,672	288,824	3,683,756

50005 Payroll Expense-Regular	82,292	75,409	78,206	79,331	79,615	917,364
50405 Payroll Expense-Overtime	3,093	3,670	3,277	3,223	3,449	52,335
50705 Payroll Expense-Doubletime	79	119	102	29	344	3,773
51005 Bonuses	(1,495)	(2,245)	(2,295)	(2,845)	(2,495)	4,834
51505 Vacation, Sick, Holiday	7,009	4,261	6,102	5,919	5,284	74,302
51805 Employee Recognition	200	100	75	100	—	1,346
52005 Payroll Taxes	6,422	6,706	6,897	5,409	7,308	90,806
52505 401K/401A	229	230	134	363	215	2,204
52805 Group Insurance	7,607	8,648	3,664	4,911	4,589	64,351
53005 Worker’s Comp Insurance	5,945	7,004	6,291	6,291	6,854	71,539

Total Payroll Expenses	111,380	103,901	102,453	102,732	105,163	1,282,856

53305 Outside Service - Medical	—	—	—	—	35	197
53505 Temporary Services	—	—	—	—	2	8,010
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	228	228	235	217	258	2,775
55005 Outside Service Other	(22)	35	27	—	—	3,529

Total Purchase Services	206	263	262	217	295	14,511

Total Payroll Related	111,586	104,163	102,715	102,949	105,458	1,297,366

Total Payroll Related % Total Revenue	36%	32%	34%	34%	37%	35%
56505 Food	19,667	20,035	19,096	18,678	18,207	235,317
57005 Housekeeping	1,164	1,331	1,457	767	1,039	13,175
57505 Kitchen Supplies	2,259	2,007	3,579	2,471	4,855	28,269
58005 Assisted Living Supplies	160	607	156	220	145	2,496
59005 Laundry & Linen/Uniforms	1,360	906	306	1,366	1,254	13,385
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	1,443	1,909	2,148	851	1,834	18,562
59510 Banquet Expense	500	500	500	536	3,369	10,364
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	26,553	27,296	27,242	24,888	30,703	321,568

60005 Office Supplies	1,359	1,150	496	2,785	2,305	25,429

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs -Electrical	—	—	—	—	—	2,517
61020 Repairs - Plumbing	300	—	483	—	1,015	2,983
61025 Repairs - Fire Systems	—	—	—	360	1,331	2,582
61030 Repairs - HVAC	290	1,543	574	2,422	5,218	17,547
61035 Repairs - Gen. Supplies	1,210	995	3,307	939	6,860	25,196
61040 Repairs - Equipment	—	431	738	501	150	4,888
61045 Repairs - Other Interior	—	—	200	—	—	1,640
61055 Repairs - Other Exterior	—	225	—	918	—	2,639
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,800	3,194	5,301	5,140	14,573	59,990

61505 Contracts - Elevator	557	557	557	557	557	7,014
61510 Contracts - Floor Maint	1,093	1,063	1,253	853	1,253	11,246
61515 Contracts - Alarm/Fire	478	(58)	232	1,627	—	3,884
61520 Contracts-HVAC	893	305	305	522	305	5,066
61525 Contracts - Pest Control	254	327	(32)	486	311	4,543
61535 Contracts - Other	—	—	422	170	—	1,178

Total Service Contracts	3,275	2,193	2,737	4,215	2,426	32,931

62005 Land Maintenance	1,350	1,830	1,350	1,350	1,670	18,855

Total Land Maintenance	1,350	1,830	1,350	1,350	1,670	18,855

62505 Rental/Lease - Cable	2,531	2,531	2,531	2,531	3,024	30,869
62510 Rental/Lease - Security	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	972	1,222	1,413	986	645	13,073
62540 Rental/Lease - Auto	1,149	1,041	1,041	1,041	1,041	13,575
62555 Rental/Lease - Other	—	—	—	—	—	286

Total Rental and Leases	4,652	4,794	4,985	4,558	4,710	57,803

63010 Utilities - Electricity	17,358	18,065	16,469	8,982	7,953	145,710
63015 Utilities - Water	2,533	2,733	2,678	2,391	1,649	24,754
63020 Utilities - Gas	3,288	2,467	2,028	2,272	4,330	59,803
63025 Utilities - Telephone	753	802	745	609	878	8,722
63030 Utilities - Trash	770	920	939	820	777	9,583

Total Utilities	24,701	24,986	22,859	15,074	15,586	248,573

63505 Marketing and Advertising	1,456	1,603	605	286	866	11,203
63510 Printed Materials	686	346	196	216	608	3,326
63515 Special Events	1,495	908	502	522	2,017	9,640
63520 Yellow Pages	632	632	632	(5,104)	261	3,507
63525 Newspaper and Magazine	200	—	64	818	4,157	8,386
63530 Advertising	—	—	63	32	27	900
64005 Referral Fees - Residents	2,148	2,020	—	1,000	1,600	13,283

Total Marketing and Advertising	6,615	5,509	2,062	(2,231)	9,536	50,246

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	216	—	—	—	—	371
65005 Gas	400	295	418	377	259	3,763
65010 Auto Service And Repair	—	—	—	416	111	2,352
65015 Other Automobile	—	—	—	—	—	672
65505 Travel & Lodging	—	—	237	33	817	2,162
66005 Mileage	19	110	—	—	—	767
66505 Meals & Entertainment	—	250	—	—	—	520
67005 License and Fingerprints	581	638	387	971	387	7,223
68005 Dues and Subscriptions	36	211	12	12	430	1,861

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	Montego Heights
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68505 Seminars and Training	—	83	530	1,059	154	98	157
69005 Employee Recruiting	142	(140)	2,293	5,393	2,082	1,371	108
69505 Other	654	200	995	2,847	1,095	61	125
69605 Discounts Lost	—	—	—	—	—	839	—
69610 Discounts Taken	(442)	(527)	(204)	(234)	(213)	(154)	(64)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	563	1,627	4,228	12,789	6,863	3,599	706

Total Operating Expense	183,412	179,522	190,903	187,588	183,441	172,815	173,006

Gross Margin	140,681	118,473	106,137	118,867	117,417	140,658	140,853

Gross Margin Percent	43%	40%	36%	39%	39%	45%	45%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	5,716	8,983	(4,684)	5,216	(6,803)	2,201	811
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	9,499	8,789	9,145	9,145	9,146	9,146	9,145
72405 Insurance-Liability & Hazard	2,569	2,569	2,569	4,632	4,632	4,087	4,379

Total Other Fees	20,926	17,198	7,030	18,992	6,974	15,434	14,335

72505 Accounting	596	320	458	458	486	486	549
73005 Legal	5,728	(4,861)	1,083	426	471	5,419	1,151
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	28
75005 Property Management Fees	15,043	16,062	14,852	15,323	15,043	15,674	15,462
75105 Partnership Admin Fees	10,357	(1,923)	2,181	2,877	3,868	(1,511)	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	31,724	9,598	18,731	19,084	19,868	20,067	17,190

EBITDAR	88,031	91,677	80,376	80,792	90,575	105,157	109,329

EBITDAR Percent	27%	31%	27%	26%	30%	34%	35%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	—	(247)	—	(1,654)	(760)	(829)	(843)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(247)	—	(1,654)	(760)	(829)	(843)

83005 Interest Expense	52,149	52,404	52,117	52,113	52,081	52,058	52,035
83025 Int Exp MIP	—	6,285	3,142	3,142	4,660	4,660	4,660

Total Interest Expense	52,149	58,688	55,260	55,255	56,742	56,719	56,696

EBTDA	35,882	33,235	25,116	27,191	34,593	49,266	53,476

EBTDA Percent	11%	11%	8%	9%	11%	16%	17%
77505 Depreciation	28,122	28,184	28,257	28,252	28,318	28,360	28,349
78005 Amortization	420	428	246	387	359	361	391
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	28,542	28,611	28,502	28,639	28,677	28,721	28,740

Net Income (Loss)	7,340	4,624	(3,386)	(1,449)	5,916	20,546	24,736

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	—	417	223	—	1,125	3,847
69005 Employee Recruiting	3,834	713	958	2,969	1,277	21,000
69505 Other	57	4,706	282	—	102	11,122
69605 Discounts Lost	—	69	—	—	3	912
69610 Discounts Taken	(2)	2	(3)	—	—	(1,842)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	5,142	7,410	2,514	4,778	4,511	54,730

Total Operating Expense	187,033	182,525	172,261	163,506	191,479	2,167,491

Gross Margin	122,517	144,956	132,193	136,166	97,346	1,516,265

Gross Margin Percent	40%	44%	43%	45%	34%	41%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	2,155	(4,043)	1,864	—	—	11,416
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	9,145	9,145	9,145	9,145	10,163	110,756
72405 Insurance-Liability & Hazard	4,885	4,632	4,767	4,632	4,632	48,983

Total Other Fees	16,184	9,734	15,776	13,777	14,794	171,154

72505 Accounting	549	549	1,049	3,249	2,984	11,735
73005 Legal	8,085	8,279	1,743	378	371,269	399,172
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	250	—	—	—	407
74015 Professional Fees - Other	—	—	—	—	—	28
75005 Property Management Fees	15,709	16,374	15,223	14,984	14,441	184,188
75105 Partnership Admin Fees	6,254	3,591	3,580	3,841	(6,614)	26,499
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	30,598	29,043	21,595	22,452	382,081	622,029

EBITDAR	75,735	106,179	94,822	99,938	(299,529)	723,081

EBITDAR Percent	24%	32%	31%	33%	-104%	20%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(789)	(843)	(679)	(803)	(770)	(8,217)
80505 Other Non-Operating Income	—	(15)	—	—	—	(15)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(789)	(858)	(679)	(803)	(770)	(8,232)

83005 Interest Expense	52,012	51,989	51,965	51,942	51,918	624,784
83025 Int Exp MIP	4,660	4,660	4,660	4,660	—	45,192

Total Interest Expense	56,673	56,649	56,626	56,602	57,918	669,976

EBTDA	19,852	50,388	38,876	44,139	(350,677)	61,337

EBTDA Percent	6%	15%	13%	15%	-121%	2%
77505 Depreciation	28,317	29,056	28,379	28,447	28,508	340,550
78005 Amortization	380	384	384	384	389	4,513
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	28,697	29,441	28,763	28,831	28,897	345,062

Net Income (Loss)	(8,845)	20,947	10,113	15,308	(379,575)	(283,725)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	MONTEGO HEIGHTS LODGE
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	262,715	261,256	270,139	258,772	256,161	247,303	266,027
40010 Revenue-Rent Refunds/Proration	(774)	(618)	(1,413)	(1,985)	—	—	—

Total Rental Revenue	261,941	260,639	268,725	256,787	256,161	247,303	266,027

40110 Revenue-AL Level 1	10,125	3,295	10,115	12,253	10,900	29,688	(8,509)
40115 Revenue-AL Level 2	7,110	7,217	7,815	11,395	8,977	(575)	14,768
40120 Revenue-AL Level 3	7,632	9,278	7,646	4,102	7,093	8,151	7,491
40125 Revenue-AL Level 4	6,200	11,775	6,035	2,930	2,910	—	5,390
40130 Revenue-AL Level 5	3,525	2,360	4,726	4,700	3,525	6,825	(8,000)
40135 Revenue-AL Level 6	2,750	5,500	1,375	1,375	1,375	—	4,910
40140 Revenue-AL Level 7	3,340	590	3,340	3,515	590	—	—
40170 Revenue-Alzh Lev1	—	—	—	—	—	—	—

Total AL Services Revenue	40,682	40,014	41,051	40,270	35,370	44,089	16,050

40515 Revenue-Other	2,317	1,821	1,460	1,556	1,470	—	2,283
40525 Revenue-Processing/App Fees	15,950	3,430	1,800	4,200	1,800	—	500

Total Other Revenue	18,267	5,251	3,260	5,756	3,270	—	2,783

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(3,200)	(3,232)	(7,430)	(5,573)	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(3,200)	(3,232)	(7,430)	(5,573)	—	—	—

Total Revenue	317,690	302,672	305,606	297,240	294,800	291,392	284,860

50005 Payroll Expense-Regular	74,310	76,532	83,860	72,654	76,372	57,716	70,912
50405 Payroll Expense-Overtime	7,520	6,757	4,031	4,834	4,978	4,802	8,676
50705 Payroll Expense-Doubletime	822	672	230	275	365	546	554
51005 Bonuses	1,500	1,800	5,059	759	1,200	2,000	1,700
51505 Vacation, Sick, Holiday	8,802	6,877	4,540	2,966	(72)	3,879	4,579
51805 Employee Recognition	—	—	—	—	—	—	—
52005 Payroll Taxes	10,631	9,829	9,838	8,523	8,602	5,762	7,907
52505 401K/401A	192	216	136	135	119	223	183
52805 Group Insurance	3,478	4,101	6,502	4,340	5,049	4,517	4,075
53005 Worker’s Comp Insurance	2,729	2,729	3,384	6,008	5,772	5,179	5,572

Total Payroll Expenses	109,985	109,513	117,580	100,494	102,384	84,623	104,158

53305 Outside Service - Medical	1,610	295	685	285	—	—	—
53505 Temporary Services	3,201	2,238	827	295	3,903	5,845	5,845
53510 Temporary Services - AL	149	—	—	—	—	—	—
54005 Payroll Service	—	366	187	227	213	216	206
55005 Outside Service Other	25	14	3	—	—	—	—

Total Purchase Services	4,984	2,913	1,702	806	4,116	6,062	6,051

Total Payroll Related	114,969	112,426	119,281	101,300	106,501	90,685	110,209

Total Payroll Related % Total Revenue	36%	37%	39%	34%	36%	31%	39%
56505 Food	25,191	18,910	25,633	17,828	21,591	20,992	21,553
57005 Housekeeping	910	2,714	1,655	971	2,204	1,847	1,448
57505 Kitchen Supplies	2,738	1,502	2,212	1,076	1,773	1,814	1,875
58005 Assisted living Supplies	229	504	590	59	5	110	162
59005 Laundry & Linen/Uniforms	4,507	1,335	1,862	1,600	866	676	618
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,287	717	858	1,252	(70)	(56)	2,330
59510 Banquet Expense	221	500	500	—	—	—	—
59555 NMS-Foodservices	—	—	—	—	4,646	(1,903)	2,571
59560 NMS-Housekeeping	—	—	—	—	4,201	1,316	2,289

Total Variable Expense	35,082	26,181	33,309	22,785	35,215	24,797	32,845

60005 Office Supplies	883	2,943	2,002	314	1,806	1,077	3,342

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	35	160	179	139	65	—	—
61020 Repairs - Plumbing	707	459	161	441	285	—	172
61025 Repairs - Fire Systems	—	—	—	232	—	—	—
61030 Repairs - HVAC	622	369	1,134	94	—	—	—
61035 Repairs - Gen. Supplies	162	1,081	(41)	307	1,127	1,132	961
61040 Repairs - Equipment	480	372	313	28	—	—	—
61045 Repairs - Other Interior	556	522	737	303	67	—	—
61055 Repairs - Other Exterior	—	—	599	—	433	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,562	2,962	3,082	1,544	1,977	1,132	1,133

61505 Contracts - Elevator	557	855	557	1,256	667	557	557
61510 Contracts - Floor Maint	411	411	411	411	411	411	—
61515 Contracts - Alarm/Fire	509	—	945	945	(856)	—	—
61520 Contracts-HVAC	—	—	—	—	—	881	—
61525 Contracts - Pest Control	227	227	227	227	227	2,000	227
61535 Contracts - Other	257	218	690	461	62	499	86

Total Service Contracts	1,961	1,711	2,830	3,300	510	4,348	871

62005 Land Maintenance	1,350	1,656	1,483	1,945	3,903	355	210

Total Land Maintenance	1,350	1,656	1,483	1,945	3,903	355	210

62505 Rental/Lease - Cable	2,531	2,531	2,531	2,531	2,531	2,531	2,531
62510 Rental/Lease - Security	—	—	—	—	—	978	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	499	573	583	1,432	874	758	142
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—	—

Total Rental and Leases	3,030	3,105	3,115	3,963	3,405	4,267	2,673

63010 Utilities - Electricity	8,560	7,308	8,804	8,388	11,607	13,404	11,839
63015 Utilities - Water	651	988	1,425	2,940	1,126	1,523	1,978
63020 Utilities - Gas	3,575	3,951	3,622	2,926	(2,800)	2,815	3,154
63025 Utilities - Telephone	700	597	602	637	584	607	649
63030 Utilities -Trash	770	770	812	812	770	—	1,582

Total Utilities	14,255	13,614	15,265	15,703	11,286	18,350	19,201

63505 Marketing and Advertising	3,922	3,408	966	1,421	530	722	6,651
63510 Printed Materials	—	27	—	308	1,154	—	205
63515 Special Events	255	1,391	352	931	1,608	701	431
63520 Yellow Pages	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	1,206	898	2,200	—	—	—

Total Marketing and Advertising	4,177	6,033	2,215	4,860	3,292	1,423	7,287

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	645	137	—	35	—	—	—
65010 Auto Service And Repair	458	166	(166)	680	687	—	—
65015 Other Automobile	84	—	—	—	—	—	—
65505 Travel & Lodging	212	6	51	—	—	—	—
66005 Mileage	67	7	—	39	85	—	42
66505 Meals & Entertainment	—	—	—	—	66	—	—
67005 License and Fingerprints	453	377	320	603	437	306	2,514
68005 Dues and Subscriptions	175	—	520	—	—	443	292

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	267,851	288,951	275,526	220,162	253,878	3,128,740
40010 Revenue-Rent Refunds/Proration	—	650	—	(1,198)	(1,738)	(7,076)

Total Rental Revenue	267,851	289,601	275,526	218,964	252,140	3,121,664

40110 Revenue-AL Level 1	12,011	9,567	10,637	3,664	6,947	110,692
40115 Revenue-AL Level 2	8,663	9,975	9,775	9,483	5,080	99,684
40120 Revenue-AL Level 3	5,294	5,425	7,175	3,875	5,341	78,501
40125 Revenue-AL Level 4	3,325	4,075	3,500	1,550	6,425	54,115
40130 Revenue-AL Level 5	2,605	6,650	5,475	4,500	3,160	40,051
40135 Revenue-AL Level 6	3,350	1,375	1,375	2,880	2,770	29,035
40140 Revenue-AL Level 7	—	2,750	2,750	2,750	2,750	22,375
40170 Revenue-Alzh Lev1	—	—	—	—	—	—

Total AL Services Revenue	35,247	39,817	40,687	28,704	32,473	434,453

40515 Revenue-Other	1,751	991	3,849	1,015	2,376	20,888
40525 Revenue-Processing/App Fees	—	—	—	—	—	27,680

Total Other Revenue	1,751	991	3,849	1,015	2,376	48,568

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(1,810)	—	(1,095)	(2,172)	—	(24,512)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(1,810)	—	(1,095)	(2,172)	—	(24,512)

Total Revenue	303,039	330,409	318,966	246,510	286,988	3,580,173

50005 Payroll Expense-Regular	87,050	75,187	77,420	78,235	79,078	909,326
50405 Payroll Expense-Overtime	6,270	4,237	3,823	3,551	3,856	63,334
50705 Payroll Expense-Doubletime	545	210	227	473	262	5,181
51005 Bonuses	1,100	1,700	718	1,700	1,500	20,736
51505 Vacation, Sick, Holiday	6,192	10,712	5,334	7,181	5,173	66,163
51805 Employee Recognition	—	—	—	—	—	—
52005 Payroll Taxes	7,498	6,982	7,486	7,496	7,520	98,073
52505 401K/401A	173	156	169	154	350	2,206
52805 Group Insurance	1,023	4,095	3,680	4,011	4,868	49,741
53005 Worker’s Comp Insurance	6,692	5,891	5,758	6,327	6,067	62,110

Total Payroll Expenses	116,543	109,170	104,615	109,127	108,676	1,276,868

53305 Outside Service - Medical	—	—	—	—	—	2,875
53505 Temporary Services	—	24,232	—	—	—	46,385
53510 Temporary Services - AL	—	—	—	—	—	149
54005 Payroll Service	212	237	229	226	227	2,547
55005 Outside Service Other	122	2,258	—	—	33	2,456

Total Purchase Services	335	26,727	229	226	260	54,410

Total Payroll Related	116,878	135,897	104,844	109,353	108,936	1,331,279

Total Payroll Related % Total Revenue	39%	41%	33%	44%	38%	37%
56505 Food	17,585	15,832	18,811	17,729	44,760	266,416
57005 Housekeeping	1,292	1,318	1,306	1,155	1,608	18,427
57505 Kitchen Supplies	1,272	1,258	1,401	1,317	1,048	19,288
58005 Assisted Living Supplies	74	(2)	87	9	336	2,164
59005 Laundry & Linen/Uniforms	516	1,571	410	1,482	2,966	18,407
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	912	1,595	1,527	787	1,509	12,648
59510 Banquet Expense	500	500	904	96	1,760	4,981
59555 NMS-Foodservices	—	—	—	(7,814)	—	(2,500)
59560 NMS-Housekeeping	—	—	—	1,864	—	9,670

Total Variable Expense	22,152	22,072	24,445	16,626	53,988	349,498

60005 Office Supplies	1,841	2,363	2,832	1,662	3,583	24,647

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	222	473	—	552	363	2,188
61020 Repairs - Plumbing	803	—	1,634	612	517	5,790
61025 Repairs - Fire Systems	128	—	—	—	—	360
61030 Repairs - HVAC	113	—	1,036	—	1,436	4,804
61035 Repairs - Gen. Supplies	535	1,201	1,111	940	1,091	9,605
61040 Repairs - Equipment	65	25	—	—	717	2,000
61045 Repairs - Other Interior	56	532	602	—	265	3,640
61055 Repairs - Other Exterior	—	—	522	226	—	1,780
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,921	2,230	4,905	2,331	4,388	30,167

61505 Contracts - Elevator	741	557	557	557	557	7,976
61510 Contracts - Floor Maint	75	(486)	411	411	411	3,285
61515 Contracts - Alarm/Fire	1,177	—	420	232	—	3,372
61520 Contracts-HVAC	881	—	—	881	—	2,642
61525 Contracts - Pest Control	(227)	454	227	454	227	4,497
61535 Contracts - Other	—	—	356	249	—	2,879

Total Service Contracts	2,647	525	1,971	2,783	1,195	24,651

62005 Land Maintenance	1,140	1,488	1,350	1,539	271	16,690

Total Land Maintenance	1,140	1,488	1,350	1,539	271	16,690

62505 Rental/Lease - Cable	2,531	2,531	2,531	2,531	2,531	30,376
62510 Rental/Lease - Security	(53)	—	—	—	—	925
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	1,035	938	988	1,144	1,014	9,981
62540 Rental/Lease - Auto	—	1,041	1,041	1,041	1,257	4,381
62555 Rental/Lease - Other	—	—	—	—	—	—

Total Rental and Leases	3,513	4,511	4,561	4,716	4,803	45,662

63010 Utilities - Electricity	13,962	11,671	10,480	7,523	7,622	121,168
63015 Utilities - Water	3,427	2,062	2,501	1,368	1,823	21,810
63020 Utilities - Gas	3,177	2,884	3,575	5,149	7,086	39,114
63025 Utilities - Telephone	514	471	2,249	743	958	9,310
63030 Utilities -Trash	770	1,076	812	306	1,540	10,020

Total Utilities	21,850	18,164	19,616	15,089	19,029	201,423

63505 Marketing and Advertising	4,103	413	711	434	2,565	25,846
63510 Printed Materials	275	216	582	—	214	2,981
63515 Special Events	440	244	369	1,133	754	8,608
63520 Yellow Pages	—	—	—	—	3,499	3,499
63525 Newspaper and Magazine	—	578	147	32	109	865
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	—	4,950	2,634	—	4,058	15,945

Total Marketing and Advertising	4,817	6,400	4,442	1,598	11,199	57,745

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	—	268	—	—	—	1,084
65010 Auto Service And Repair	—	—	96	298	—	2,220
65015 Other Automobile	—	—	—	—	—	84
65505 Travel & Lodging	384	192	—	—	—	845
66005 Mileage	—	—	122	—	—	362
66505 Meals & Entertainment	—	—	—	—	—	66
67005 License and Fingerprints	1,659	666	2,079	975	5,374	15,762
68005 Dues and Subscriptions	—	398	222	—	772	2,823

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	MONTEGO HEIGHTS LODGE
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68505 Seminars and Training	(140)	908	73	—	—	30	—
69005 Employee Recruiting	572	198	973	482	894	248	—
69505 Other	182	152	513	521	(51)	44	10
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	(69)	(40)	(68)	(67)	(22)	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	2,639	1,911	2,216	2,292	2,098	1,072	2,859

Total Operating Expense	180,908	172,542	184,798	158,006	169,994	147,506	180,631

Gross Margin	136,782	130,130	120,808	139,233	124,806	143,886	104,229

Gross Margin Percent	43%	43%	40%	47%	42%	49%	37%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	2,315	5,055	831	446	333	(8,978)	4,893
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	8,948	7,903	7,756	7,756	11,949	8,948	8,948
72405 Insurance-Liability & Hazard	1,933	1,933	1,929	2,554	2,554	2,569	2,569
72410 Mortgage Insurance Premium	—	—	—	—	—	—	—

Total Other Fees	13,196	14,891	10,515	10,755	14,836	2,539	16,410

72505 Accounting	417	417	417	417	417	346	346
73005 Legal	877	568	164	1,600	584	784	1,306
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	—
75005 Property Management Fees	15,147	14,917	16,234	14,862	14,740	13,170	15,643
75105 Partnership Admin Fees	4,842	4,740	3,822	5,649	3,767	5,921	9,770
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	21,283	20,641	20,637	22,527	19,508	20,471	27,064

EBITDAR	102,303	94,599	89,655	105,951	90,463	120,876	60,755

EBITDAR Percent	32%	31%	29%	36%	31%	41%	21%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	(14,206)	(3,834)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	(14,206)	(3,834)

83005 Interest Expense	55,357	55,306	55,256	55,205	55,153	55,102	4,912
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	55,357	55,306	55,256	55,205	55,153	55,102	4,912

EBTDA	46,947	39,292	34,400	50,746	35,303	79,980	59,676

EBTDA Percent	15%	13%	11%	17%	12%	27%	21%
77505 Depreciation	27,768	27,865	27,926	27,919	27,919	27,918	27,990
78005 Amortization	12,460	12,213	12,454	11,971	12,213	12,213	12,213
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	40,228	40,077	40,380	39,890	40,131	40,131	40,203

Net Income (Loss)	6,718	(785)	(5,980)	10,856	(4,822)	39,850	19,473

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	106	202	298	135	610	2,221
69005 Employee Recruiting	—	641	—	—	832	4,839
69505 Other	16	—	—	233	84	1,706
69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	—	—	(121)	(103)	(22)	(511)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,165	2,366	2,696	1,538	7,650	31,502

Total Operating Expense	178,924	196,017	171,661	157,236	215,040	2,113,264

Gross Margin	124,115	134,392	147,305	89,274	71,948	1,466,909

Gross Margin Percent	41%	41%	46%	36%	25%	41%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	—	9	15,620	(19,811)	(667)	44
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	8,948	8,948	8,948	8,948	10,128	108,129
72405 Insurance-Liability & Hazard	2,569	2,569	2,569	2,569	2,569	28,886
72410 Mortgage Insurance Premium	—	—	—	—	4,254	4,254

Total Other Fees	11,517	11,526	27,137	(8,294)	16,284	141,313

72505 Accounting	346	472	346	346	1,664	5,949
73005 Legal	1,051	5,593	410	348	353	13,636
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	116	116
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	15,152	16,520	15,947	17,342	9,335	179,009
75105 Partnership Admin Fees	4,368	4,479	2,667	14,711	(11,056)	53,679
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	20,916	27,064	19,369	32,747	411	252,638

EBITDAR	91,681	95,802	100,799	64,821	55,254	1,072,958

EBITDAR Percent	30%	29%	32%	26%	19%	30%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(1,793)	(276)	(139)	(77)	(77)	(20,402)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	80,761	80,761

Total Non-Operating Income/Expense	(1,793)	(276)	(139)	(77)	80,684	60,359

83005 Interest Expense	54,997	54,944	54,890	54,837	54,299	610,258
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	54,997	54,944	54,890	54,837	54,299	610,258

EBTDA	38,477	41,134	46,048	10,061	(79,729)	402,341

EBTDA Percent	13%	12%	14%	4%	-28%	11%
77505 Depreciation	27,815	27,916	28,128	28,121	27,495	334,779
78005 Amortization	12,213	12,213	12,213	12,213	4,745	139,331
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	40,028	40,129	40,340	40,334	32,239	474,110

Net Income (Loss)	(1,551)	1,005	5,707	(30,273)	(111,968)	(71,769)

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

4756 Clayton Road
Concord, CA 94521
593-C4	County: Contra Costa
Zoning: PD	Parcels and/or Legal:
133-080-039

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	Yes	Industrial:	No	Utilities Available:
Free Standing Retail:	No	Office:	No	all to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	7/2002

Sale Price

Reported:	4,400,000
Cash Equivalent:	4,400,000
0
Adjusted:	4,400,000
$ Per SqFt:	$20.91

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	210,438.00	4.83
Net Usable Area:	210,438.00	4.83
Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference: 239093
Grantor: Master Links Investment Corp.

Grantee: Oakmont SL of concord

Verification Contact:
   Public records

REMARKS

At the time of sale the site was improved with a heavily depreciated minature golf course. Reportedly, the buyer is planning on replacing these improvements with a 146-unit apartment complex.

Land Comparable 2

Property Name: Hotel Site	2611 Contra Costa Blvd
Pleasant Hill, CA 94523 - 4220
592 - C/6	County: Contra Costa
Zoning: PUD, Pleasant Hill	Parcels and/or Legal:
APN: 149-110-085,086 Legal: Por lots 13 thru 19
Walnut Creek Acres Unit 1 bk 25 pgs 848 & 849

POTENTIAL LAND USES

     Potential Land Uses:

Apartment:	No	Industrial:	No	Utilities Available:
		Office:	No	All Available to the Site
Golf:	No
Health Care:	No	Single Family:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	9/2001

Sale Price

Reported:	2,200,000
Cash Equivalent:	2,200,000
0
Adjusted:	2,200,000
$ Per SqFt:	$17.49

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	125,801.00	2.89
Net Usable Area:	125,801.00	2.89
Percent Usable:	100.00%

VERIFICATION

Recording Reference: 288121
Grantor: Pleasant Hill Redevelopment Agency

Grantee: Pleasant Hill Lodging Partner (LP)

Verification Contact:

    Seller: Diane Kearns (925) 671-5215
    Buyer: Roy Baker (316) 681-5100

REMARKS

The subject property was purchased to construct a 132-room all suites hotel. This hotel is under construction at this time.

Land Comparable 3

4640 Pacheco Boulevard
Martinez, CA 94553
n/a		County: Contra Costa
Zoning:	PD	Parcels and/or Legal:
161-262-023-5

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
None Available
Proposed Use
120 Unit Apartment
Complex

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	3/1999

Sale Price

Reported:	3,500,000
Cash Equivalent:	3,500,000
Capital Costs:	100,000
Adjusted:	3,600,000
$ Per SqFt:	$8.42

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	427,759.00	9.82
Net Usable Area:	427,759.00	9.82
Percent Usable:	100.00%

VERIFICATION

Recording Reference: 111016
Grantor: Muirterco, Inc.

Grantee: Nhpahp Development II LP

Verification Contact:
   Appraiser         ------ ( ) -

REMARKS

     Vacant site located along the south side of Pacheco Boulevard in Martinez. Site has rolling topography. No utilities were available to the site. A cost of $100,000 has been estimated to bring utilities to the property. The transaction had an extended escrow and did not close until 2000. Site was originally proposed for a 120 unit multi-family complex.

Land Comparable 4

100 Chilpancingo Parkway
Property Subtype: Vacant building site
Pleasant Hill, CA
County: Contra Costa
Zoning: PUD	Parcels and/or Legal:
153-030-077-9

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
All Public
Proposed Use
Apartments

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	7/1998

Sale Price

Reported:	1,574,000
Cash Equivalent:	1,574,000
0
Adjusted:	1,574,000
$ Per SqFt:	$9.00

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	174,936.00	4.02
Net Usable Area:	174,936.00	4.02
Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference: 181882, 181883
Grantor: Diamond Property, County of Contra Costa

Grantee: Bridge Housing Corp.

Verification Contact:
   Buyer

REMARKS

Transaction is an assemblage of two parcels located Chilpancingo Parkway. One of the two sites acquired was improved with a vacant restaurant building. The buyer planned to demolish the restaurant and use both sites for construction of a 71-unit, low income housing complex. Construction on the project is projected for the Spring of 2000. We estimated demolition costs on the 12,677 square foot restaurant building at $2.00 per square foot.

Land Comparable 5

Northwest corner of Crow Canyon Road and
San Ramon, CA 94587
County: Contra Costa
Zoning:	R-M, Multi-Family	Parcels and/or Legal:
208-510-001

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:
All available
Proposed Use Townhomes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Financing:	Cash To Seller
Sale Date:	4/1998

Sale Price

Reported:	4,600,000
Cash Equivalent:	4,600,000
Capital Costs:	180,000
Adjusted:	4,780,000
$ Per SqFt:	$10.97

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	435,600.00	10.00
Net Usable Area:	435,600.00	10.00
Percent Usable:	100.00%

VERIFICATION

Recording Reference: 080683
Grantor: John Muir/Mt. Diablo Health

Grantee: Braddock & Logan

Verification Contact:
   Public Records —

REMARKS

This is an assemblage purchase of two sites. One site was improved with a 60,000 SF medical office building which the buyer was responsible for demolition. The estimated cost of demolition was $3.00/SF or $180,000. Site was purchased for construction of an 85-unit townhome project.

ADDENDA

ADDENDUM G: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
   Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000
Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93
Subsidized:	No
Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
   Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600

Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900

Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000

Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
    Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261

Cap Rate	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000

Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
   Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000

Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$ Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

Occupancy at Sale:	90.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross	$1,200,000
Operating Expenses:	$830,000	0.69%
Net Operating Income:	$370,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620

No. of Effective Beds:	91

Subsidized:	No

VERIFICATION

Recording Reference: 2596536
Grantor: WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
   Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328

Year Built:	1997
Quality:	Poor
Condition:	Good

Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000

Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%

EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000

Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06

Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60

Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981

Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon - Certified General Appraiser – license No. C000186

•	State of Montana - Certified General Appraiser – License No. 281

•	State of Washington - Certified General Appraiser – License No.

•	State of Idaho – Certified General Appraiser – license No. E442OK

•	State of Utah – Certified General Appraiser – License No. CG00043062

•	State of California – Certified General Appraiser – License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group.

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon - Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979

Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05
Georgia, license number 261786
Idaho, license number CGA-162
Montana, license number 279RAG
Nebraska, license number CG230108R
Oregon, license number C000200
Utah, license number CG00043063
Washington, license number 1100382
Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988,1995,1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.